Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

Amendment No. 1, dated as of August 20, 2012 (this “Amendment” or this “Amendment No. 1”), to the Credit Agreement, dated as of March 17, 2011 (the “Credit Agreement”), among Warner Chilcott Holdings Company III, Limited, a company organized under the laws of Bermuda (the “Parent Guarantor”), WC Luxco S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand-Duchy of Luxembourg, having a share capital of USD 20.000, having its registered office at 67, rue Ermesinde, L-1469 Luxembourg and registered with the Luxembourg trade and companies register under number B145.883 (the “Luxco Borrower”), Warner Chilcott Corporation, a Delaware corporation (the “US Borrower”), Warner Chilcott Company, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (the “PR Borrower”), each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Parent has advised that it wishes to make a one-time dividend payment in an amount not to exceed $4.00 per share (the “Dividend Payment”),

WHEREAS, the Parent has further advised of its intention to cause certain of its Subsidiaries to borrow the New Term Loans in an aggregate principal amount not to exceed $600 million, the proceeds of which, together with cash on hand, will be used to make the Dividend Payment and pay fees and expenses incurred in connection with the Dividend Payment and the financing therefor,

WHEREAS, the Parent has requested that the Credit Agreement be amended to reflect the New Term Loans, to permit the Dividend Payment and to make certain other changes reflected herein,

WHEREAS, (a) each financial institution executing this Amendment as a “Term B-4 Lender” has agreed, on the terms and conditions set forth herein, to extend Term B-4 Loans in the amount set forth opposite such Term B-4 Lender’s name under the heading “Term B-4 Commitment” on Schedule 2.01B hereto and to become a Term B-4 Lender for all purposes under the Credit Agreement, (b) each financial institution executing this Amendment as a “Term B-5 Lender” has agreed, on the terms and conditions set forth herein, to extend Term B-5 Loans in the amount set forth opposite such Term B-5 Lender’s name under the heading “Term B-5 Commitment” on Schedule 2.01B hereto and to become a Term B-5 Lender for all purposes under the Credit Agreement, (c) each financial institution executing this Amendment as an “Additional Term B-1 Lender” has agreed, on the terms and conditions set forth herein, to extend Additional Term B-1 Loans in the amount set forth opposite such Additional Term B-1 Lender’s name under the heading “Additional Term B-1 Commitment” on Schedule 2.01B hereto and to become an Additional Term B-1 Lender for all purposes under the Credit Agreement and (d) each Lender executing this Amendment No. 1 as an “Existing Lender” has agreed to amend the Credit Agreement to effect the changes described herein, in each case on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                      Amendments.

(a)           Section 1A Amendments.

(i)       The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

(ii)       The Schedules to the Credit Agreement are hereby amended by (i) amending and restating Schedule IV of the credit agreement in its entirety by Schedule IV hereto, (ii) adding Schedule 2.01B hereto as a new Schedule 2.01B to the Credit Agreement and (iii) by adding Schedule 4.03D as a new Schedule 4.03D to the Credit Agreement.

(iii)       The Exhibits to the Credit Agreement are hereby amended as follows:

(A)           Exhibit A of the Credit Agreement is hereby amended and restated in its entirety by Exhibit A hereto.

(B)           Exhibit C-1 of the Credit Agreement is hereby amended and restated in its entirety by Exhibit C-1 hereto.

(C)           Exhibit D of the Credit Agreement is hereby amended and restated in its entirety by Exhibit D hereto.

(D)           Exhibit E of the Credit Agreement is hereby amended and restated in its entirety by Exhibit E hereto.

(E)           Exhibit R of the Credit Agreement is hereby amended and restated in its entirety by Exhibit R hereto.

(F)           Exhibits C-3, T and U are hereby added as new Exhibits to the Credit Agreement.

The amendments to the Credit Agreement contemplated by this Section 1(a) are referred to herein as the “Section 1A Amendments”.

(b)           Section 1B Amendment.

(i)       Immediately following the Section 1B Amendment Effective Date, each Existing Lender that is a Term B Lender (referred to herein collectively as the “Existing Term B Lenders”) that as of such date holds Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and each Additional B-1 Lender shall be deemed to have assigned to or assumed from each Existing Term B Lender and each Additional B-1 Lender, as applicable, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and/or Additional Term B-1 Loans, such that after giving effect to such assignments each Existing Term B Lender and each Additional Term B-1 Lender as of the Section 1B Amendment Effective Date shall hold a ratable portion of the aggregate outstanding amount of each of the Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and Additional Term B-1 Loans that is equal to the proportion of the aggregate outstanding amount Term B Loans (excluding Term B-4 Loans and Term B-5 Loans) held by it immediately prior to giving effect to such deemed assignments (such deemed assignments are referred to in this Amendment No. 1 as the “Deemed Term B Loan Assignments”); provided that no Existing Term B Lender’s or Additional Term B-1 Lender’s aggregate outstanding amount of Term B Loans shall be increased or decreased as a result of the Deemed Term B Loan Assignments.

(ii)       Each of the Existing Term B Lenders, Additional Term B-1 Lenders, the Borrowers and the Administrative Agent shall be deemed to have consented to the Existing Term B Loan Assignments and New Term B Loan Assignments, as applicable, by executing a counterpart to this Amendment No. 1.

(iii)       Notwithstanding anything else in the Credit Agreement to the contrary, including the provisions of Section 10.07 thereof, the Administrative Agent is hereby authorized to take any and all actions the Administrative Agent, in its sole discretion, deems necessary to effect the amendments described in this Section 1(b), including, without limitation, to make such modifications to the Register as are necessary to affect the Existing Term B Loan Assignments and the New Term B Loan Assignments.

The amendments to the Credit Agreement contemplated by this Section 1(b) are referred to herein as the “Section 1B Amendments”.

Section 2.                      Effectiveness of this Amendment No. 1.  (a) This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been (or are or will be substantially concurrently therewith) satisfied (the “Amendment No. 1 Effective Date”); provided that the Section 1B Amendment shall not become operative until each of the conditions set forth in clause (b) below have been satisfied in accordance with their terms:

i)           the Administrative Agent shall have received (i) this Amendment, duly executed and delivered by (v) the Borrowers, (w) a number of Lenders sufficient to constitute the Required Lenders, (x) Term B-4 Lenders committing to provide Term B-4 Loans in an aggregate principal amount not less than $250,000,000, (y) Term B-5 Lenders committing to provide Term B-5 Loans in an aggregate principal amount not less than $50,000,000, (z) Additional Term B-1 Lenders committing to provide Additional Term B-1 Loans in an aggregate principal amount not less than $300,000,000 and (ii) a Guarantor Consent and Reaffirmation, in the form attached hereto as Annex B, duly executed and delivered by each Guarantor;

(ii)           the Borrower shall have paid all fees and expenses payable to the Lenders, Administrative Agent and Amendment No. 1 Lead Arrangers on the Amendment No. 1 Effective Date, including as set forth in Section 3 hereof (to the extent invoiced a reasonable period of time prior to the Amendment No. 1 Effective Date); and

(iii)           the Administrative Agent and Amendment No. 1 Lead Arrangers shall have received a satisfactory legal opinion of Davis Polk & Wardwell LLP.

For the avoidance of doubt, the effectiveness of the Section 1B Amendment is not a condition precedent to the effectiveness of the Section 1A Amendment.

(b)  The Section 1B Amendment shall become effective on the date that the following conditions have been satisfied (the “Section 1B Amendment Effective Date”):

(i) each of the conditions set forth in Section 2(a) above have been satisfied in accordance with their terms; and

(ii) the Administrative Agent shall have received executed signature pages hereto from each Existing Term B Lender.  Each Existing Term B Lender that submits and executed counterpart hereto acknowledges and agrees that such submission is irrevocable.

Section 3.                      Fees and Reimbursement of Expenses.

(a)           The Borrowers agree to pay to the Administrative Agent, for the ratable benefit of each consenting Lender, an irrevocable and non-refundable fee in an amount equal to 0.15% of such Lender’s Commitment (the “Amendment Fee”), which Amendment Fee shall be fully earned and payable on the Amendment No. 1 Effective Date.

(b)           The Borrowers agree to pay in accordance with the terms of Section 10.04 of the Credit Agreement all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and Amendment No. 1 Lead Arrangers (including the Attorney Costs of Cahill Gordon & Reindel llp) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment.

Section 4.                      Reference to and Effect on the Loan Documents.

(a)           Except as specifically amended above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(b)           Except as expressly set forth herein, this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Parent Guarantor, the Borrowers or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents or for any purpose.

(c)           It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby.  Without limiting the generality of the foregoing, the

Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.  The Borrowers hereby agree to execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents, in each case, as amended by this Amendment.  For the avoidance of doubt, each Lender executing this Amendment hereby authorizes the Administrative Agent to take any and all necessary actions to effect the purpose of the foregoing sentence, including, without limitation, amending any of Loan Documents (other than the Credit Agreement) without further action or consent of the Lenders.

(d)           This Amendment is a Loan Document.  For the avoidance of doubt, the indemnification provisions set forth in Section 10.05 of the Credit Agreement shall apply to this Amendment.

(e)           As of the Amendment No. 1 Effective Date, (a) each financial institution executing this Amendment No. 1 as a Term B-4 Lender” shall constitute a “Term B-4 Lender” for the purpose of the Credit Agreement as amended hereby and shall have a Term B-4 Commitment in the amount set forth opposite such Term B-4 Lender’s name under the heading “Term B-4 Commitment” on Schedule 2.01B hereto, (b) each financial institution executing this Amendment No. 1 as a “Term B-5 Lender” shall constitute a “Term B-5 Lender” for the purpose of the Credit Agreement as amended hereby and shall have a Term B-5 Commitment in the amount set forth opposite such Term B-5 Lender’s name under the heading “Term B-5 Commitment” on Schedule 2.01B hereto, (c) each financial institution executing this Amendment No. 1 as an “Additional Term B-1 Lender” shall constitute an “Additional Term B-1 Lender” for the purpose of the Credit Agreement as amended hereby and shall have an Additional Term B-1 Commitment in the amount set forth opposite such Additional Term B-1 Lender’s name under the heading “Additional Term B-1 Commitment” on Schedule 2.01B hereto and (d) each financial institution executing this Amendment No. 1 as an Existing Lender,  Term B-4 Lender, Term B-5 Lender or Additional Term B-1 Lender, in each case, is deemed to have acceded as a Secured Party to the German law governed Security Trust Agreement, dated as of March 17, 2011 (the “Security Trust Agreement”), among the Administrative Agent, Warner Chilcott Deutschland GmbH, as a Security Grantor, Warner Chilcott UK Limited, as a Security Grantor, the other Security Grantors from time to time thereto and the Secured Parties from time to time party thereto, in accordance with its terms and each such Existing Lender, Term B-4 Lender, Term B-5 Lender or Additional Term B-1 Lender, as applicable, ratifies and approves any and all acts done by the Administrative Agent on behalf of such Existing Lender, Term B-4 Lender, Term B-5 Lender or Additional Term B-1 Lender, as applicable, before the Amendment No. 1 Effective Date.

Section 5.                      Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.  The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 6.                      Governing Law.

(a)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY OTHER DOCUMENT RELATED HERETO.  EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 7.                      Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 8.                      Notices.  All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 9.                      Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 10.                   Successors.  The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.                   Waiver of Jury Trial.  EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT

OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED, as Parent Guarantor

By:	/s/ Paul Herendeen
Name: Paul Herendeen
Title: Executive Vice President and Chief Financial Officer

WC LUXCO S.A R.L., as Luxco Borrower

By:	/s/ Alain Heinz
Name: Alain Heinz
Title: Manager

WARNER CHILCOTT CORPORATION, as US Borrower

By:	/s/ Paul Herendeen
Name: Paul Herendeen
Title: Executive Vice President and Chief Financial Officer

WARNER CHILCOTT COMPANY, LLC, as PR Borrower

By:	/s/ Max Torres
Name: Max Torres
Title: Vice President and General Manager, Business Operations, Puerto Rico and Treasurer

[Amendment No. 1 to Warner Chilcott Credit Agreement Signature Page]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Bridgett J. Manduk
Name: Bridgett J. Manduk
Title: Assistant Vice President

By:	/s/ Matthew S. Hichborn
Name: Matthew S. Hichborn
Title: Assistant Vice President

[Amendment No. 1 to Warner Chilcott Credit Agreement Signature Page]

[SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT], as an Existing Lender

By:
Name:
Title:

[If a second signature is required]

By:
Name:
Title:

[Amendment No. 1 to Warner Chilcott Credit Agreement Signature Page]

[SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT], [Term B-4 Lender][,][and][Term B-5 Lender][,][and][Additional Term B-1 Lender]

By:
Name:
Title:

[If a second signature is required]

By:
Name:
Title:

[Amendment No. 1 to Warner Chilcott Credit Agreement Signature Page]

ANNEX A
MARKED VERSION REFLECTING CHANGES
PURSUANT TO AMENDMENT NO. 1
ADDED TEXT SHOWN UNDERSCORED
DELETED TEXT SHOWN ~~STRIKETHROUGH~~

$~~3,250,000,000~~3,850,000,000

CREDIT AGREEMENT

Dated as of March 17, 2011

and as Amended by Amendment No. 1 on August 20, 2012

among

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED
as Parent Guarantor

WC LUXCO S.A R.L.
as Luxco Borrower

WARNER CHILCOTT CORPORATION
as US Borrower

WARNER CHILCOTT COMPANY, LLC
as PR Borrower

BANK OF AMERICA, N.A.
as Administrative Agent, Swing Line Lender and L/C Issuer

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES LLC
GOLDMAN SACHS LENDING PARTNERS LLC
MORGAN STANLEY SENIOR FUNDING, INC.
as Senior Lead Arrangers and Joint Bookrunners

CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
UBS SECURITIES LLC
as Co-Lead Arrangers and Joint Bookrunners

J.P. MORGAN SECURITIES LLC
Syndication Agent

and

GOLDMAN SACHS LENDING PARTNERS LLC
MORGAN STANLEY SENIOR FUNDING, INC.
DNB NOR BANK ASA
as Co-Documentation Agents

and

BANK OF AMERICA, N.A.
GOLDMAN SACHS BANK USA
as Amendment No. 1 Senior Lead Arrangers and
Amendment No. 1 Joint Bookrunners

GOLDMAN SACHS BANK USA
as Amendment No. 1 Syndication Agent

TABLE OF CONTENTS

Page

~~ARTICLE~~ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.	Defined Terms	1
Section 1.02.	Other Interpretive Provisions	~~46~~53
Section 1.03.	Accounting Terms	~~47~~54
Section 1.04.	Terms Applicable ~~To~~to Foreign Subsidiaries That Are Guarantors	~~47~~55
Section 1.05.	Rounding	~~47~~55
Section 1.06.	References ~~To~~to Agreements ~~And~~and Laws	~~48~~55
Section 1.07.	Times ~~Of~~of Day	~~48~~55
Section 1.08.	Timing ~~Of~~of Payment ~~Or~~or Performance	~~48~~55
Section 1.09.	Letter of Credit Amounts	~~48~~55

~~ARTICLE~~ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01.	The Loans	~~48~~56
Section 2.02.	Borrowings, Conversions ~~And~~and Continuations ~~Of~~of Loans	~~49~~57
Section 2.03.	Letters of Credit	~~51~~59
Section 2.04.	Swing Line Loans	~~59~~67
Section 2.05.	Prepayments	~~62~~70
Section 2.06.	Termination or Reduction of Commitments	~~66~~74
Section 2.07.	Repayment of Loans	~~67~~74
Section 2.08.	Interest	~~69~~78
Section 2.09.	Fees	~~69~~78
Section 2.10.	Computation of Interest and Fees	~~70~~79
Section 2.11.	Evidence ~~Of~~of Indebtedness	~~70~~79
Section 2.12.	Payments Generally	~~71~~80
Section 2.13.	Sharing ~~Of~~of Payments	~~73~~82
Section 2.14.	Increase in Commitments	83
Section 2.15.	Refinancing Amendments	85
Section 2.16.	Extension of Term Loans; Extension of Revolving Credit Loans	86

~~ARTICLE~~ARTICLE 3

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01.	Taxes	~~74~~89
Section 3.02.	Illegality	~~75~~91
Section 3.03.	Inability to Determine Rates	~~75~~91

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Page

Section 3.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans	~~75~~92
Section 3.05.	Funding Losses	~~75~~93
Section 3.06.	Matters Applicable to All Requests for Compensation	~~75~~94
Section 3.07.	Replacement of Lenders under Certain Circumstances	~~75~~95
Section 3.08.	Survival	~~75~~96

~~ARTICLE~~ARTICLE 4

CONDITIONS PRECEDENT

Section 4.01.	Conditions to Initial (Closing Date) Credit Extension	~~75~~96
Section 4.02.	Conditions to All Credit Extensions	~~75~~99
Section 4.03.	Conditions Precedent to Credit Extensions on the Amendment No. 1 Effective Date	100

~~ARTICLE~~ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Section 5.01.	Existence, Qualification and Power; Compliance with Laws	~~75~~101
Section 5.02.	Authorization; No Contravention	~~75~~101
Section 5.03.	Governmental Authorization; Other Consents	~~75~~102
Section 5.04.	Binding Effect	~~75~~102
Section 5.05.	Financial Statements; No Material Adverse Effect	~~75~~102
Section 5.06.	Litigation	~~75~~103
Section 5.07.	Ownership of Property; Liens	~~75~~103
Section 5.08.	Environmental Compliance	~~75~~104
Section 5.09.	Taxes	~~75~~105
Section 5.10.	ERISA Compliance	~~75~~105
Section 5.11.	Subsidiaries; Equity Interests	~~75~~105
Section 5.12.	Margin Regulations; Investment Company Act	~~75~~106
Section 5.13.	Disclosure	~~75~~106
Section 5.14.	Intellectual Property; Licenses, Etc	~~75~~106
Section 5.15.	Solvency	~~75~~107
Section 5.16.	Perfection, Etc	~~75~~107
Section 5.17.	Compliance with Laws Generally	~~75~~107
Section 5.18.	Labor Matters	~~75~~107
Section 5.19.	Senior Debt	~~75~~107

~~ARTICLE~~ARTICLE 6

AFFIRMATIVE COVENANTS

Section 6.01.	Financial Statements	~~75~~108
Section 6.02.	Certificates; Other Information	~~75~~108
Section 6.03.	Notices	~~75~~111

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Page

Section 6.04.	Payment of Obligations	~~75~~111
Section 6.05.	Preservation of Existence, Etc	~~75~~111
Section 6.06.	Maintenance of Properties	~~75~~112
Section 6.07.	Maintenance of Insurance	~~75~~112
Section 6.08.	Compliance with Laws	~~75~~112
Section 6.09.	Books ~~And~~and Records	~~75~~112
Section 6.10.	Inspection Rights	~~75~~112
Section 6.11.	Use ~~Of~~of Proceeds	~~75~~112
Section 6.12.	Covenant To Guarantee Obligations ~~And~~and Give Security	~~75~~113
Section 6.13.	Compliance with Environmental Laws	~~75~~116
Section 6.14.	Further Assurances	~~75~~116
Section 6.15.	Designation of Subsidiaries	~~75~~116
Section 6.16.	Maintenance of Ratings	~~75~~117
Section 6.17.	Evidence of Insurance	~~75~~117
Section 6.18.	Junior Financing Documentation	~~75~~117
Section 6.19.	Certain Tax Matters	~~75~~117
Section 6.20.	Post-Closing Matters	~~75~~117

~~ARTICLE~~ARTICLE 7

NEGATIVE COVENANTS

Section 7.01.	Liens	~~75~~118
Section 7.02.	Investments	~~75~~121
Section 7.03.	Indebtedness	~~75~~124
Section 7.04.	Fundamental Changes	~~75~~128
Section 7.05.	Dispositions	~~75~~129
Section 7.06.	Restricted Payments	~~75~~130
Section 7.07.	Change ~~In~~in Nature of Business	~~75~~133
Section 7.08.	Transactions ~~With~~with Affiliates	~~75~~133
Section 7.09.	Burdensome Agreements	~~75~~134
Section 7.10.	Financial Covenants	~~75~~134
Section 7.11.	Amendments of Certain Documents	~~75~~135
Section 7.12.	Accounting Changes	~~75~~135
Section 7.13.	Prepayments, Etc. ~~Of~~of Indebtedness	~~75~~135
Section 7.14.	Equity Interests of the Borrowers	~~75~~135
Section 7.15.	Designated Senior Debt	~~75~~135

~~ARTICLE~~ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

Section 8.01.	Events of Default	~~75~~136
Section 8.02.	Remedies Upon Event ~~Of~~of Default	~~75~~138
Section 8.03.	Application ~~Of~~of Funds	~~75~~138

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Page
~~ARTICLE~~ARTICLE 9

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01.	Appointment ~~And~~and Authorization ~~Of~~of Agents	~~75~~140
Section 9.02.	Delegation ~~Of~~of Duties	~~75~~142
Section 9.03.	Liability ~~Of~~of Agents	~~75~~142
Section 9.04.	Reliance ~~By~~by Agents	~~75~~143
Section 9.05.	Notice ~~Of~~of Default	~~75~~143
Section 9.06.	Credit Decision; Disclosure ~~Of~~of Information ~~By~~by Agents	~~75~~143
Section 9.07.	Indemnification of Agents	~~75~~144
Section 9.08.	Agents in Their Individual Capacities	~~75~~144
Section 9.09.	Successor Agents	~~75~~145
Section 9.10.	Administrative Agent May File Proofs of Claim	~~75~~145
Section 9.11.	Collateral and Guaranty Matters	~~75~~146
Section 9.12.	Other Agents; Arrangers and Managers	~~75~~147
Section 9.13.	Appointment of Supplemental Administrative Agents	~~75~~148
Section 9.14.	Withholding Tax	~~75~~149

~~ARTICLE~~ARTICLE 10

MISCELLANEOUS

Section 10.01.	Amendments, Etc	~~75~~149
Section 10.02.	Notices and Other Communications; Facsimile Copies	~~75~~152
Section 10.03.	No Waiver; Cumulative Remedies	~~75~~153
Section 10.04.	Attorney Costs, Expenses and Taxes	~~75~~153
Section 10.05.	Indemnification by the Borrowers	~~75~~153
Section 10.06.	Payments Set Aside	~~75~~154
Section 10.07.	Successors and Assigns	~~75~~155
Section 10.08.	Confidentiality	~~75~~169
Section 10.09.	Setoff	~~75~~170
Section 10.10.	Interest Rate Limitation	~~75~~170
Section 10.11.	Counterparts	~~75~~170
Section 10.12.	Integration	~~75~~171
Section 10.13.	Survival of Representations and Warranties	~~75~~171
Section 10.14.	Severability	~~75~~171
Section 10.15.	Tax Forms	~~75~~171
Section 10.16.	GOVERNING LAW	~~75~~173
Section 10.17.	WAIVER OF RIGHT TO TRIAL BY JURY	~~75~~174
Section 10.18.	Binding Effect	~~75~~174
Section 10.19.	USA PATRIOT Act Notice	~~75~~174
Section 10.20.	Agent for Service of Process	~~75~~174
Section 10.21.	Judgment Currency	~~75~~174
Section 10.22.	No Fiduciary Duty	~~75~~175

-iv-

SCHEDULES

I	Guarantors
II	Foreign Security Agreements
III	[Reserved]
IV	Certain Charges
1.01(a)	Existing Letter of Credit
1.04	Certain Non-U.S. Terms
2.01	Commitments
2.01B	Amendment No. 1 Effective Date Commitments
4.01	Guaranty and Security Documents
4.01B	Closing Date Collateral Opinions
4.03D	Amendment No. 1 Effective Date Collateral Opinions
5.06	Litigation
5.07(b)	Real Property
5.08	Environmental Matters
5.11	Subsidiaries and Other Equity Investments
6.15	Unrestricted Subsidiaries
6.20	Post-Closing Matters
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B	Form of Swing Line Loan Notice
C-1	Form of Term Note
C-2	Form of Revolving Credit Note
C-3	Form of Incremental Term Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	Form of Guaranty
G	Form of Domestic Security Agreement
H	[Reserved]
I	Form of L/C Issuer Agreement
J	Form of Administrative Questionnaire
K	Form of Specified Discount Prepayment Notice
L	Form of Specified Discount Prepayment Response
M	Form of Discount Range Prepayment Notice
N	Form of Discount Range Prepayment Offer
O	Form of Solicited Discounted Prepayment Notice
P	Form of Solicited Discounted Prepayment Offer
Q	Form of Acceptance and Prepayment Notice

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R	Form of Affiliated Lender Assignment or Assumption
S-1	Tax Status Certificate (For Non-U.S. Lenders that are not Partnerships For U.S. Federal Income Tax Purposes)
S-2	Tax Status Certificate (For Non-U.S. Lenders that are Partnerships For U.S. Federal Income Tax Purposes)
S-3	Tax Status Certificate (For Non-U.S. Participants that are not Partnerships For U.S. Federal Income Tax Purposes)
S-4	Tax Status Certificate (For Non-U.S. Participants that are Partnerships For U.S. Federal Income Tax Purposes)
T	Form of First Lien Intercreditor Agreement
U                             Form of Second Lien Intercreditor Agreement

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CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of March 17, 2011, among WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED, a company organized under the laws of Bermuda (the “Parent Guarantor”), WC LUXCO S.A R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg (the “Luxco Borrower”), WARNER CHILCOTT CORPORATION, a Delaware corporation (the “US Borrower”), WARNER CHILCOTT COMPANY, LLC, a limited liability company organized under the laws of Puerto Rico (the “PR Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, each a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS

The Borrowers have requested that (a) the Term Lenders make Term A Loans and Term B Loans to certain of the Borrowers in an aggregate principal amount of $3,000,000,000 to (i) repay the Prior Credit Agreement and (ii) pay the fees and expenses incurred in connection with the Transactions, and (b) from time to time, the Revolving Credit Lenders lend to certain of the Borrowers and the L/C Issuer issue Letters of Credit for the account of the Borrowers and the Restricted Subsidiaries under a $250,000,000 Revolving Credit Facility.

The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto covenant and agree as follows:

ARTICLE 1

Definitions and Accounting Terms

Section 1.01.         Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 10.07(k)(iv)(B).

“Acceptable Prepayment Amount” has the meaning specified in Section 10.07(k)(iv)(C).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Borrower Party accepting Solicited Discounted Prepayment Offers to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 10.07(k)(iv) substantially in the form of Exhibit Q.

“Acceptance Date” has the meaning specified in Section 10.07(k)(iv)(B).

~~“Acceptable Discount” has the meaning specified in Section 10.07(k)(iv)(B).~~

“Accepting Lender” has the meaning specified in Section 2.05(b)(~~vii~~viii).

~~“Acceptable Prepayment Amount” has the meaning specified in Section 10.07(k)(iv)(C).~~

“Acquisition” means the acquisition by Parent and its Subsidiaries of the Pharmaceuticals Business of Procter & Gamble Company.

~~“Adjusted Consolidated Funded Indebtedness” means, on any day, the sum of (a) with respect to Consolidated Funded Indebtedness consisting of revolving borrowings, the average daily outstanding amount of such Consolidated Funded Indebtedness for the four fiscal quarters most recently ended on or prior to such day (or, if fewer than four full fiscal quarters have elapsed since the Closing Date, for the period commencing on the Closing Date and ending on such day) plus (b) with respect to all other Consolidated Funded Indebtedness, the outstanding amount thereof on such day.~~

“Additional Debt” has the meaning specified in Section 7.03(b)(xxii).

“Additional Lender” has the meaning specified in Section 2.14(b).

“Additional Refinancing Lender” means, at any time, any Eligible Assignee (other than any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15, provided that, to the extent the Administrative Agent’s consent would be required for an assignment to an Additional Refinancing Lender pursuant to Section 10.07, each such Additional Refinancing Lender shall be subject to the approval of the Administrative Agent and, if such Additional Refinancing Lender will provide any Other Revolving Credit Commitments, the L/C Issuers and Swing Line Lender (such approval in each case not to be unreasonably withheld or delayed) and the Borrower, as applicable.

“Additional Term B-1 Commitment” means, as to each Additional Term B-1 Lender, its obligation to make an Additional Term B-1 Loan to US Borrower pursuant to Section 2.01(a)(v)(C) in an aggregate amount not to exceed the amount set forth opposite such Additional Term B-1 Lender’s name on Schedule 2.01B under the caption “Additional Term B-1 Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Additional Term B-1 Commitments as of the Amendment No. 1 Effective Date is $300,000,000.

“Additional Term B-1 Lender” means, at any time, any Lender that has an Additional Term B-1 Commitment or an Additional Term B-1 Loan at such time.

“Additional Term B-1 Loan Facility” means the facility providing for the Borrowing of Additional Term B-1 Loans.

“Additional Term B-1 Loans” has the meaning set forth in Section 2.01(a)(v)(C).

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Claim” means, solely for purposes of Section 9.01(f), any amount which a Loan Party owes to the Administrative Agent under Section 9.01(f)(iv).

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrowers, the Lenders and the L/C Issuers.

“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit J.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lender” ~~shall mean~~means a Lender that is (x) an Equity Sponsor or Affiliate of an Equity Sponsor or (y) an Affiliate of any Loan Party (excluding, in each case, any Investment Fund and excluding any Affiliate of any Sponsor that would not constitute a Sponsor pursuant to the definition thereof).

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent, the Amendment No. 1 Syndication Agent, each Co-Documentation Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“All-in Yield” shall mean, as to any Indebtedness, the yield thereon, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors (solely to the extent such rate floors exceed the applicable interest rate as in effect at the time of the calculation of All-in Yield) or otherwise; provided that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Indebtedness); and provided further that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers for such Indebtedness and customary consent fees for an amendment paid generally to consenting Lenders.

“Amendment No. 1” means that certain Amendment No. 1 dated as of August 20, 2012 to this Agreement.

“Amendment No. 1 Syndication Agent” means Goldman Sachs Bank USA, as Syndication Agent under Amendment No. 1.

“Amendment No. 1 Effective Date” means August 20, 2012.

“Amendment No. 1 Lead Arrangers” means Bank of America, N.A. and Goldman Sachs Bank USA, each in its capacity as a joint lead arranger and joint bookrunner for Amendment No. 1.

“Applicable Discount” has the meaning specified in Section 10.07(k)(iii)(B).

“Applicable Rate” means a percentage per annum equal to:

(a)           with respect to Term A Loans (i) for Eurodollar Rate Loans, 3.00% and (ii) for Base Rate Loans, 2.00%;

(b)           (i) with respect to Term B Loans (~~i~~other than Term B-4 Loans and Term B-5 Loans) (A) for Eurodollar Rate Loans, 3.25% and (~~ii~~B) for Base Rate Loans, 2.25% and (ii) with respect to Term B-4 Loans and Term B-5 Loans (A) for Eurodollar Rate Loans, 3.00% and (B) for Base Rate Loans, 2.00%;

(c)           with respect to the Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, (i) for Eurodollar Rate Loans, 3.00%, (ii) for Base Rate Loans, 2.00%, (iii) for Letter of Credit fees, 3.00% and (iv) for Revolving Credit Commitment Fees, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02:

Revolving Credit Commitment Fee Rate
Pricing Level	Leverage Ratio	Revolving Credit Commitment Fee Rate
1	≥ 2.0	0.750%
2	> 1.5 but < 2.0	0.625%
3	≤ 1.5	0.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Revolving Lenders, Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level oth-

erwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply); provided, further, that prior to delivery of the Compliance Certificate with respect to the first fiscal quarter beginning after the Closing Date, Pricing Level 1 shall apply.

In the event that the Administrative Agent and the US Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the US Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Rate shall be determined as if the Pricing Level for such higher Applicable Rate were applicable for such Applicable Period, and (iii) the US Borrower shall within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.  This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.08 and Article 7.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Domestic Bank” has the meaning specified in clause (b) of the definition of “Cash Equivalents.”

“Approved Foreign Bank” has the meaning specified in clause (f) of the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and UBS Securities LLC, each in its capacity as a joint lead arranger and joint bookrunner for the Facilities.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or in another form reasonably acceptable to the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(ii).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate applicable for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” means the Luxco Borrower, the US Borrower or the PR Borrower, as the context may require, and “Borrowers” means, collectively, the Luxco Borrower, the US Borrower and the PR Borrower.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by a Borrower Party to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 10.07(k)(ii).

“Borrower Parties” means the collective reference to Parent Guarantor, the Luxco Borrower, the US Borrower, the PR Borrower and the Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrower Solicitation of ~~Discounted~~Discount Range Prepayment Offers” means the solicitation by a Borrower Party of offers for, and the ~~subsequent~~corresponding acceptance~~, if any,~~ by ~~the~~a Borrower Party to make, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 10.07(k)(~~iv~~iii).

“Borrower Solicitation of ~~Discount Range~~Discounted Prepayment Offers” means the solicitation by a Borrower Party of offers for, and the ~~corresponding~~subsequent acceptance, if any, by ~~a~~the Borrower Party to make, a voluntary prepayment of Term Loans at a ~~specified range at a~~ discount to par pursuant to Section 10.07(k)(~~iii~~iv).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in (a) the state where the Administrative Agent’s Office is located, (b) if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are not conducted by and between banks in the London interbank eurodollar market and (c) if such day relates to the payment of any obligation or the performance of any covenant, duty or obligation of (i) the PR Borrower, the Commonwealth of Puerto Rico or (ii) the Luxco Borrower, Luxembourg.

“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Borrower Parties on a consolidated basis for such period, as determined in accordance with GAAP; provided that Capital Expenditures shall not include any such expenditures which constitute (a) a Permitted Acquisition, (b) capital expenditures relating to the construction or acquisition of any property which has been transferred to a Person other than a Borrower Party pursuant to a sale-leaseback transaction permitted under Section 7.05(f), (c) to the extent permitted by this Agreement, a reinvestment of the Net Cash Proceeds of any Disposition in accordance with Section 2.05(b)(ii), Casualty Event or Equity Issuance by any Borrower Party, (d) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower Parties within 12 months of receipt of such proceeds, (e) interest capitalized during such period, (f) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Borrower Party) and for which no Borrower Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (g) the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (h) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, or (i) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a deposit account at a commercial bank selected by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Guarantor or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens permitted pursuant to any Loan Document):

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States, any state, commonwealth or territory of the United States or any agency or instrumentality thereof, having (i) one of the two highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and is a member of the Federal Reserve System and (ii) has combined capital and surplus of at least $250,000,000 (any such bank being an “Approved Domestic Bank”), in each case with maturities of not more than one year from the date of acquisition thereof;

(c)           commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by a domestic corporation rated “A-1” (or the equivalent thereof) or better by S&P or “P-1” (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than one year from the date of acquisition thereof;

(d)           repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed by the United States;

(e)           Investments, classified in accordance with GAAP as current assets of the Parent Guarantor or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses (a), (b), (c), and (d) of this definition;

(f)           solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(g)           readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United Kingdom or any member nation of the European Union whose legal tender is the euro and which are denominated in pounds sterling or euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, having (i) one of the two highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United Kingdom or any such member nation of the European Union is pledged in support thereof.

“Cash Management Obligations” means obligations owed by any Loan Party or Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services designated by the Parent Guarantor as constituting Cash Management Obligations.

“Casualty Event” means any event that gives rise to the receipt by any Borrower Party of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the US Environmental Protection Agency.

“Change of Control” means the earliest to occur of (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Parent; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if, for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders), shall become the “beneficial owner” (as defined in Rules 13(d) 3 and 13(d) 5 under the Securities Exchange Act of 1934), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the outstanding voting securities having ordinary voting power of the Parent and (y) the percentage of the then outstanding voting securities having ordinary voting power of the Parent owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during any period of twelve (12) consecutive months, the board of directors of the Parent shall consist of a majority of the Continuing Directors; or (b) any “Change of Control” (or any comparable term) in any document pertaining to any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount; or (c) the Parent Guarantor or any Borrower ceasing to be a directly or indirectly wholly owned Subsidiary of Parent.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Term A Lenders, Term B-1 Lenders, Term B-2 Lenders ~~or~~, Term B-3 Lenders, Term B-4 Lenders, Term B-5 Lenders, Additional Term B-1 Lenders, Other Revolving Credit Lenders or Other Term Loan Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term A Commitments, Term B-1 Commitments, Term B-2 Commitments ~~or~~, Term B-3 Commitments, the Term B-4 Commitments, the Term B-5 Commitments, the Additional Term B-1 Commitments, Incremental Term Commitments, Other Revolving Credit Commitments or Other Term Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term A Loans, Term B-1 Loans, Term B-2 Loans ~~or~~, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Additional Term B-1 Loans, Incremental Term Loans, Other Revolving Credit Commitments (and Other Revolving Credit Loans made pursuant thereto) or Other Term Loans.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01, which date is March 17, 2011.

“CNI Growth Amount” ~~shall mean~~means, on any date of determination, (a) 50% of Cumulative Consolidated Net Income (or, in the case Cumulative Consolidated Net Income at the time of determination is a deficit, minus 100% of such deficit) minus (b)(1) the aggregate amount at the time of determination of Restricted Payments made since October 1, 2009 using the CNI Growth Amount pursuant to Section 7.06(f) or Section 7.06(f) of the Prior Credit Agreement, (2) Investments made since October 1, 2009 using the CNI Growth Amount  pursuant to Section 7.02(n) or Section 7.02(n) of the Prior Credit Agreement or (3) prepayments made since the Closing Date using the CNI Growth Amount  pursuant to Section 7.13(i)(x)(B) or Section 7.13(i)(x)(B) of the Prior Credit Agreement.

“Code” means the US Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means, collectively, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and DnB NOR Bank, ASA, as Co-Documentation Agents under this Agreement.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Domestic Security Agreement, each Foreign Security Agreement, each Intellectual Property Security Agreement, the Mortgages, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties as security for the Secured Obligations, including collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Secured Parties pursuant to Sections 4.01, 6.12, 6.14 and 6.20.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated EBITDA” means, for any period, with respect to any Person and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,

                (i)total interest expense,

                (ii)income, withholding, franchise and similar taxes and any tax distributions made pursuant to Section 7.06(e)(i) and Section 7.06(e)(iii),

                (iii)total depreciation and amortization expense (including non cash amortization of deferred financing costs),

                (iv)letter of credit fees,

                (v)cash expenses incurred in connection with the Transactions or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (in each case, whether or not consummated),

                (vi)to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,

                (vii)to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability or casualty events or business interruption,

                (viii)[Reserved],

                (ix)to the extent deducted in calculating Consolidated Net Income for such period, any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment permitted under Section 7.02,

                (x)non-cash losses from Joint Ventures and non-cash minority interest reductions,

                (xi)fees and expenses in connection with exchanges or refinancings permitted by Section 7.03 or Section 7.13,

                (xii)(A) non-cash, non-recurring charges with respect to employee severance, (B) other extraordinary, unusual or non-recurring non-cash charges (other than the write down of Current Assets but including severance, relocation, transition, integration and other restructuring charges or reserves)), (C) other ~~non cash~~non-cash charges or expenses, (D) extraordinary, unusual or non-recurring cash charges (including severance, relocation, transition, integration and other restructuring charges or reserves) in an aggregate amount under this clause (D) (calculated on a net after-tax basis) not to exceed (1) $125,000,000 in the aggregate ~~during the term of this Agreement~~after the Amendment No. 1 Effective Date or (2) $80,000,000 in any fiscal year, (E) other extraordinary, unusual or non-recurring charges (including severance, relocation, transition, integration and other restructuring charges or reserves) in amounts in any fiscal year not to exceed the amounts set forth on Schedule IV for such fiscal year and (F) “milestone” or similar payments made (x) in connection with a Permitted Acquisition that is consummated on or after the date hereof or (y) any “Permitted Acquisition” as defined in the Prior Credit Agreement that was consummated prior to the date hereof,

                (xiii)[Reserved], and

                (xiv)the amount of cost savings projected by the Parent Guarantor in good faith to be realized as a result of specified actions taken or expected to be taken within 180 days following the end of such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings are certified by management of the Parent Guarantor in reasonable detail; minus

(c) an amount which, in the determination of Consolidated Net Income for such period, has been included for non-cash income during such period (other than with respect to cash actually received and the reversal of any accrual in any prior period), minus (d) all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clauses (b)(xii)(A), (B), or (C) above in such period or in a previous period (other than to the extent the amount thereof is within the basket provided for in clause (b)(xii)(D)), minus (e) to the extent the amount thereof is greater than the amount permitted to be added to Consolidated Net Income pursuant to the basket in clause (b)(xii)(D) above, the amount of extraordinary, unusual or non-recurring cash charges in excess of such permitted amount that have been excluded in the determination of Consolidated Net Income for such period, plus/minus (f) unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP; provided that Consolidated EBITDA of the Parent Guarantor for the fiscal quarter ended on (i) March 31, 2010 shall be deemed to be $340,500,000, (ii) June 30, 2010 shall be deemed to be $433,000,000, (iii) September 30, 2010 shall be deemed to be $366,700,000 and (iv) December 31, 2010 shall be deemed to be $396,100,000.

“Consolidated Funded Indebtedness” means, with respect to any Person and its Subsidiaries on a consolidated basis, without duplication,

(a)           all obligations of such Person for borrowed money,

(b)           all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

~~(c)           all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than (x) accrued expenses and trade debt incurred in the ordinary course of business and (y) deferred or unpaid purchase price in connection with the Acquisition) which would appear in the liabilities section of the balance sheet of such Person,~~

~~(d)           all Consolidated Funded Indebtedness of others secured by any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,~~

(~~e~~c)           all Guarantees of such Person with respect to Consolidated Funded Indebtedness of another Person,

(~~f~~d)           the implied principal component of all obligations of such Person under Capitalized Leases,

(~~g~~e)           all drafts drawn (to the extent unreimbursed) under standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person~~,~~.

~~(h)           unless the holder thereof is a Loan Party or, if the issuer thereof is a Subsidiary of the Parent Guarantor which is not a Loan Party, any other Subsidiary of the Parent Guarantor, all Disqualified Equity Interests convertible into Indebtedness and issued by such Person  from and after the date on which they are so converted, and~~

~~(i)           the Consolidated Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Consolidated Funded Indebtedness is recourse to such Person.~~

Notwithstanding any other provision of this Agreement to the contrary, ~~(i) the term “Consolidated Funded Indebtedness” shall not be deemed to include (A) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of the applicable Person, (B) any earn-out obligation that appears in the liabilities section of the balance sheet of the applicable Person to the extent (1) such Person is indemnified for the payment thereof by a Solvent Person reasonably acceptable to the Administrative Agent or (2) amounts to be applied to the payment thereof are in escrow, (C) any deferred compensation arrangements, (D) any non compete or consulting obligations incurred in connection with Permitted Acquisitions or (E) payments required to be made in respect of Product Acquisitions pursuant to Contractual Obligations in effect as of the Closing Date and (ii)~~ the amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or the fair market value of such identified asset as determined by such Person in good faith, as the case may be.

“Consolidated Interest Charges” means, for any period, with respect to any Person and its Subsidiaries on a consolidated basis, the amount by which (i) interest expense for such period (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (u) fees and expenses associated with the consummation of the Transactions, (v) annual agency fees paid to the Administrative Agent, (w) costs associated with obtaining Swap Contracts, (x) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and (y) pay-in-kind interest expense or other noncash interest expense (including as a result of the effects of purchase accounting), exceeds (ii) interest income for such period, in each case as determined in accordance with GAAP, to the extent the same are paid or payable (or received or receivable) in cash with respect to such period.

“Consolidated Net Income” means, for any period, with respect to any Person and its Subsidiaries on a consolidated basis, net income as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall exclude, without duplication, (i) any net after-tax extraordinary, unusual or non-recurring gains, losses or charges (including severance, relocation, transition, integration and other restructuring costs and litigation settlements or losses), (ii) the cumulative effect of a change in accounting principle(s) during such period, (iii) any net after-tax gains or losses realized upon the disposition of assets outside the ordinary course of business (including any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person), (iv) (A) the income of (1) for purposes of calculating Cumulative Consolidated Net Income only, any Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders (which has not been legally waived) and (2) any Joint Venture and any Unrestricted Subsidiary, except in each case to the extent of the amount of dividends or other distributions actually paid in cash to such Person or one of its Subsidiaries by such Subsidiary, Joint Venture or Unrestricted Subsidiary during such period and (B) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Subsidiary of such Person, (v)

non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, (vi) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, (vii) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Transactions, the “Transactions” as defined in the Prior Credit Agreement prior to the termination thereof, any Permitted Acquisition or any merger, consolidation or similar transaction not prohibited by this Agreement (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) and (viii) any reductions in respect of dividends on, or accretion of, preferred Equity Interests; and provided further that Consolidated Net Income for any such period shall be decreased by the amount of any equity of the Parent Guarantor in a net loss of any Person for such period to the extent the Parent Guarantor has funded such net loss.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness made during such period (including the implied principal component of payments made on Capitalized Leases during such period) as determined in accordance with GAAP.

“Consolidated Secured Indebtedness” means, as of the date of determination, (1) an amount equal to the Consolidated Funded Indebtedness as of such date that in each case is then secured by Liens on property or assets of the Borrowers and the Restricted Subsidiaries plus (2) the amount of any Indebtedness incurred pursuant to Section 7.03(b)(xxii) (regardless of whether such Indebtedness incurred pursuant to Section 7.03(b)(xxii) is secured by a Lien).

“Consolidated Secured Leverage Ratio” means with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the Parent Guarantor for the four (4) fiscal quarter period ending on such date, the ratio of (a) Consolidated Secured Indebtedness of the Borrower Parties on the last day of such period to (b) Consolidated EBITDA of the Borrower Parties for such period.

“Continuing Directors” ~~shall mean~~means the directors (or managers) of the Parent on the Closing Date and each other director (or manager), if, in each case, such other directors’ or managers’ nomination for election to the board of directors (or board of managers) of the Parent is endorsed by a majority of the then-Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of the Parent.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Agreement Refinancing Indebtedness” means Indebtedness incurred or Other Revolving Credit Commitments obtained, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Credit Loans or (in the case of Other Revolving Credit Commitments obtained pursuant to a Refinancing Amendment) Revolving Credit Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (a) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments or Other Revolving Credit Commitments, the amount thereof) plus the amount of all accrued and unpaid interest, fees, expenses and premiums payable in connection therewith, (b) such Indebtedness does not mature earlier than and, except in the case of Other Revolving Credit Commitments, has a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (c) the other terms and conditions of such Indebtedness (excluding pricing (and any related “most favored nation” provisions) and optional prepayment or redemption terms) are substantially identical to, or less favorable to the investors providing such Indebtedness than those applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date existing at the time of such refinancing) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (c), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees) and (d) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Credit Commitments or Other Revolving Credit Commitments (or Revolving Credit Loans, Other Revolving Credit Loans or Swing Line Loans incurred pursuant to any Revolving Credit Commitments or Other Revolving Credit Commitments), such Revolving Credit Commitments or Other Revolving Credit Commitments, as applicable, shall be terminated or reduced, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Consolidated Net Income” means, as of any date of determination, Consolidated Net Income of the Parent Guarantor for the period (taken as one accounting period) commencing on October 1, 2009 and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(b), have been received by the Administrative Agent, provided that for the purposes of this definition, the Consolidated Net Income for the period commencing October 1, 2009 and ending on the “Closing Date” as defined in the Prior Credit Agreement, shall be the

Consolidated Net Income of the Parent Guarantor and its Subsidiaries and the Pharmaceuticals Business on a pro forma basis for such period.

“Cumulative Excess Cash Flow” means the sum of Excess Cash Flow for each fiscal year commencing with the fiscal year ending December 31, 2011 and ending on the last day of Parent Guarantor’s most recently ended fiscal year.

“Current Assets” means, at any time, the consolidated current assets (other than cash, amounts relating to current or deferred income taxes and Cash Equivalents) of the Borrower Parties.

“Current Liabilities” means, at any time, the consolidated current liabilities of the Borrower Parties at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness ~~and~~, (b) outstanding Revolving Credit Loans and Swing Line Loans and (c) accruals for current or deferred income taxes.

“Debt Issuance” means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.05(b)(viii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans that are Term Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (c) has defaulted in fulfilling its funding obligations (as a lender, agent or letter of credit or bank guarantee issuer) under one or more other syndicated credit facilities generally, unless the subject of a good faith dispute, or (d) has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event.

“Discount Range” has the meaning specified in Section 10.07(k)(iii)(A).

“Discount Range Prepayment Amount” has the meaning specified in Section 10.07(k)(iii)(A).

“Discount Range Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 10.07(k)(iii) substantially in the form of Exhibit M.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit N, submitted in response to an invitation to submit offers following the Administrative Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 10.07(k)(iii)(A).

“Discount Range Pro-Rata Factor” has the meaning specified in Section 10.07(k)(iii).

“Discounted Prepayment Determination Date” has the meaning specified in Section 10.07(k)(iv)(C).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offers, the second Business Day following the receipt by the applicable Borrower Party of notice from the Administrative Agent in accordance with Section 10.07(k)(ii)(C), Section 10.07(k)(iii)(C) or Section 10.07(k)(iv)(C), as applicable.

“Discounted Term Loan Prepayment” has the meaning specified in Section 10.07(k)(i).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term B Loan Facility.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Security Agreement” means the Domestic Security Agreement among the US Borrower, the other Grantors named therein and the Administrative Agent, dated as of the Closing Date and substantially in the form of Exhibit G, together with each related security agreement supplement executed and delivered pursuant to Section 6.12.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia and any other Subsidiary that is not, and that is not owned by, a “controlled foreign corporation” under Section 957 of the Code.

“Dutch Security Documents” means (i) the deed of pledge of receivables between the Administrative Agent and Warner Chilcott Nederland B.V., and (ii) the deeds of share pledge in relation to the shares in Warner Chilcott Nederland B.V.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) an Affiliated Lender to the extent contemplated by Section 10.07(j); and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing under Section 8.01(a), Section 8.01(f) or Section 8.01(g)(i), the relevant Borrower (each such approval not to be unreasonably withheld or delayed).

“Eligible Equity Proceeds” means the Net Cash Proceeds received by Parent from any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of the Parent to the extent such Net Cash Proceeds are directly or indirectly contributed to, and actually received by, the Luxco Borrower (or, if only a portion thereof is so contributed and received, to the extent of such portion).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil and subsurface strata, and natural resources, such as wetlands, flora and fauna.

“Environmental Laws” means the common law and any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment or of public health (to the extent relating to exposure to Hazardous Materials) or the management, storage, treatment, transport, distribution or Release of any Hazardous Materials.

~~“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil and subsurface strata, and natural resources, such as wetlands, flora and fauna.~~

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries arising from, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or Release of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.  A Disposition shall not be deemed to be an Equity Issuance.

“Equity Sponsor” means any Sponsor that from time to time, directly or indirectly owns any Equity Interests of Parent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate or (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived, or the failure to make any contribution to a Multiemployer Plan.

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quo-

tations of BBA LIBOR as may be designated by the Administrative Agent in consultation with the Borrowers from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for U.S. dollar denominated deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.  Notwithstanding the foregoing, (i) the Eurodollar Rate with respect to Term A Loans shall not be less than 0.75% and (ii) the Eurodollar Rate with respect to Term B Loans (other than Term B-4 Loans and Term B-5 Loans) shall not be less than 1.00%.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, with respect to any fiscal year of the Borrower Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA of the Borrower Parties for such period minus (b) without duplication,

                (i)Capital Expenditures made in cash to the extent not financed with the proceeds of long-term Indebtedness, equity issuances or other proceeds of a financing transaction that would not be included in Consolidated EBITDA,

                (ii)Consolidated Interest Charges,

                (iii)Consolidated Cash Taxes paid, including cash payments for Federal, state and other income tax liabilities incurred prior to the Closing Date,

                (iv)Consolidated Scheduled Funded Debt Payments,

                (v)Restricted Payments made by the Borrower Parties to the extent that such Restricted Payments are permitted to be made under Section 7.06(e),

                (vi)the aggregate principal amount of any long term Indebtedness voluntarily prepaid (other than (A) prepayments of long term Indebtedness financed by incurring other long term Indebtedness, (B) prepayments of Term Loans pursuant to Section 2.05(a) or Section 2.05(b) and (C) prepayments of Revolving Credit Loans pursuant to Section 2.05(a)); provided that (1) such prepayments are otherwise permitted hereunder and (2) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment,

                (vii)letter of credit fees and annual agency fees,

                (viii)proceeds received by the Borrower Parties from insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses to the extent such expenses were added to Consolidated Net Income in determining Consolidated EBITDA,

                (ix)all extraordinary cash charges,

                (x)cash payments made in satisfaction of non-current liabilities (other than Indebtedness),

                (xi)cash fees and expenses incurred in connection with the Transactions and not paid with the proceeds of the Loans or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and not paid with the proceeds of any financing transaction,

                (xii)cash fees and expenses in connection with the exchanges or refinancings permitted by Section 7.03 or Section 7.13,

                (xiii)to the extent added to Consolidated Net Income in determining Consolidated EBITDA, cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with the Acquisition, any Permitted Acquisition or any other Investment permitted hereunder (or in any similar agreement related to any other acquisition consummated prior to the Closing Date),

                (xiv)non-recurring cash charges to the extent included in determining Consolidated EBITDA,

                (xv)cash expenses incurred in connection with deferred compensation arrangements in connection with the Acquisition,

                (xvi)“milestone” or similar payments made in connection with any Permitted Acquisition that is consummated on or after the date hereof or any “Permitted Acquisition” as defined in the Prior Credit Agreement that was consummated prior to the date hereof,

                (xvii)cash used to consummate a Permitted Acquisition to the extent not financed with the proceeds of long term Indebtedness, equity issuances or other proceeds from a financing transaction that would not be included in Consolidated EBITDA,

                (xviii)to the extent added to Consolidated Net Income in determining Consolidated EBITDA, losses from discontinued operations for such period,

                (xix)[Reserved],

                (xx)cash expenditures made in respect of Swap Contracts to the extent not reflected in the computation of Consolidated EBITDA or Consolidated Interest Charges,

                (xxi)to the extent not deducted in the computation of Net Cash Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connec-

tion therewith (in the case of this clause (b)(xxi) and the foregoing clauses (b)(i) through (xx), to the extent made, paid, incurred or for, as the case may be, such fiscal year),

                (xxii)payments under Contractual Obligations in respect of Product Acquisitions required to be paid in the twelve (12) months after the end of such fiscal year (which payments would have been deducted in calculating Excess Cash Flow for such fiscal year had they been made during such fiscal year); provided that (x) the Parent Guarantor shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such fiscal year, signed by a Responsible Officer of the Parent Guarantor, describing the nature and amount of such Contractual Obligation and certifying that such Contractual Obligation will be paid within twelve (12) months after the end of such fiscal year, (y) if such payment is not made within twelve (12) months after the close of such fiscal year, then the Borrowers shall promptly make an optional prepayment of Term Loans in accordance with Section 2.05(a) in an amount, if positive, equal to (A) the amount that would have been paid pursuant to Section 2.05(b)(i) with respect to such fiscal year but for this clause (xxii) minus (B) the amount of the payment made pursuant to Section 2.05(b)(i) with respect to such fiscal period and (z) any deduction from Excess Cash Flow made with respect to Contractual Obligations pursuant to this clause (xxii) in such fiscal year shall not be deducted in computing Excess Cash Flow for the fiscal year in which such obligations are paid~~;~~, and

                (xxiii)the amount of Specified Dividends declared or paid during, or within 90 days following the end of, such period; and

(c) minus increases in working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) or plus decreases in working capital for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year).

“Excluded Taxes” means, with respect to any Agent, any Lender (including any L/C Issuer) or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document,

(a)           any Taxes imposed on or measured by its net income or overall gross income (including branch profits) and franchise (and similar) Taxes imposed on it in lieu of net income taxes by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or, in the case of any Lender, in which it maintains a Lending Office;

(b)           other than in the case of an assignee pursuant to a request by a Borrower under Section 3.07, any United States federal withholding Taxes imposed on amounts payable to such Person with respect to the Loan made to the US Borrower pursuant to any Law in effect at the time such Person becomes a party to this Agreement, provided that, if at the date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, the Lender’s assignor was entitled to payments under Section 3.01(a) in respect of United States federal withholding Taxes with respect to interest paid at such date, then, to such extent, the term Excluded Taxes shall not include United States federal withholding Taxes, if any, applicable with respect to the Lender assignee on such date;

(c)           any Taxes attributable to a recipient’s failure to comply with Section 10.15(a) or (b);

(d)           any Tax that is required to be deducted or withheld subsequent to the Closing Date with respect to any Lender or Agent (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by any Borrower, or to the extent such Tax results from a change in Law after such change in Lending Office or place of organization; provided that, for the avoidance of doubt, a Tax imposed at the time of a change in Lending Office or place of organization shall not be an Excluded Tax under this clause (d) to the extent such Tax does not exceed the Taxes that were imposed immediately prior thereto; or

(e)           any United States federal withholding Taxes imposed on any recipient that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code as result of the failure by such recipient to comply with the applicable requirements as set forth in Section 1471 through 1474 of the Code as in effect on the date hereof or any amended or successor version that is substantively comparable (or, in each case, any regulation or administrative guidance promulgated thereunder).

“Existing Letter of Credit” means the outstanding letter of credit existing as of the Closing Date, such Existing Letter of Credit being listed on Schedule 1.01(a) hereto.

“Existing Revolver Tranche” has the meaning provided in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning provided in Section 2.16(a).

“Existing Term Loans” means the Term A Loans, the Term B-1 Loans, the Term B-2 Loans and the Term B-3 Loans.

“Extended Revolving Credit Commitments” has the meaning provided in Section 2.16(b).

“Extended Term Loans” has the meaning provided in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning provided in Section 2.16(c).

“Extending Term Lender” has the meaning provided in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning provided in Section 2.16(d).

“Extension Election” has the meaning provided in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means a Term Loan Facility, the Revolving Credit Facility, the Swing Line Sublimit ~~or~~, the Letter of Credit Sublimit, any Incremental Facility, Other Revolving Credit Facility or Other Term Loan Facility, as the context may require.

“Fajardo Facility” means the manufacturing facility that is owned by the PR Borrower and located at property number 10,658 recorded at the overleaf of page 244 of volume 79 of Fajardo, Registry of Property of Puerto Rico and property number 5,166 recorded at 131 of volume 155 of Fajardo, Registry of Property of Puerto Rico.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately  preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“First Lien Intercreditor Agreement” means (x) the First Lien Intercreditor Agreement substantially in the form of Exhibit T hereto among the Administrative Agent and one or more Senior Representatives for holders of Permitted First Priority Refinancing Debt and/or holders of Additional Debt permitted under Section 7.03 (xxii) secured by a Lien on the Collateral on a pari passu basis, with such modifications thereto as the Administrative Agent may reasonably agree and (y) such intercreditor, collateral agency or similar agreements having substantially similar effect as the agreement contemplated by clause (x) in non-U.S. jurisdictions.

“Foreign Plan” means any employee benefit plan maintained or contributed to by any Borrower or its Subsidiaries that provides pension benefits to employees employed outside the United States.

“Foreign Security Agreements” means, collectively, the Collateral Documents set forth on Schedule II and each Security Agreement executed and delivered pursuant to Section 4.01, Section 6.12, Section 6.14 and Section 6.20, each in form and substance reasonably acceptable to the Administrative Agent, to secure the Obligations of each Foreign Subsidiary that is a Guarantor under its respective Guaranty.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Parent Guarantor which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“German Security Documents” means those Collateral Documents governed by the laws of the Federal Republic of Germany, including the German Security Trust Agreement.

“German Security Trust Agreement” means the German law security trust agreement made between, inter alia, Warner Chilcott Deutschland GmbH as security grantor and the Secured Parties.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guar-

antee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Parent Guarantor and each of its Restricted Subsidiaries listed as such on Schedule I that, as of the Closing Date, shall have Guaranteed the Obligations of the Borrowers (each in its capacity as a Borrower under the Loan Documents) pursuant to the Guaranty and each other Restricted Subsidiary of the Parent Guarantor that shall be required to become a Guarantor pursuant to Section 6.12.

“Guaranty” means the Guaranty made by the Borrowers and the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement in respect of the Obligations of the Borrowers delivered pursuant to Section 6.12.

“Hazardous Materials” means all substances, materials, wastes, chemicals, pollutants, contaminants, constituents or compounds, in any form, regulated, or which can give rise to liability, under any environmental law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials and polychlorinated biphenyls.

“Hedge Bank” means any Person that is a Lender, an Agent or an Arranger or an Affiliate of a Lender, an Agent or an Arranger in its capacity as a party to a Secured Hedge Agreement.

“Holdings” means Warner Chilcott Holdings Company II, Limited, a company organized under the laws of Bermuda and the direct parent company of the Parent Guarantor.

“Holdings Pledge” means the Non-Recourse Share Mortgage (relating to the shares of the Parent Guarantor) between Holdings and the Administrative Agent, dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, to secure the Obligations.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning specified in Section 10.07(k)(iii)(C).

“Identified Qualifying Lenders” has the meaning specified in Section 10.07(k)(iv)(C).

“Increase Date” has the meaning specified in Section 2.14(a).

“Incremental Amendment” has the meaning specified in Section 2.14(b).

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Facility” has the meaning specified in Section 2.14(a).

“Incremental Term Commitment” means Incremental Commitment in respect of any Incremental Term Facility.

“Incremental Term Facility” has the meaning specified in Section 2.14(a).

“Incremental Term Loan” means any loan made by any Lender under any Incremental Term Facility.

“Incremental Term Note” means, with respect to any Incremental Term Facility, a promissory note made by the Borrower in favor of a Lender evidencing any Incremental Term Loan (under such Incremental Term Facility) made by such Lender, in substantially the form of Exhibit C-3 to Amendment No. 1.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person and (iii) any deferred as unpaid balance of the purchase price in connection with the Acquisition);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           all Attributable Indebtedness;

(g)           all obligations of such Person in respect of Disqualified Equity Interests; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Intellectual Property Security Agreement” means, collectively, the Copyright Security Agreement, the Trademark Security Agreement and the Patent Security Agreement, substantially in the forms attached to the Domestic Security Agreement together with each other intellectual property security agreement executed and delivered pursuant to Section 6.12 or the applicable Security Agreement.

“Interest Coverage Ratio” means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the Parent Guarantor for the four (4) fiscal quarter period ending on such date with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA of the Borrower Parties for such period to (b) Consolidated Interest Charges of the Borrower Parties for such period; provided that for the purpose of calculating the Interest Coverage Ratio on any day prior to the expiration of four full fiscal quarters since the Closing Date, Consolidated Interest Charges shall be determined for the period commencing on the Closing Date and ending on the last day of the most recently ended fiscal quarter, annualized on a simple arithmetic basis.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or with the consent of all relevant Lenders, nine or twelve months thereafter, as selected by the relevant Borrower in its Committed Loan Notice; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Intermediate Holding Company” means Holdings and any other direct or indirect wholly owned subsidiary of the Parent of which Parent Guarantor is a direct or indirect wholly owned subsidiary.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

“Investment Fund” means an Affiliate of one or more of the Equity Sponsors (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which the Equity Sponsors do not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Investment Pull-Forward Amount” has the meaning specified in Section 7.02(n).

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“ISP” has the meaning specified in Section 2.03(h).

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Parent Guarantor or any of its Restricted Subsidiaries, (b) any other Person designated by the Parent Guarantor in writing to the Administrative Agent (which designation shall be irrevocable) as a “Joint Venture” for purposes of this Agreement and at least 50% but less than 100% of whose Equity Interests are directly owned by the Parent Guarantor or any of its

Subsidiaries, and (c) any Person in whom the Parent Guarantor or any of its Restricted Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Financing” ~~shall mean~~means any Permitted Subordinated Indebtedness or any other subordinated Indebtedness; providing that, except with respect to Section 7.13, such Indebtedness has an aggregate principal amount in excess of the Threshold Amount.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Jurisdictional Requirements” has the meaning specified in Section 7.04(a).

“Larne Facility” means the manufacturing facility located in Larne, Northern Ireland that is leased by Warner Chilcott UK Limited.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Credit Loan or any Other Revolving Credit Commitment, in each case, as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, Federal, state, commonwealth and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (i) solely with respect to the Existing Letter of Credit, Credit Suisse AG, Cayman Islands Branch, as L/C Issuer with respect to such Existing Letter of Credit, and (ii) Bank of America, N.A., acting through one of its affiliates or branches, in its capacity as issuer of Letters of Credit hereunder and each other Lender reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) that has entered into a L/C Issuer Agreement, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that no Person shall at any time become an L/C Issuer if after giving effect thereto there would at such time be more than five (5)

L/C Issuers.  Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term L/C Issuer shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.  Notwithstanding anything to the contrary contained herein, Credit Suisse AG, Cayman Islands Branch shall not be required to issue, amend or extend any Letter of Credit (including the Existing Letter of Credit) hereunder unless it elects to do so in its sole discretion.

“L/C Issuer Agreement” means an agreement substantially in the form of Exhibit I, pursuant to which a Lender agrees to act as an L/C Issuer.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including, without duplication, all L/C Borrowings.  For purposes of computing the undrawn amount of any Letter of Credit, that amount of such Letter of Credit shall be determined in accordance with Section 1.09.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lender-Related Distress Event” means with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver, examiner or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guaranties or other support of (including without limitation the nationalization or assumption of ownership or operating control by) the U.S. government or other governmental authority, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means (i) the Existing Letter of Credit and (ii) any letter of credit issued hereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit substantially in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means $50,000,000; provided that the Outstanding Amount of all L/C Obligations with respect to Letters of Credit issued by Bank of America shall not exceed $30,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Leverage Ratio” means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the Parent Guarantor for the four (4) fiscal quarter period ending on such date, the ratio of (a) ~~Adjusted~~ Consolidated Funded Indebtedness of the Borrower Parties on the last day of such period to (b) Consolidated EBITDA of the Borrower Parties for such period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan ~~or~~, a Swing Line Loan, an Incremental Term Loan, Extended Term Loan, Other Term Loan or Other Revolving Credit Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) ~~the Notes~~Amendment No. 1, (c) the ~~Guaranty~~Notes, (d) the Guaranty, (e) the Collateral Documents, (~~e~~f) the German Security Documents and (~~f~~g) each Letter of Credit Application.  For the avoidance of doubt, Loan Documents shall include any Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Luxco Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Guarantor” means a Guarantor incorporated under the laws of Luxembourg.

“Management Shareholders” means the members of management of the Parent or its Subsidiaries who are investors, directly or indirectly, in Parent.

“Manatí Facility” means the following real estate properties, located in Manatí, Puerto Rico: (i) property number 2,530, recorded at page 101 of volume 562 of Manatí, Registry of the Property of Manatí and (ii) property number 4,810, recorded at page 241 of volume 124 of Manatí, Registry of the property of Manatí.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, results of operations or condition (financial or otherwise) of Parent Guarantor and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their obligations under any Loan Document or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

“Material Foreign Subsidiary” means, at any time, any Foreign Subsidiary that (a) contributed 5.0% or more of the Consolidated EBITDA of the Parent Guarantor for the period of four fiscal quarters most recently ended on or prior to the date of determination, (b) had consolidated assets representing 5.0% or more of the total consolidated assets of the Parent Guarantor on the last day of the most recent fiscal quarter ended on or prior to the date of determination or (c) owns any Material Intellectual Property or any Material Real Property.

“Material Intellectual Property” means any IP Rights that (x) are material to the operation of the business of the Parent Guarantor and the Restricted Subsidiaries, taken as a whole, or (y) in the good faith determination of the board of directors or senior management of the Parent Guarantor, could reasonably be expected to become material to such operations.

“Material Real Property” means fee owned or, to the extent used for manufacturing operations, leased real property (a) with a fair market value in excess of $25,000,000 or (b) where manufacturing operations that are material to the operation of the business of the Parent Guarantor and the Restricted Subsidiaries, taken as a whole, are conducted, including, as of the Closing Date, the Fajardo Facility, the Larne Facility, the Manati Facility and the Weiterstadt Facility.

“Maturity Date” means (a) with respect to the Revolving Credit Facility and the Term A Loan Facility, the date that is five years after the Closing Date ~~and~~, (b) with respect to the Term B-1 Loan Facility, the Term B-2 Facility ~~and~~, the Term B-3 Facility and the Additional Term B-1 Loan Facility, March 15, 2018~~.~~, (c) with respect to the Term B-4 Loan Facility and the Term B-5 Loan Facility, August 20, 2017, and (d) with respect to any other Class of Loans or Commitments, the maturity date of such other Classes of Loans or Commitments as specified herein, including pursuant to Section 2.14, Section 2.15 and Section 2.16 hereof.

“Maximum Rate” has the meaning specified in Section 10.10.

“MNPI” has the meaning specified in Section 10.07(j)

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, deeds of mortgage, trust deeds or mortgages, as applicable, made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties in respect of the Fajardo Facility, the Larne Facility, the Manatí Facility and the Weiterstadt Facility pursuant to Section 4.01 or Section 6.20, as applicable, together with each other mortgage or other comparable instrument in form and substance reasonably acceptable to the Administrative Agent executed and delivered pursuant to Section 6.12.

“Mortgage Policy” means a lender’s policy of title insurance.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)           with respect to the Disposition of any asset by the Parent Guarantor or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Parent Guarantor or any of its Restricted Subsidiaries) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including, without limitation, attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Parent Guarantor or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be payable in connection therewith by the Parent Guarantor or such Restricted Subsidiary and attributable to such Disposition or Casualty Event (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Restricted Subsidiary organized under the laws of a jurisdiction different from the jurisdiction of organization of the Borrower that is its most direct parent company, deductions in respect of withholding taxes that are payable in cash if such funds are repatriated to the jurisdiction of the relevant Borrower) and (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Parent Guarantor or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Parent Guarantor or any of its Restricted Subsidiaries in respect of any such Disposition or Casualty Event and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $35,000,000 and (y) no proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $75,000,000 (and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a));

(b)           with respect to the issuance of any Equity Interest by the Parent Guarantor or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (ii) all taxes (including, in respect of any proceeds received in connection with the issuance of Equity Interests of any Restricted Subsidiary organized under the laws of a jurisdiction different from the jurisdiction of organization of the Borrower that is its most direct parent company, deductions in respect of withholding taxes that are payable in cash if such funds are repatriated to the jurisdiction of the relevant Borrower) and fees (including investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses (including attorneys’ fees) and other customary expenses) incurred by the Parent Guarantor or such Restricted Subsidiary in connection with such issuance; and

(c)           with respect to the incurrence or issuance of any Indebtedness by the Parent Guarantor or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses (including attorneys’ fees) and other customary expenses, incurred by the Parent Guarantor or such Restricted Subsidiary in connection with such incurrence or issuance (including, in the case of Indebtedness of any Restricted Subsidiary organized under the laws of a jurisdiction different from the jurisdiction of organization of the Borrower that is its most direct parent company, deductions in respect of withholding taxes that are payable in cash if such funds are repatriated to the jurisdiction of the relevant Borrower).

“New Term Lenders” means Term B-4 Lenders, Term B-5 Lenders and Additional Term B-1 Lenders.

“New Term Loan Commitment” means a Term B-4 Commitment, a Term B-5 Commitment or an Additional Term B-1 Commitment, as the context may require.

“New Term Loan Facility” means the Term B-4 Loan Facility, the Term B-5 Loan Facility or the Additional Term B-1 Loan Facility, as the context may require.

“New Term Loans” means Term B-4 Loans, Term B-5 Loans and Additional Term B-1 Loans, as the context may require.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Excluded Taxes” means any Taxes other than Excluded Taxes.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-US Lender” has the meaning specified in Section 10.15(a)(i).

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow, that such amount (i) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (ii) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on the receipt or availability of such amount.

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) for purposes of this Agreement, all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) for purposes of the Collateral Documents and each Guaranty, (x) all “Obligations” as defined in the foregoing clause (a), (y) all Secured Hedge Obligations and (z) all Cash Management Obligations.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Offered Amount” has the meaning specified in Section 10.07(k)(iv)(A).

“Offered Discount” has the meaning specified in Section 10.07(k)(iv)(A).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or the memorandum and articles of association (if applicable); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Govern-

mental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Facility” means any revolving credit facility providing for Other Revolving Credit Loans hereunder.

“Other Revolving Credit Lender” means, at any time, any Lender or Additional Refinancing Lender, as the case may be, that has an Other Revolving Credit Commitment or Other Revolving Credit Loan at such time.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Other Term Loan Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loan Facility” means any term loan facility pursuant to which Other Term Loans are made available hereunder.

“Other Term Loan Lender” means, at any time, any Lender or Additional Refinancing Lender, as the case may be, that has an Other Term Commitment or Other Term Loan at such time.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent” means Warner Chilcott plc, a public limited company incorporated under the laws of Ireland.

“Parent Guarantor” has the meaning specified in the preliminary statements to this Agreement.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“Participating Lender” has the meaning specified in Section 10.07(k)(iii)(B).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by any Borrower in the form of one or more series of senior secured notes or senior secured loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations and is not secured by any property or assets of the Parent Guarantor, any Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans) or outstanding Revolving Credit Loans, (iii) (A) in the case of senior secured loans, such Indebtedness does not mature earlier than and has a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt and (B) otherwise, such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the maturity date of the relevant Refinanced Debt, in each case at the time such Indebtedness is incurred, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries of the Parent Guarantor other than the Loan Parties and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by any Borrower, then the Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered each applicable First Lien Intercreditor Agreement.  Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means the Sponsors and the Management Shareholders.

“Permitted Other Investment Amount” has the meaning specified in Section 7.02(n).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.03, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended  is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees), (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person or Persons who are the obligors on the Indebtedness being modified, refinanced, refunded, renewed or extended, and such new or additional obligors as are permitted under Section 7.03(a) or (b)(iii) or as are or become Loan Parties in accordance with Section 6.12 and with respect to subordinated Indebtedness the obligations of such obligors shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in documentation governing the Indebtedness, taken as a whole and (f) at the time thereof, no Event of Default shall have occurred and be continuing.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of second lien secured notes or second lien secured  loans; provided that (i) such Indebtedness is secured by the Collateral on a second (or more junior) lien, subordinated basis to the Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Parent Guarantor, any Borrower or any Restricted Subsidiary other than the Collateral, (ii)

such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans or Other Term Loans) or outstanding Revolving Credit Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the maturity date of the relevant Refinanced Debt at the time such Indebtedness is incurred, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries of the Parent Guarantor other than the Loan Parties and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Second Priority Refinancing Debt incurred by any Borrower, then the Loan Parties, the Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered each applicable Second Lien Intercreditor Agreement.  For the avoidance of doubt, Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of Parent Guarantor or a Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions customary for high yield subordinated debt securities as reasonably determined by the Parent Guarantor or otherwise reasonably acceptable to the Administrative Agent, (b) is not scheduled to mature prior to the date that is ninety-one (91) days after the scheduled Maturity Date of the Term B Loan Facility, (c) has no scheduled amortization or payments of principal prior to the Maturity Date of the Term B Loan Facility, and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those set forth in the Senior Notes Indenture.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by any Borrower in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans or Other Term Loans) or outstanding Revolving Credit Loans, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the maturity date of the relevant Refinanced Debt at the time such Indebtedness is incurred, other than customary offers to purchase upon a change of control or asset sale, and (iii) such Indebtedness is not guaranteed by any Subsidiaries of the Parent Guarantor other than the Loan Parties.  For the avoidance of doubt, Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pharmaceuticals Business” means the worldwide prescription pharmaceuticals business of Proctor & Gamble Company and its affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the applicable Security Agreement.

“Pledged Equity” has the meaning specified in the applicable Security Agreement.

“PR Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Prepayment Response Date” means, as the context requires, either the Specified Discount Prepayment Response Date or the Discount Range Prepayment Response Date.

“Prior Credit Agreement” means the credit agreement dated October 30, 2009, as amended, among the Parent Guarantor, the US Borrower, the PR Borrower, the Luxco Borrower, the guarantors listed therein, the lenders listed therein and Credit Suisse, Cayman Islands Branch, as Administrative Agent, Swing Line Lender and L/C Issuer.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” ~~means~~mean, for purposes of calculating compliance with each of the financial covenants set forth in Section 7.10 or with a Consolidated Secured Leverage Ratio in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (I) in the case of a Disposition of all or substantially all the assets of or all the Equity Interests of any Subsidiary of such Person or of any division or product line of such Person or any of its Subsidiaries, shall be excluded, and (II) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction~~”~~,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Parent Guarantor or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to the financial covenants set forth in Section 7.10 solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent Guarantor and its Restricted Subsidiaries and (z) factually supportable.  For purposes of calculating Pro Forma Compliance with the financial covenants set forth in Section 7.10 in respect of any determination that occurs at any time on or after the Amendment No. 1 Effective Date and prior to ~~June 30, 2011,~~the date of delivery of financial statements pursuant to Section 6.10(b) for the fiscal quarter ended prior to September 30, 2012, in the case of financial covenants set forth in both Sections 7.10(a) and 7.10(b) the applicable ratios that apply beginning ~~June~~September 30, ~~2011~~2012 shall be deemed to apply as at the relevant date of determination.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities (or in the case of any Term Lender under any Term Loan Facility under which Term Loans have been made, the Outstanding Amount of such Lender’s Term Loans under such Facility) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities (or in the case of any Term Loan Facility under which Term Loans have been made, the Outstanding Amount of all Term Loans under such Facility) at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Process Agent” has the meaning specified in Section 10.20.

“Product Acquisition” means the acquisition (whether before or after the Closing Date) of a pharmaceutical product or the sales and marketing rights with respect to a pharmaceutical product and any related property or assets, including general intangibles.

“Public Lender” has the meaning specified in Section 6.02.

“Qualifying Lender” has the meaning specified in Section 10.07(k)(iv)(C).

“Refinanced Debt” has the meaning specified in the definition of the term “Credit Agreement Refinancing Indebtedness.”

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Guarantor executed by each of (a) the Borrowers and the Parent Guarantor, (b) the Administrative Agent and (c) each Additional Refinancing Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.15.

“Register” has the meaning specified in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, as amended, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any structure or facility.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (x) any amendment, amendment and restatement or other modification of this Agreement the primary purpose of which is to reduce the All-

in Yield of any Term B Loans or (y) any prepayment or refinancing of any Term B Loan in whole or in part with the proceeds of any term loans or other bank financing incurred for the primary purpose of prepaying or refinancing such Term B Loans with Indebtedness having a lower All-in Yield than such Term B Loans (but excluding, for the avoidance of doubt, any such transaction described in clause (x) or (y) above occurring in connection with a Change of Control); provided that in calculating the All-in Yield for purposes of this definition, the Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and Additional Term B-1 Loans shall be deemed to have been issued at par.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that for all purposes under this Agreement and each other Loan Document, the “Required Lenders” shall be calculated in accordance with Section 10.07(j).

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided, further, that for all purposes under this Agreement and each other Loan Document, the “Required Revolving Lenders” shall be calculated in accordance with Section 10.07(j).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party or, in the case of any Foreign Subsidiary (other than the PR Borrower), any duly appointed authorized signatory or any director or managing member of such Person and, as to any document delivered on the Closing Date or Amendment No. 1 Effective Date, any secretary or assistant secretary.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Parent Guarantor or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Persons thereof) of the Parent Guarantor or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor other than an Unrestricted Subsidiary.

“Revolver Extension Request” has the meaning provided in Section 2.16(b).

“Revolver Extension Series” has the meaning provided in Section 2.16(b).

“Revolving Credit Borrower” means the US Borrower, the PR Borrower or the Luxco Borrower, as the context may require, and “Revolving Credit Borrowers” means, collectively, the US Borrower, the PR Borrower and the Luxco Borrower.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Revolving Credit Borrowers pursuant to Section 2.01(b) or Section 2.14, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name  on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including pursuant to Section 2.14.  The Aggregate Commitments of all Revolving Credit Lenders shall be $250,000,000 on the Closing Date.

“Revolving Credit Commitment Fee” has the meaning specified in Section 2.09.

“Revolving Credit Commitment Period” means the period from and including the Closing Date to but not including the Maturity Date of the Revolving Credit Facility or any earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or a Revolving Credit Loan at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of a Revolving Credit Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of such Revolving Credit Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to such Revolving Credit Borrower.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means (x) the Second Lien Intercreditor Agreement substantially in the form of Exhibit U hereto among the Administrative Agent and one or more Senior Representatives for holders of Permitted Second Priority Refinancing Debt and/or holders of Additional Debt permitted under Section 7.03(xxii) secured by a second priority lien on the Collateral, with such modifications thereto as the Administrative Agent may reasonably agree and (y) such intercreditor, collateral agency or similar agreements having substantially similar effect as the agreement contemplated by clause (x) in non-U.S. jurisdictions..

“Secured Hedge Agreement” means any Swap Contract required or permitted under Article 6 or Article 7 that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Hedge Obligations” means the obligations of any Loan Party arising under any Secured Hedge Agreement.

“Secured Obligations” has the meaning specified in the applicable Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, Lenders or Affiliates of Lenders under Cash Management Obligations of a Loan Party, the Supplemental Administrative Agent, if any, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.

“Secured Party Claim” means, solely for purposes of Section 9.01(f), any amount which a Loan Party owes to a Secured Party under or in connection with the Loan Documents.

“Security Agreement” means, collectively, the Domestic Security Agreement, the Foreign Security Agreements, the Intellectual Property Security Agreements and each other Collateral Document executed and delivered pursuant to Section 4.01, Section 6.12, Section 6.14 and Section 6.20, each in form and substance reasonably acceptable to the Administrative Agent, to secure the Obligations of each Loan Party under its respective Loan Documents.

“Security Agreement Supplement” has the meaning specified in the applicable Security Agreement, if applicable.

“Senior Notes” means the US Borrower’s 7.75% senior notes due 2018 pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture dated as of August 20, 2010, pursuant to which the Senior Notes were issued.

“Senior Representative” means, with respect to any Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or Additional Debt permitted under Section 7.03(xxii) secured by a Lien or the Collateral, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Series 1 Specified Term Loans” has the meaning specified in Section 10.07(p).

“Series 2 Specified Term Loans” has the meaning specified in Section 10.07(q).

“Solicited Discount Pro-Rata Factor” has the meaning specified in Section 10.07(k)(iv)(C).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 10.07(k)(iv)(A).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 10.07(k)(iv) substantially in the form of Exhibit O.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit P, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 10.07(k)(iv)(A).

~~“Solicited Discount Pro-Rata Factor” has the meaning specified in Section 10.07(k)(iv)(C).~~

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Asset Sale” has the meaning specified in Section 2.05(b)(vi).

“Specified Discount” has the meaning specified in Section 10.07(k)(ii).

“Specified Discount Prepayment Amount” has the meaning specified in Section 10.07(k)(ii)(A).

“Specified Discount Prepayment Notice” means an irrevocable written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 10.07(k)(ii) substantially in the form of Exhibit K.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit L, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 10.07(k)(ii)(A).

“Specified Discount Pro-Rata Factor” has the meaning specified in Section 10.07(k)(ii)(C).

“Specified Dividend” means the Parent’s semi-annual dividend of up to $0.25 per share (and any dividend by any Borrower Party to its direct parent, Holdings any Intermediate Holding Company and Parent to pay such amount).

“Specified Junior Financing Obligations” means any obligations in respect of any Junior Financing.

“Specified Lender Prepayment” has the meaning specified in Section 10.07(k)(v).

~~“Specified Term Loans” has the meaning specified in Section 10.07(p).~~

“Specified Transaction” means any (a) Disposition of all or substantially all the assets of or all the Equity Interests of any Restricted Subsidiary or of any division or product line of the Parent Guarantor or any of its Restricted Subsidiaries, (b) Permitted Acquisition, (c) designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case in accordance with Section 6.15 or (d) ~~the~~ proposed incurrence of Indebtedness or making of a Restricted Payment in respect of which compliance with the financial covenants set forth in Section 7.10 or with a Consolidated Secured Leverage Ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Sponsors” means, collectively, Bain Capital Partners LLC, JPMorgan Partners (managed by CCMP Capital Advisors), and Thomas H. Lee Partners, L.P. and/or their respective Affiliates (including, as applicable, related funds, general partners thereof and limited partners thereof, but solely to the extent any such limited partners are directly or indirectly participating as investors pursuant to a side-by-side investing arrangement, but not including, however, any portfolio company of any of the foregoing).

“Submitted Amount” has the meaning specified in Section 10.07(k)(iii)(A).

“Submitted Discount” has the meaning specified in Section 10.07(k)(iii)(A).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Guarantor.

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, acting through one of its affiliates or branches, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means $20,000,000.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Syndication Agent” means J.P. Morgan Securities LLC, as syndication agent under this Agreement.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including interest, penalties or additions to tax) with respect to the foregoing.

“Term A Commitment” means, as to each Lender, its obligation to make a Term A Loan to PR Borrower pursuant to Section 2.01(a)(i) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term A Commitments as of the Closing Date is $1,250,000,000.

“Term A Lender” means, at any time, any Lender that has a Term A Commitment or a Term A Loan at such time.

“Term A Loan Facility” means the facility providing for the Borrowing of Term A Loans.

“Term A Loans” has the meaning specified in Section 2.01(a)(i).

“Term B Commitment” means a Term B-1 Commitment, Term B-2 Commitment ~~or~~, Term B-3 Commitment, Term B-4 Commitment, Term B-5 Commitment or Additional Term B-1 Commitment, as applicable.

“Term B Lender” means a Term B-1 Lender, Term B-2 Lender ~~or~~, Term B-3 Lender, Term B-4 Lender, Term B-5 Lender or Additional Term B-1 Lender, as applicable.

“Term B Loan Facility” means the Term B-1 Loan Facility, ~~the~~ Term B-2 Loan Facility ~~or~~, Term B-3 Loan Facility, Term B-4 Loan Facility, Term B-5 Loan Facility or Additional Term B-1 Loan Facility, as applicable.

“Term B Loans” means any Term B-1 Loan, Term B-2 Loan ~~or~~, Term B-3 Loan, Term B-4 Loan, Term B-5 Loan or Additional Term B-1 Loan, as applicable.

 “Term B-1 Commitment” means, as to each Term B-1 Lender, its obligation to make a Term B-1 Loan to US Borrower pursuant to Section 2.01(a)(ii) in an aggregate amount not to exceed the amount set forth opposite such Term B-1 Lender’s name on Schedule 2.01 under the caption “Term B-1 Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term B-1 Commitments as of the Closing Date is $800,000,000.

“Term B-1 Lender” means, at any time, any Lender that has a Term B-1 Commitment or a Term B-1 Loan at such time.

“Term B-1 Loan Facility” means the facility providing for the Borrowing of Term B-1 Loans.

“Term B-1 Loans” has the meaning specified in Section 2.01(a)(ii).

“Term B-2 Commitment” means, as to each Term B-2 Lender, its obligation to make a Term B-2 Loan to PR Borrower pursuant to Section 2.01(a)(iii) in an aggregate amount not to exceed the amount set forth opposite such Term B-2 Lender’s name on Schedule 2.01 under the caption “Term B-2 Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term B-2 Commitments as of the Closing Date is $400,000,000.

“Term B-2 Lender” means, at any time, any Lender that has a Term B-2 Commitment or a Term B-2 Loan at such time.

“Term B-2 Loan Facility” means the facility providing for the Borrowing of Term B-2 Loans.

“Term B-2 Loans” has the meaning specified in Section 2.01(a)(iii).

“Term B-3 Commitment” means, as to each Term B-3 Lender, its obligation to make a Term B-3 Loan to Luxco Borrower pursuant to Section 2.01(a)(iv) in an aggregate amount not to exceed the amount set forth opposite such Term B-3 Lender’s name on Schedule 2.01 under the caption “Term B-3 Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term B-3 Commitments as of the Closing Date is $550,000,000.

“Term B-3 Lender” means, at any time, any Lender that has a Term B-3 Commitment or a Term B-3 Loan at such time.

“Term B-3 Loan Facility” means the facility providing for the Borrowing of Term B-3 Loans.

“Term B-3 Loans” has the meaning specified in Section 2.01(a)(iv).

“Term B-4 Commitment” means, as to each Term B-4 Lender, its obligation to make a Term B-4 Loan to PR Borrower pursuant to Section 2.01(a)(v)(A) in an aggregate amount not to exceed the amount set forth opposite such Term B-4 Lender’s name on Schedule 2.01B under the caption “Term B-4 Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term B-4 Commitments as of the Amendment No. 1 Effective Date is $250,000,000.

“Term B-4 Lender” means, at any time, any Lender that has a Term B-4 Commitment or a Term B-4 Loan at such time.

“Term B-4 Loan Facility” means the facility providing for the Borrowing of Term B-4 Loans.

“Term B-4 Loans” has the meaning set forth in Section 2.01(a)(v)(A).

“Term B-5 Commitment” means, as to each Term B-5 Lender, its obligation to make a Term B-5 Loan to US Borrower pursuant to Section 2.01(a)(v)(B) in an aggregate amount not to exceed the amount set forth opposite such Term B-5 Lender’s name on Schedule 2.01B under the caption “Term B-5 Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term B-5 Commitments as of the Amendment No. 1 Effective Date is $50,000,000.

“Term B-5 Lender” means, at any time, any Lender that has a Term B-5 Commitment or a Term B-5 Loan at such time.

“Term B-5 Loan Facility” means the facility providing for the Borrowing of Term B-5 Loans.

“Term B-5 Loans” has the meaning set forth in Section 2.01(a)(v)(B).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means a Term A Commitment or a Term B Commitment, as the context may require.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan Extension Request” has the meaning provided in Section 2.16(a).

“Term Loan Extension Series” has the meaning provided in Section 2.16(a).

“Term Loan Facility” means a Term A Loan Facility or a Term B Loan Facility, as the context may require.

“Term Loans” means Term A Loans ~~or~~, Term B Loans, Other Term Loans or Incremental Term Loans, as the context may require.

“Term Note” means a promissory note of any Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Threshold Amount” means $100,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transactions” means, collectively, (a) the repayment of the Prior Credit Agreement, (b) the execution and delivery and performance by the Loan Parties of each Loan Document to which they are a party executed and delivered or to be executed and delivered on or prior to the Closing Date, and, in the case of each Borrower, the making of the initial Borrowings hereunder, (c) the consummation of any other transactions in connection with the foregoing, and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Appropriate Lender has made its Pro Rata Share of the applicable Borrowing available to the Administrative Agent and (ii) with respect to which a corresponding amount shall not in fact have been made available to the Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of participations in respect of any outstanding Swing Line Loan that shall not have been funded by the Appropriate Lenders in accordance with Section 2.04(c) and (c) with respect to the L/C Issuer, the aggregate amount of L/C Borrowings.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code

(or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the creation or perfection of a security interest in any item or items of Collateral.

“United States” and “US” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor designated by the board of directors of the Parent Guarantor as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the date hereof.

“US Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“US Lender” has the meaning specified in Section 10.15(b).

“US Tax Certificate” has the meaning set forth in Section 10.15(a).

“Warner Chilcott” means the Parent and its Subsidiaries, taken as a whole.

“Warner Chilcott Deutschland GmbH” means Warner Chilcott Deutschland GmbH, formerly known as Proctor & Gamble Pharmaceuticals GmbH, a limited liability company incorporated under the laws of Germany and registered with the local court of Darmstadt under registration number HRB 1049.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Weiterstadt Facility” means the manufacturing facility located in Weiterstadt, Germany that is owned by Warner Chilcott Deutschland GmbH and listed in the land register of the Local court of Darmstadt, Blatt 4889, laufende Nr. 2, Flur 4, Flurstuck 183/3 and laufende Nr. 10, Flur 4, Flurstuck 151/7.

Section 1.02.    Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           ~~1.1.1.1.~~(1) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(1)            (i)           Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(2)            (ii)           The term “including” is by way of example and not limitation.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including~~;~~”; the words “to” and “until” each mean “to but excluding~~;~~”; and the word “through” means “to and including.”

(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03.    Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.  All financial ratios calculated pursuant to Section 7.10 shall be calculated in a manner consistent with that used in preparing the audited consolidated balance sheet of ~~Warner Chilcott Limited~~Parent as of December 31, 2010 and the related audited consolidated statements of operations, shareholders’ equity and cash flows for Warner Chilcott Limited for the fiscal years then ended for the fiscal year ended December 31, 2010, except as otherwise specifically prescribed herein; provided that Statement of Financial Accounting Standards No. 141 shall unless otherwise agreed by the Administrative Agent and the Parent ~~Borrower~~Guarantor be applied as in effect prior to the 2007 amendments thereto.

(b)           If at any time any change in GAAP would affect the computation of any financial ratio or other covenant set forth in any Loan Document, and either the Parent Guarantor or the Required Lenders shall so request, the Administrative Agent and the Parent Guarantor shall negotiate in good faith to amend such ratio or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or covenant shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent Guarantor shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or covenant, as the case may be, made before and after giving effect to such change in GAAP.

(c)           Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement shall, following any Specified Transaction, be calculated on a Pro Forma Basis until the completion of four (4) full fiscal quarters following such Specified Transaction.

Section 1.04.    Terms Applicable ~~To~~to Foreign Subsidiaries That Are Guarantors.  Certain terms used in this Agreement but not defined elsewhere in this Agreement with respect to Foreign Subsidiaries that are Guarantors have the meanings assigned to such terms in Schedule 1.04.

Section 1.05.    Rounding.  Any financial ratios required to be maintained by any Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06.    References ~~To~~to Agreements ~~And~~and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.07.    Times ~~Of~~of Day.  Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

Section 1.08.    Timing ~~Of~~of Payment ~~Or~~or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 1.09.    Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit or Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

ARTICLE 2

The Commitments and Credit Extensions

Section 2.01.    The Loans.

(a)           The Term Borrowings.  Subject to the terms and conditions set forth herein:

(i)       each Term A Lender severally agrees to make a loan on the Closing Date to PR Borrower (each, a “Term A Loan” and, collectively, the “Term A Loans”) in an amount in US Dollars equal to such Term A Lender’s Term A Commitment;

(ii)       each Term B-1 Lender severally agrees to make a loan on the Closing Date to US Borrower (each, a “Term B-1 Loan” and, collectively, the “Term B-1 Loans”) in an amount in US Dollars equal to such Term B-1 Lender’s Term B-1 Commitment;

(iii)       each Term B-2 Lender severally agrees to make a loan on the Closing Date to PR Borrower (each, a “Term B-2 Loan” and, collectively, the “Term B-2 Loans”) in an amount in US Dollars equal to such Term B-2 Lender’s Term B-2 Commitment;

(iv)       each Term B-3 Lender severally agrees to make a loan on the Closing Date to Luxco Borrower (each, a “Term B-3 Loan” and, collectively, the “Term B-3 Loans”) in an amount in US Dollars equal to such Term B-3 Lender’s Term B-3 Commitment;

(v)       (A) each Term B-4 Lender severally agrees to make Term B-4 Loans to the PR Borrower on the Amendment No. 1 Effective Date in an amount in Dollars equal to such Term B-4 Lender’s Term B-4 Commitment (the “Term B-4 Loans”);

(B)           each Term B-5 Lender severally agrees to make Term B-5 Loans to the US Borrower on the Amendment No. 1 Effective Date in an amount in Dollars equal to such Term B-5 Lender’s Term B-5 Commitment (the “Term B-5 Loans”);

(C)           each Additional Term B-1 Lender severally agrees to make Additional Term B-1 Loans to the US Borrower on the Amendment No. 1 Effective Date in an amount in Dollars equal to such Additional Term B-1 Lender’s Additional Term B-1 Commitment (the “Additional Term B-1 Loans”); and

(D)           Upon the Amendment No. 1 Effective Date, except as expressly set forth herein, the Term B-4 Loans, the Term B-5 Loans and the Additional Term B-1 Loans shall have the same terms as the Existing Term Loans, in each case as modified by Amendment No. 1.  For the avoidance of doubt, the New Term Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” hereunder and under the other Loan Documents and shall have the same rights and obligations hereunder and under the other Loan Documents as the other Term Loans (except as expressly set forth herein).

Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)           The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans in US Dollars to each Revolving Credit Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day during the Revolving Credit Commitment Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment.  Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, each Revolving Credit Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type made to the same Borrower.

Section 2.02.    Borrowings, Conversions ~~And~~and Continuations ~~Of~~of Loans.

(a)           Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the relevant Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent(i) not later than 12:00 p.m. (noon) three (3) Business Days prior to the requested date of any Borrowing of Eurodollar Rate Loans, continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, (ii) not later than 12:00 p.m. (noon) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Section 2.03(c)(i) and Section 2.04(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the relevant Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the account of the relevant Borrower to be credited with the proceeds of such Borrowing.  If the relevant Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the rel-

evant Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the relevant Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a).  In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m. (noon) on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Article 4, the Administrative Agent shall make all funds so received available to the relevant Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to the Administrative Agent by such Borrower.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the relevant Borrower pays the amount due, if any, under Section 3.05 in connection therewith.  During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d)           The Administrative Agent shall promptly notify the relevant Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the relevant Borrower and the Appropriate Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the determination of such change.

(e)           After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twenty-five (25) Interest Periods in effect and (x) with respect to any Facility that is a Revolving Credit Facility, there shall not be more than ten (10) Interest Periods in effect with respect to Loans under such Facility and (y) with respect to any Facility that is a Term Loan Facility, there shall not be more than five (5) Interest Periods in effect with respect to Loans under such Facility.

(f)           The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)           Each Lender may, at its option, make any Loan available to the PR Borrower or the Luxco Borrower by causing any foreign or domestic branch or Affiliate of such

Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with this Agreement.

Section 2.03.    Letters of Credit.

(a)           The Letter of Credit Commitment.  Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of any Revolving Credit Borrower (or any other Borrower or Restricted Subsidiary so long as a Revolving Credit Borrower is a joint and several co-applicant, and references to a “Borrower” in this Section 2.03 shall be deemed to include reference to such other Borrower or Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of any Revolving Credit Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if, as of the date of such L/C Credit Extension, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, each Revolving Credit Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Revolving Credit Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(i)       The L/C Issuer shall be under no obligation to issue any Letter of Credit if

(A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, the L/C Issuer in good faith deems material to it;

(B)           subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit, prior to giving effect to any automatic renewal, would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the L/C Issuer has approved such expiry date;

(D)           the issuance of such Letter of Credit would violate any Laws or one or more policies of the L/C Issuer; or

(E)           in the event that any Revolving Credit Lender is a Defaulting Lender, unless the L/C Issuer has entered into arrangements reasonably satisfactory to it and the applicable Revolving Credit Borrower to eliminate the L/C Issuer’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by cash collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the L/C Issuer to support, each such Defaulting Lender’s Pro Rata Share of any Unreimbursed Amount.

(ii)       The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the relevant Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 p.m. (noon) at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably request.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably request.

(i)       Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the relevant Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation to be promptly provided by the Administrative Agent), then, sub-

ject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the relevant Borrower or enter into the applicable amendment, as the case may be.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer an unfunded risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(ii)       If the relevant Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, no Borrower shall be required to make a specific request to the L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Credit Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iii)       Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the relevant Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.  (i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the relevant Borrower and the Administrative Agent thereof.  Not later than 3:30 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the relevant Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that if such notice is not provided to such Borrower prior to 12:00 p.m. (noon) on the Honor Date, then such Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit.  If any Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreim-

bursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof.  In such event, the relevant Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

                          (ii)Each Revolving Credit Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the relevant Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

                          (iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the relevant Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                          (iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                          (v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the relevant Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the relevant Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.  (i)  If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the relevant Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

(e)           Obligations Absolute.  The obligation of each Revolving Credit Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued for its account and to repay each L/C Borrowing relating to any Letter of Credit issued for its account shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)       any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)       the existence of any claim, counterclaim, setoff, defense or other right that such Borrower or the applicable other Borrower or applicable Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Is-

suer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)       any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)       any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of such Borrower in respect of such Letter of Credit; or

(vi)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower;

provided that the foregoing shall not excuse the L/C Issuer from liability to such Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by such Borrower to the extent permitted by applicable Law) suffered by such Borrower that are caused by the L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  Each Revolving Credit Borrower shall promptly examine a copy of each Letter of Credit issued for its account and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Revolving Credit Borrower’s instructions or other irregularity, such Borrower will promptly notify the L/C Issuer.  Each relevant Revolving Credit Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer.  Each Lender and each Revolving Credit Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required

Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  Each Revolving Credit Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement.  None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, each relevant Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the relevant Borrower shall promptly Cash Collateralize (x) in the case of clause (i), 100% and (y) in the case of clause (ii), 105%, in each case of the then Outstanding Amount of all L/C Obligations (such Outstanding Amount to be determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or, in the case of clause (ii), provide a back to back letter of credit in a face amount at least equal to 105% of the then undrawn amount of such Letter of Credit from an issuer and in form and substance satisfactory to the L/C Issuer in its sole discretion.  Any Letter of Credit that is so Cash Collateralized or in respect of which such a back-to-back letter of credit shall have been issued shall be deemed no longer outstanding for purposes of this Agreement.  For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  Cash Collateral shall be maintained in deposit accounts designated by the Administrative Agent and which is under the sole dominion and control of the Administrative Agent.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or claims of the depositary bank arising by operation of law or that the total amount of such funds is less than the amount required by the first sentence of this clause (g), the relevant Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts designated by the Administrative Agent as aforesaid, an amount equal to the excess of (x) 100% or 105%, as applicable, of such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer.  To the extent the amount of any Cash Collateral exceeds 100% or 105%, as applicable, of the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the relevant Borrower.

(h)           Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the relevant Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” or “ISP” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)           Letter of Credit Fees.  Each Revolving Credit Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued for the account of such Borrower equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit.  Such letter of credit fees shall be computed on a quarterly basis in arrears.  Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.

(j)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  Each Revolving Credit Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued for the account of such Borrower equal to a percentage per annum to be agreed upon computed on the daily amount available to be drawn under such Letter of Credit.  Such fronting fees shall be computed on a quarterly basis in arrears.  Such fronting fees shall be due and payable on the first Business Day following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  In addition, each Revolving Credit Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees not related to the fronting fee and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

(k)           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms of this Agreement shall control.

Section 2.04.         Swing Line Loans.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to any Revolving Credit Borrower from time to time on any Business Day (other than the Closing Date) during the Revolving Credit Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided that after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment; provided further that neither Revolving Credit Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Revolving Credit Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender an unfunded risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share and the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the relevant Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) the account of the relevant Revolving Credit Borrower to be credited with the proceeds of such Swing Line Borrowing.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the relevant Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of such proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the relevant Borrower.  Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit

Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the applicable Borrower to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by cash collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c)           Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the relevant Borrower (each of which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding.  Each such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the relevant Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the relevant Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                          (ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in such Swing Line Loan and each such Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                          (iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                          (iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section

2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by a Borrower of a Committed Loan Notice).  No such funding of risk participations shall relieve or otherwise impair the obligation of the relevant Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.  At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(i)       If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the relevant Revolving Credit Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)           Payments Directly to Swing Line Lender.  The relevant Revolving Credit Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05.         Prepayments.

~~(a)          Optional.~~

(a)           Optional.  (i)  Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans made to such Borrower, in each case, in whole or in part without premium or penalty, subject to Section 2.05(a)(iv); provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (noon), (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied among the Facilities in such amounts and, in the case of the Term Loan Facilities, in such order of maturity, as the relevant Borrower may direct in its sole discretion.  Other than as set forth in Section 10.07(k), each prepayment made by a Borrower in respect of a particular Facility shall be paid to the Administrative Agent for the account of (and to be promptly disbursed to) the Appropriate Lenders in accordance with their respective Pro Rata Shares.

                          (ii)Any Revolving Credit Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. (noon) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

                          (iii)Notwithstanding anything to the contrary contained in this Agreement, any relevant Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or Section 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

                          (iv)In the event that, prior to the ~~six-month~~first anniversary of the ~~Closing~~Amendment No. 1 Effective Date, there shall occur any ~~amendment, amendment and restatement or other modification of this Agreement that reduces the Applicable Rate with respect to any Term B-1 Loans, Term B-2 Loans or Term B-3 Loans or any prepayment or refinancing of any Term B-1 Loans, Term B-2 Loans or Term B-3 Loans in whole or in part with proceeds of Indebtedness having lower applicable total yield (after giving effect to any premiums paid on such Indebtedness) than the applicable total yield for the relevant Term B-1 Loans, Term B-2 Loans or Term B-3 Loans as of the Closing Date, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable,~~Repricing Transaction, the Borrower shall pay a fee equal to 1.00% of the outstanding principal amount of Term B Loans subject ~~thereto, if such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, occurs prior to the six-month anniversary of the Closing Date~~to such Repricing Transac-

tion.  As a condition to effectiveness of any required assignment by any Non-Consenting Lender of its Term ~~B-1 Loans, Term B-2 Loans or Term B-3~~B Loans pursuant to Section 3.07 in respect of any amendment, amendment and restatement or modification to this Agreement effective prior to the ~~six-month~~first anniversary of the ~~Closing~~Amendment No. 1 Effective Date that ~~has the effect of reducing the Applicable Rate for any Term Loans from the Applicable Rate in effect on the Closing Date~~constitutes a Repricing Transaction, the relevant Borrower shall pay to such Non-Consenting Lender of Term ~~B-1 Loans, Term B-2 Loans or Term B-3~~B Loans a premium or fee equal to the premium or fee that would apply pursuant to the preceding sentence if such Non-Consenting Lender’s Term ~~B-1 Loans, Term B-2 Loans or Term B-3~~B Loans being assigned were being prepaid and subject to the premium or fee set forth in the immediately preceding sentence.

(b)           Mandatory.  (i)  Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Parent Guarantor shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, ~~2011~~2013) minus (B) the sum of (1) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a) and (2) solely to the extent the amount of the Revolving Credit Commitments are permanently reduced pursuant to Section 2.06 in connection therewith (and solely to the extent of the amount of such reduction), the amount of any voluntary prepayments of Revolving Credit Loans made pursuant to Section 2.05(a) during such fiscal year; provided that such percentage shall be reduced to 25% if the Leverage Ratio as of the last day of the immediately preceding four fiscal quarters was less than 2.50:1.

                          (ii)(A)  If (x) the Parent Guarantor or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (f) (except to the extent clause (iii) of the proviso thereto is applicable to such Disposition), (g), (h), (i), (j) or (m)) or (y) any Casualty Event occurs, which results in the realization or receipt by the Parent Guarantor or such Restricted Subsidiary of Net Cash Proceeds, the Parent Guarantor shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) if, on or prior to such date, the Parent Guarantor shall have given written notice to the Administrative Agent of its intention to reinvest or cause to be reinvested all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) (which election may only be made if no Event of Default has occurred and is then continuing).

(B)           With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Parent Guarantor, and so long as no Event of Default shall have occurred and be continuing, the Parent Guarantor may reinvest or cause to be reinvested all or any portion of such Net Cash Proceeds in assets useful for its business within (x) three hundred and sixty-five (365) days of the receipt of such Net Cash Proceeds or (y) if the Parent Guarantor or the relevant Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within three hundred and sixty five (365) days of the receipt thereof, within one hundred and eighty (180) days of the date of such legally binding commitment; provided that if any Net Cash Proceeds are not so reinvested within the time period set forth above in this Section 2.05(b)(ii)(B) or are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Term Loans as set forth in this Section 2.05.

                          (iii)If for any reason the aggregate Outstanding Amount of the Revolving Credit Loans, the L/C Obligations and Swing Line Loans at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall promptly prepay Revolving Credit Loans or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iii) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds such aggregate Revolving Credit Commitments then in effect.

                          (iv)If the Parent Guarantor or any Restricted Subsidiary incurs or issues (A) any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, and (B) any Indebtedness incurred in reliance on Section 7.03(b)(xviii) to the extent the applicable Permitted Acquisition is not consummated within 120 days of the incurrence or issuance thereof, the Parent Guarantor shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

                          (v)[RESERVED].

                          (vi)Notwithstanding any other provisions of this Section 2.05(b), (A) to the extent that (and for so long as) any of or all the Net Cash Proceeds of any asset sale or other Disposition or any Casualty Event by a Restricted Subsidiary (other than a Borrower) giving rise to mandatory prepayment pursuant to Section 2.05(b)(ii) (each such Disposition and Casualty Event, a “Specified Asset Sale”) are prohibited or delayed by applicable local Law from being repatriated to the jurisdiction of organization of the Borrower that is the most direct parent company of such Restricted Subsidiary, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Restricted Subsidiary so long as the applicable local Law will not permit such repatriation to the relevant Borrower (the Parent Guarantor hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions reasonably required by applicable local Law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local Law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) and (B) to the extent that the Parent Guarantor has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Specified Asset Sale to the jurisdiction of organization of the Borrower that is the most direct parent company of the relevant Restricted Subsidiary would have a material adverse tax consequence with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary, pro-

vided that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to prepayments pursuant to Section 2.05(b)(ii), the Parent Guarantor causes to be applied an amount equal to such Net Cash Proceeds to such prepayments as if such Net Cash Proceeds had been received by the relevant Borrower rather than such Restricted Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been so repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Restricted Subsidiary) in satisfaction of such prepayment requirement.

                          (vii)Except for any prepayments pursuant to Section 10.07(k) (which shall in each case be applied as provided in such Section) and with respect to any Loans incurred in connection with any Refinancing Amendment (which shall be applied as provided in Section 2.15), (A) each prepayment of Term Loans of any Class pursuant to this Section 2.05(b) shall be applied, first, in direct order of maturities, to any principal repayment installments of such Term Loans that are due within twenty-four (24) months after the date of such prepayment and second, on a pro-rata basis, to the other principal repayment installments of such Term Loans; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares (prior to giving effect to any rejection by any Term Lender of any such prepayment pursuant to clause (viii) below), subject to clause (viii) of this Section 2.05(b) and (B) the prepayments referred to in this Section 2.05(b) shall be allocated among each Class of Term Loans pro rata based on the aggregate outstanding principal amount of the Term Loans of each such Class.

                          (viii)The Parent Guarantor shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (vi) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.  Any Term Lender (a “Declining Lender”, and any Term Lender which is not a Declining Lender, an “Accepting Lender”) may elect, by delivering not less than two (2) Business Days prior to the proposed prepayment date, a written notice that any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to clauses (i) through (vi) of this Section 2.05(b) not be made, in which event the portion of such prepayment which would otherwise have been applied to the Term Loans of the Declining Lenders shall instead be retained by the relevant Borrower; provided that in connection with such prepayment, if a Lender rejects a prepayment pursuant to this Section 2.05(b)(viii) then the amount to be prepaid shall be allocated ratably among all Borrowings of the effected Class regardless of Type.

(~~ix~~c)           Funding Losses, Etc.  All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.  Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, a Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral

Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from such Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b).  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from a Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

Section 2.06.         Termination or Reduction of Commitments.

(a)           Optional.  Any Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount (A) of $500,000 or any whole multiple of $100,000 in excess thereof or (B) equal to the entire remaining amount of the Commitments of any Class and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, exceeds the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess.  The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Parent Guarantor.  Notwithstanding the foregoing, any relevant Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b)           Mandatory.  (i)  The Term Commitment (other than the New Term Loan Commitments) of each Term Lender (other than the New Term Lenders) shall be automatically and permanently reduced to $0 at 5:00 p.m. on the Closing Date upon funding the Term Loans (other than the New Term Loans).

                          (ii)The Revolving Credit Commitment of each Revolving Credit Lender shall be automatically and permanently reduced to $0 on the Maturity Date of the Revolving Credit Facility.

                          (iii)The New Term Loan Commitment of each New Term Lender shall be automatically and permanently reduced to $0 on the Amendment No. 1 Effective Date on the making of the New Term Loans hereunder.

(c)           Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06.  Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07).  All commitment fees accrued until the effective date of any termination of the Aggregate Commitments of any Class shall be paid to the Appropriate Lenders on the effective date of such termination.

Section 2.07.         Repayment of Loans.

(a)           Term Loans.  (i)  The PR Borrower shall, on the dates set forth below, repay to the Administrative Agent for the ratable account of the Term A Lenders, the percentage set forth below of the aggregate principal amount of all Term A Loans outstanding on the Closing Date (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Term A Loan Principal Amortization Payment Percentage
June 30, 2011	2.5%
September 30, 2011	2.5%
December 31, 2011	2.5%

March 31, 2012	2.5%
June 30, 2012	5.0%
September 30, 2012	5.0%
December 31, 2012	5.0%

March 31, 2013	5.0%
June 30, 2013	5.0%
September 30, 2013	5.0%
December 31, 2013	5.0%

March 31, 2014	5.0%
June 30, 2014	5.0%
September 30, 2014	5.0%
December 31, 2014	5.0%

March 31, 2015	5.0%
June 30, 2015	7.5%
September 30, 2015	7.5%
December 31, 2015	7.5%

Maturity Date	7.5%;

                          (ii)The PR Borrower shall, on the dates set forth below, repay to the Administrative Agent for the ratable account of the Term B-4 Lenders, the percentage set forth below of the initial aggregate principal amount of all Term B-4 Loans outstanding on the Amendment No. 1 Effective Date (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Term B-4 Loan Principal Amortization Payment Percentage
December 31, 2012	2.5%

March 31, 2013	2.5%
June 30, 2013	2.5%
September 30, 2013	2.5%
December 31, 2013	5.0%

March 31, 2014	5.0%
June 30, 2014	5.0%
September 30, 2014	5.0%
December 31, 2014	5.0%

March 31, 2015	5.0%
June 30, 2015	5.0%
September 30, 2015	5.0%
December 31, 2015	5.0%

March 31, 2016	5.0%
June 30, 2016	5.0%
September 30, 2016	5.0%
December 31, 2016	7.5%

March 31, 2017	7.5%
June 30, 2017	7.5%

Maturity Date	7.5%

                          (iii)The US Borrower shall, on the dates set forth below, repay to the Administrative Agent for the ratable account of the Term B-5 Lenders, the percentage set forth below of the initial aggregate principal amount of all Term B-5 Loans outstanding on the Amendment No. 1 Effective Date (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Term B-5 Loan Principal Amortization Payment Percentage
December 31, 2012	2.5%

March 31, 2013	2.5%
June 30, 2013	2.5%
September 30, 2013	2.5%
December 31, 2013	5.0%

Date	Term B-5 Loan Principal Amortization Payment Percentage
March 31, 2014	5.0%
June 30, 2014	5.0%
September 30, 2014	5.0%
December 31, 2014	5.0%

March 31, 2015	5.0%
June 30, 2015	5.0%
September 30, 2015	5.0%
December 31, 2015	5.0%

March 31, 2016	5.0%
June 30, 2016	5.0%
September 30, 2016	5.0%
December 31, 2016	7.5%

March 31, 2017	7.5%
June 30, 2017	7.5%

Maturity Date	7.5%

                          (~~ii~~iv)(I)  The US Borrower shall, on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2011 and ending with the last Business Day of the fiscal quarter preceding the Maturity Date for the Term B-1 Loan Facility, repay to the Administrative Agent for the ratable account of the Term B-1 Lenders, 0.25% of the aggregate principal amount of all Term B-1 Loans outstanding on the Closing Date, (II) the PR Borrower shall, on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2011 and ending with the last Business Day of the fiscal quarter preceding the Maturity Date for the Term B-2 Loan Facility, repay to the Administrative Agent for the ratable account of the Term B-2 Lenders, 0.25% of the aggregate principal amount of all Term B-2 Loans outstanding on the Closing Date ~~and~~, (III) the Luxco Borrower shall, on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2011 and ending with the last Business Day of the fiscal quarter preceding the Maturity Date for the Term B-3 Loan Facility, repay to the Administrative Agent for the ratable account of the Term B-3 Lenders, 0.25% of the aggregate principal amount of all Term B-3 Loans outstanding on the Closing Date and (IV) the US Borrower shall, on the last Business Day of each March, June, September and December, commencing with the last business day of the quarter in which the Amendment No. 1 Effective Date occurs and ending with the last Business Day of the fiscal quarter preceding the Maturity Date for the Additional Term B-1 Loan Facility, repay to the Administrative Agent for the ratable account of the Additional Term B-1 Lenders, 0.25% of the aggregate principal amount of the Additional Term B-1 Loans outstanding on the Amendment No. 1 Effective Date (which installments in the case of this clause (~~ii~~iv) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05);

provided that the final principal repayment installment of the Term Loans of each Class shall be repaid on the Maturity Date of the applicable Term Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.

(b)           Revolving Credit Loans.  Each Revolving Credit Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c)           Swing Line Loans.  Each Revolving Credit Borrower shall repay the aggregate principal amount of all of its Swing Line Loans on the date that is five (5) Business Days prior to the Maturity Date for the Revolving Credit Facility.

Section 2.08.         Interest.

(a)           Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b)           While any Event of Default set forth in Section 8.01(a) exists, each Borrower shall pay interest on the principal amount of all of its outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09.     Fees.  In addition to certain fees described in Section 2.03(i) and Section 2.03(j):

(a)           Revolving Credit Commitment Fee.  The Revolving Credit Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee (each, a “Revolving Credit Commitment Fee” and, collectively, the “Revolving Credit Commitment Fees”) equal to the Applicable Rate times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations; provided that any Revolving Credit Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting

Lender and unpaid at such time shall not be payable by the Revolving Credit Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Revolving Credit Commitment Fee shall otherwise have been due and payable by such Borrowers prior to such time; and provided further that no Revolving Credit Commitment Fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  The Revolving Credit Commitment Fees shall accrue at all times from the date hereof until the Maturity Date of the Revolving Credit Facility, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility.  The Revolving Credit Commitment Fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

~~(b)          [Reserved].~~

(~~c~~b)           Other Fees.  The US Borrower shall pay or cause to be paid to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

~~(d)          [Reserved].~~

Section 2.10.         Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11.         Evidence ~~Of~~of Indebtedness.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting as a non-fiduciary agent solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the relevant Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  Each Borrower and each Lender agrees from time to time after the occurrence and during the continuance of an Event of Default under Section 8.01(f) or Section 8.01(g)(i) to execute and deliver to the Administrative Agent all such Notes or other promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to any exchange of Lenders’ interests pursuant to arrangements relating thereto among the Lenders, and each Lender agrees to surrender any Notes or other promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any Notes or other promissory notes so executed and delivered.

(b)           In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)           Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and Section 2.11(b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and Section 2.11(b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12.         Payments Generally.

(a)           All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 4:00 p.m. shall be deemed received on the next succeeding Business Day in the Administrative Agent’s sole discretion and any applicable interest or fee shall continue to accrue to the extent applicable.

(b)           If any payment to be made by any Borrower shall come due on a day other than a Business Day in relation to such Borrower, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)           Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)       if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the applicable Federal Funds Rate from time to time in effect; and

(ii)       if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the relevant Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.  When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the relevant Borrower, and the relevant Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or any relevant Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d)           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the relevant Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)           The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)           Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13.         Sharing ~~Of~~of Payments.  If, (other than (x) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, including any assignee or participant that is a Sponsor, a Loan Party or an Affiliate of any Loan Party or (y) as otherwise expressly provided elsewhere herein, including, without limitation, as provided in Section 10.07(k)) any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such

Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14.         Increase in Commitments.

(a)           The Borrowers may at any time after the Amendment No. 1 Effective Date, by notice to the Administrative Agent, request the addition of one or more additional tranches of Term Loans (each, an “Incremental Term Facility”) or an increase in the Revolving Credit Facility (each, a “Revolving Facility Increase” and, together with the Incremental Term Facilities, an “Incremental Facility”) pursuant to additional commitments (the “Incremental Commitments”) to be effective as of a date (the “Increase Date”) as specified in the related Incremental Amendment; provided, however, that (i) in no event shall the aggregate amount of all of the Incremental Commitments, taken together with any Additional Debt incurred pursuant to Section 7.03(b)(xxii), exceed the greater of (x) $500,000,000 and (y) an additional aggregate amount of Indebtedness such that, after giving pro forma effect to the establishment or incurrence, as the case may be, of all such Incremental Commitments (which shall be deemed to include the full amount of any Revolving Facility Increase assuming the full amount of such increase has been drawn), the Consolidated Secured Leverage Ratio shall not be greater than 2.00:1.00 (or, in the case of any Incremental Commitments the proceeds of which shall be used to finance all or any portion of a Permitted Acquisition, 2.50:1.00), determined on a Pro Forma Basis as of the last day of the fiscal quarter for which financial information was most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or Section 6.01(b); provided that the aggregate Incremental Commitments, taken together with any Additional Debt incurred pursuant to Section 7.03(b)(xxii), shall not exceed $1,000,000,000, (ii) each new Incremental Facility shall be in an aggregate amount of not less than $25,000,000, (iii) other than with respect to any Incremental Commitments the proceeds of which shall be used to finance all or any portion of the consideration for a Permitted Acquisition, each of the conditions set forth in Section 4.02 shall be satisfied after giving effect to the establishment of such Incremental Commitments, (iv) after giving pro forma effect to the establishment or incurrence, as the case may be, of such Incremental Commitments (which shall be deemed to include the full amount of any Revolving Facility Increase assuming the full amount of such increase has been drawn), as of the Increase Date, the Borrower Parties shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.10, determined on a Pro Forma Basis as of the last day of the fiscal quarter for which financial information was most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or Section 6.01(b), (v) (A) except as provided in clause (B), the maturity date of any such Incremental Term Loans shall be no earlier than the Latest Maturity Date of the Term B Loans and the Weighted Average Life to Maturity of such Incremental Term Loans shall be not shorter than the then remaining Weighted Average Life to Maturity of the Term B Loans (other than Term B-4 and Term B-5 Loans) and (B) with respect to Incremental Term Loans in an aggregate principal amount not to exceed (x) $250,000,000, plus (y) an additional aggregate principal amount equal to the aggregate principal amount of Term A Loans repaid or prepaid (other than any such Term A Loans prepaid or repaid with the proceeds of Indebtedness) by the Borrowers after the Amendment No. 1 Effective Date, but in any event the additional amount in this clause (y) not to exceed $250,000,000, the maturity date of such Incremental Term Loans shall be no earlier than the Latest Maturity Date of the Term A Loans and the Weighted Average Life to Maturity of such Incremental Term Loans shall be not shorter than the longest Weighted Average Life to Maturity of the Term A Loans, (vi) in the case of an Incremental Revolving Increase, the Incremental Revolving Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Facility, (vii) the interest rate margins and floors, fees, discounts, premiums and (subject to clause (v)) amortization schedule applicable to any Incremental Term Loans shall be determined by the applicable Borrower and the lenders thereunder; provided that the interest rate margins with respect to any Incremental Term Loans shall not be greater than the interest rate margin with respect to each of the then outstanding Term B Loans plus 0.50% per annum unless the interest rate margin applicable to each of the then outstanding Term B Loans is increased so that the interest rate margin applicable to the Incremental Term Loans does not exceed the interest rate margin applicable to any outstanding Term B Loans by more than 0.50% per annum; provided that in determining the interest rate margin applicable to loans and/or commitments incurred pursuant to each Incremental Term Loan and each applicable Term B Loan, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the applicable Borrower to the Lenders of the applicable Term B Loans or the Incremental Term Loans in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity), (y) customary arrangement, structuring or other commitment fees payable to the Lead Arrangers or Amendment No. 1 Lead Arrangers (or their respective Affiliates) in connection with the applicable Term B Loans or to one or more arrangers in connection with such Incremental Term Loans shall be excluded and (z) if the Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under the then outstanding Term B Loans (other than Term B-4 Loans or Term B-5 Loans), such differential between interest rate floors shall be equated to the applicable interest rate margin solely for purposes of determining whether the interest rate margin of such Incremental Term Loans is higher than the interest rate margin under the applicable Term B Loans by more than 0.50% and to the extent the difference in the interest rate floors would cause the interest rate margins of such Incremental Term Loans to be higher than the interest rate margins for the applicable Term B Loans by more than 0.50%, the interest rate floor (but not in any event the interest rate margin) applicable to each of the then outstanding Term B Loans (other than

Term B-4 Loans or Term B-5 Loans) shall be increased to the extent of such differential between interest rate floors; provided, further, that for purposes of this clause (vii), the Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and Additional Term B-1 Loans shall be deemed to have been issued at par, (viii) any Incremental Facility shall rank pari passu in right of payment and of security with the Facilities on terms reasonably satisfactory to the Administrative Agent and none of the Incremental Facilities shall have the benefit of any Guarantee or any Lien or other security except for the Guaranty and Liens under the Loan Documents for the benefit of the Obligations, and (ix) any Incremental Term Loans may have other terms and conditions determined by the Borrowers and the lenders thereunder; provided that to the extent such terms and conditions are not consistent with the Term Loans, as the case may be (except to the extent permitted by clause (v) or (vii) above), they shall be reasonably satisfactory to the Administrative Agent.

(b)           Each notice from the Borrowers pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Facility Increase, as applicable.  Incremental Term Loans and Revolving Facility Increases may be made by any existing Lender (it being understood that no existing Lender will have a right or obligation to make a portion of any Incremental Term Loan or Revolving Facility Increase) or by any other Eligible Assignee that agrees to make an Incremental Term Loan or Revolving Facility Increase; provided that, to the extent the Administrative Agent’s consent would be required for an assignment to such Eligible Assignee pursuant to Section 10.07, each such Eligible Assignee shall be subject to the approval of the Administrative Agent and, if such Eligible Assignee will provide any Revolving Facility Increase, the L/C Issuers and Swing Line Lender (such approval in each case not to be unreasonably withheld or delayed) and the Borrower, as applicable (any such other Eligible Assignee being called an “Additional Lender”).  Commitments in respect of Incremental Term Loans and Revolving Facility Increases shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Parent Guarantor, the Borrowers, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section.  The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Loan or a Revolving Facility Increase, the borrowing thereunder) any Incremental Amendment shall be subject to the satisfaction on the Increase Date of each of (x) the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and (y) such other conditions as the parties thereto shall agree; provided, however, clause (x) shall not apply to the effectiveness of an Incremental Amendment establishing Incremental Commitments the proceeds of which shall be used to finance all or any portion of the consideration for a Permitted Acquisition.  The Borrower will use the proceeds of Incremental Term Loans and borrowings under any Revolving Facility Increase for any purpose not prohibited by this Agreement.

Section 2.15.         Refinancing Amendments.  At any time after the Amendment No. 1 Effective Date, the Borrowers may obtain Credit Agreement Refinancing Indebtedness from any Lender or any Additional Refinancing Lender in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Credit Loans (or unused Revolving Credit Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Credit Loans and Other Revolving Credit Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Credit Loans or Other Revolving Credit Commitments, as the case may be, in each case pursuant to a Refinancing Amendment, provided that such Credit Agreement Refinancing Indebtedness will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or the Amendment No. 1 Effective Date under Section 4.03, respectively (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).  Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $5,000,000.  Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of any Revolving Credit Borrower, or the provision to the Revolving Credit Borrower of Swing Line Loans, pursuant to any Other Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Credit Loans, Other Revolving Credit Commitments and/or Other Term Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Borrower and/or the Company, to effect the provisions of this Section.

Section 2.16.         Extension of Term Loans; Extension of Revolving Credit Loans.

(a)           Extension of Term Loans.  The Borrowers may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16.  In order to establish any Extended Term Loans, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan

Tranche from which such Extended Term Loans are to be amended, except as to maturity and except that:  (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-in Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-in Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); (iv) Extended Term Loans may have call protection as may be agreed by the Borrowers and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans and (v) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request; provided, however, that (A) no Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders and (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing.  Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche.  Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $25,000,000.

(b)           Extension of Revolving Credit Commitments.  The Borrowers may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16.  In order to establish any Extended Revolving Credit Commitments, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that:  (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension

Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments) which have more than five (5) different Maturity Dates; (ii) the All-in Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-in Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment and (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); provided, further, that (A) no Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing.  Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche.  Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000.

(c)           Extension Request.  The Borrowers shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16.  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request.  Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent).  In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Re-

volving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d)           Extension Amendment.  Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or (b) above, respectively (but which shall not require the consent of any other Lender).  The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or the Amendment No. 1 Effective Date under Section 4.03, respectively (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment.  Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e)           No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE 3

Taxes, Increased Costs Protection and Illegality

Section 3.01.         Taxes.

(a)           Unless otherwise required by any Law, any and all payments by any Borrower to or for the account of any Agent or any Lender (which term shall, for purposes of this Section 3.01, include any L/C Issuer) under any Loan Document shall be made free and clear of and without deduction for any Taxes.  If any applicable withholding agent shall be required by any Laws to deduct any Non-Excluded Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (~~i~~1) the sum payable by the applicable Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (~~ii~~2) the applicable withholding agent shall make such deductions, (~~iii~~3) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (~~iv~~4) within thirty (30) days after the date of such payment, the applicable withholding agent (if it is not the Administrative Agent) shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b)           In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)           Each Borrower agrees to indemnify each Agent and each Lender for the full amount of any Non-Excluded Taxes attributable to any sum payable under any Loan Document to any Agent or Lender and Other Taxes (including any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01, and any such Taxes attributable to any payment made by or on account of any Guarantor) payable by such Agent or such Lender, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides such Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts.  Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.

(d)           If any Lender or Agent shall become aware that it is entitled to receive a refund in respect of amounts paid by any Borrower or any Guarantor pursuant to or in respect of this Section 3.01 or Section 6 of the Guaranty, which refund in the good faith judgment of such Lender or Agent is allocable to such payment, it shall promptly notify such Borrower or Guarantor of the availability of such refund and shall, within thirty (30) days thereafter, apply for such refund; provided that in the sole judgment of the Lender or Agent, applying for such refund would not cause such Person to suffer any material economic, legal or regulatory disadvantage.  If any Lender or Agent receives a refund in respect of any Non-Excluded Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Borrower or any Guarantor pursuant to or in respect of this Section 3.01 or Section 6 of the Guaranty, it shall promptly remit such refund (including any interest included in such refund) to such Borrower or Guarantor (to the extent that it determines that it can do so without prejudice to the retention of the refund), net of all reasonable out-of-pocket expenses of the Lender or Agent, as the case may be; provided that such Borrower or Guarantor, as the case may be, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority.  Such Lender or Agent, as the case may be, shall, at such Borrower’s or Guarantor’s request, provide such Borrower or Guarantor with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential).  Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any Tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(e)           Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or Section 3.01(c) with respect to such Lender it will, if requested by the relevant Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of any Borrower or the rights of the Lender pursuant to Section 3.01(a) and Section 3.01(c).

Section 3.02.         Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, each such Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, each such Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03.         Inability to Determine Rates.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar

Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify each Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, each Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04.         Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)           If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Non-Excluded Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon written demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the relevant Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed a change of law, regardless of the date enacted, adopted or issued.

(b)           If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the relevant Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protec-

tion Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed a change of law, regardless of the date enacted, adopted or issued.

(c)           Each Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided such Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)           No Borrower shall be required to compensate a Lender pursuant to Section 3.04(a), Section 3.04(b) or Section 3.04(c) for any such increased cost or reduction incurred more than ninety (90) days prior to the date that such Lender demands, or notifies such Borrower of its intention to demand, compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)           If any Lender requests compensation under this, then such Lender will, if requested by the relevant Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of any Borrower or the rights of such Lender pursuant to Section 3.04(a), Section 3.04(b), Section 3.04(c) or Section 3.04(d).

Section 3.05.         Funding Losses.  Upon demand of any Lender from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)           any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.  A certificate of such Lender submitted to the Borrower Parties (through the Administrative Agent) with respect to any amounts owing under this Section 3.05 shall be conclusive absent manifest error.

Section 3.06.         Matters Applicable to All Requests for Compensation.

(a)           Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the applicable Borrower setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error.  In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)           With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, no Borrower shall be required to compensate such Lender for any amount incurred more than ninety (90) days prior to the date that such Lender notifies the relevant Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 90-day period referred to above shall be extended to include the period of retroactive effect thereof.  If any Lender requests compensation by a Borrower under Section 3.04, such Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Rate Loans from one Interest Period to another, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)           If the obligation of any Lender to make or continue any Eurodollar Rate Loan from one Interest Period to another, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i)       to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)       all Loans that would otherwise be made or continued as Eurodollar Rate Loans from one Interest Period to another by such Lender shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)           If any Lender gives notice to a Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted irrespective of whether such conversion results in greater than twenty-five (25) Interest Periods being outstanding under this Agreement, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07.         Replacement of Lenders under Certain Circumstances.

(a)           If at any time (x) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01(a) or (c) or Section 3.02 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.04, (y) any Lender becomes a Defaulting Lender or (z) any Lender becomes a Non-Consenting Lender, then such Borrower may, ~~on ten (10) Business Days’ prior written~~upon notice to the Administrative Agent and such Lender, replace such Lender (in its capacity as a Lender under the applicable Facility, if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by such Borrower in such instance) all of its rights and obligations under this Agreement (in respect of the applicable Class of Loans or Commitments if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) to one or more Eligible Assignees; provided that (i) in the case of any Eligible Assignees in respect of Non-Consenting Lenders, the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree and (ii) neither the Administrative Agent nor any Lender shall have any obligation to any Borrower to find a replacement Lender or other such Person.

(b)           ~~Any Lender being replaced~~Each party hereto agrees that an assignment required pursuant to this Section 3.07~~(a) above shall (i) execute and deliver~~ may be effected pursuant to an Assignment and Assumption ~~with respect to such Lender’s Commitment and outstanding Loans of the applicable Class and, if applicable, participations in L/C Obligations and Swing~~

~~Line Loans, and (ii) deliver any Notes evidencing such Loans to the relevant Borrower or~~executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.  Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans of the applicable Class and, if applicable, participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrowers owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (iii) upon such payment ~~and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the relevant Borrower,~~ the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to ~~such~~the assigning Lender.  Any Lender being replaced pursuant to Section 3.07(a) above shall deliver any Notes evidencing the outstanding Loans of the applicable Class to the relevant Borrower or the Administrative Agent promptly following the effectiveness of such assignment.

(c)           Notwithstanding anything to the contrary contained above, (i) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced in such capacity hereunder except in accordance with the terms of Section 9.09.

(d)           In the event that (i) the Borrowers or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of Loans or Commitments and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08.         Survival.  All of the Borrowers’ obligations under this Article 3 shall survive any assignment of rights by, or the replacement of, a Lender (including any L/C Issuer) and the termination of the Aggregate Commitments and repayment of all  other Obligations hereunder.

ARTICLE 4

Conditions Precedent

Section 4.01.         Conditions to Initial (Closing Date) Credit Extension.  The obligation of each Lender to make the Credit Extensions hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, and each executed by a Responsible Officer of the signing Loan Party:

(3)                  (i)           executed counterparts of this Agreement;

(4)                  (ii)          a Note executed by the relevant Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Closing Date, if any;

(5)                  (iii)         subject to the final paragraph of this Section 4.01, executed counterparts of each Holdings Pledge and each Guaranty;

(6)                  (iv)         subject to the final paragraph of this Section 4.01, the Security Agreements, duly executed by each of the Loan Parties, together with, if applicable:

(A)           certificates representing the Pledged Equity referred to therein, accompanied by undated stock powers executed in blank or, if applicable, other appropriate instruments of transfer and instruments evidencing the Pledged Debt, if any, indorsed in blank, and

(B)           copies of all searches with respect to the Collateral, together with copies of the financing statements (or similar documents) disclosed by such searches, and accompanied by evidence reasonably satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted by Section 7.01 or have been or contemporaneously will be released or terminated or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent, and all proper financing statements, duly prepared for filing under the Uniform Commercial Code or other applicable Law in all jurisdictions necessary in order to perfect and protect the Liens created under the Security Agreements (in the circumstances and to the extent required under such Security Agreements), covering the Collateral of the relevant Borrower described in the relevant Security Agreement;

(7)                  (v)           subject to the final paragraph of this Section 4.01, the Intellectual Property Security Agreement, duly executed by each of the relevant Loan Parties, together with evidence that all action that is necessary in order to perfect and protect the Liens on Material Intellectual Property created under the Intellectual Property Security Agreement (in the circumstances and to the extent required under such Security Agreements) has been taken; and

(8)                  (vi)           one or more customary legal opinions in form and substance reasonably satisfactory to the Administrative Agent with respect to the granting of the security interests and making of the Guarantees referred to in this paragraph (a).

(b)           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified:

(9)                  (i)           an opinion of each of (A) Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties, (B) Appleby, Bermuda counsel to the Loan Parties, (C) O’Neill & Borges, special Puerto Rican counsel to the Loan Parties and (D) Allen & Overy, special Luxembourg counsel to the Lenders, and (E) opinions with respect to the collateral and guarantees provided on the Closing Date and listed on Schedule 4.01, each addressed to each Agent and each Lender and each in customary form;

(10)                  (ii)           such customary documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing (where applicable) and qualified to engage in business in its jurisdiction of organization;

(11)                  (iii)           such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(12)                  (iv)           a certificate signed by a Responsible Officer of the Parent Guarantor certifying as to the satisfaction of the conditions set forth in paragraphs (e) and (f) of this Article 4; and

(13)                  (v)           the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Real Property located in the United States or Puerto Rico (and with respect to any such facility that is located within a special flood zone (y) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Guarantor relating thereto and (z) evidence of insurance with respect to such facility in form and substance reasonably satisfactory to the Administrative Agent).

(c)           To the extent requested by the Administrative Agent in writing not less than ten (10) Business Days prior to the Closing Date, the Administrative Agent shall have received, not later than five (5) Business Days prior to the Closing Date, all documentation and other information with respect to each Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(d)           [Reserved].

(e)           Since December 31, 2010, there has not been any change, development or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

(f)           No material Indebtedness for borrowed money of Parent Guarantor and its Restricted Subsidiaries shall remain outstanding as of the Closing Date (after giving effect to the Transactions), other than (i) Indebtedness pursuant to the Loan Documents, (ii) the Senior Notes and (iii) any other Indebtedness specified on Schedule 7.03(b).

(g)           [Reserved].

(h)           [Reserved].

(i)           The Administrative Agent’s receipt of a certificate from the Chief Financial Officer of the Parent, in form and substance reasonably acceptable to the Administrative Agent, certifying that the Parent and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent.

(j)           [Reserved].

(k)           All fees and expenses required to be paid on or before the Closing Date shall have been paid in full in cash, including, but not limited to, the payment by the Borrowers to the Administrative Agent, for the ratable account of the Term A Lenders (as defined in the Prior Credit Agreement) and Term B Lenders (as defined in the Prior Credit Agreement), the prepayment premium pursuant to Section 2.05(a)(iv) of the Prior Credit Agreement.

(l)           The Administrative Agent shall have received a Request for Credit Extension relating to the initial Credit Extensions in accordance with the requirements hereof.

Notwithstanding anything to the contrary in this Section 4.01, it is acknowledged and agreed that the Guaranties and Collateral Documents set forth on Schedule 6.20 shall not be provided on the Closing Date but shall be delivered within the periods specified in Schedule 6.20 (or such longer period as the Administrative Agent, in its reasonable discretion, shall have agreed).

Section 4.02.         Conditions to All Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than in connection with a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to satisfaction of the following conditions precedent:

(a)           The representations and warranties of each Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and Section 5.05(d) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) and, in the case of the financial state-

ments furnished pursuant to Section 6.01(b), the representations contained in Section 5.05(a), as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)           The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03.         Conditions Precedent to Credit Extensions on the Amendment No. 1 Effective Date.  The obligation of each Lender to honor a Request for Credit Extension relating to the making of the Credit Extensions hereunder on the Amendment No. 1 Effective Date is subject to satisfaction of the following conditions precedent:

(a)           The representations and warranties of each Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) that for purposes of this Section 4.03, the representations and warranties contained in Section 5.05(a) and Section 5.05(c) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) and, in the case of the financial statements furnished pursuant to Section 6.01(b), the representations contained in Section 5.05(a), as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)           The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified:

(14)                  (i)           an opinion of each of (a) Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties, (b) Appleby (Bermuda) Lim-

ited, Bermuda counsel to the Loan Parties, (c) O’Neill & Borges, special Puerto Rican counsel to the Loan Parties, (d) Allen & Overy, special Luxembourg counsel to the Lenders, and (e) opinions with respect to the collateral and guarantees provided on the Closing Date and listed on Schedule 4.03D, each addressed to each Agent and each Lender and each in customary form;

(15)                  (ii)           such customary documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing (where applicable) and qualified to engage in business in its jurisdiction of organization;

(16)                  (iii)           such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(17)                  (iv)           the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Real Property located in the United States or Puerto Rico (and with respect to any such facility that is located within a special flood zone (y) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Guarantor relating thereto and (z) evidence of insurance with respect to such facility in form and substance reasonably satisfactory to the Administrative Agent);

(e)           All fees and expenses that have been invoiced a reasonable period of time prior to the Amendment No. 1 Effective Date and are required to be paid on or before the Amendment No. 1 Effective Date shall have been paid in full in cash.

A Request for Credit Extension submitted by US Borrower shall be deemed to be a representation and warranty to the Administrative Agent and the Lenders that the conditions specified in Section 4.03(a) and Section 4.03(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5

Representations and Warranties

The Parent Guarantor and each of the Borrowers represents and warrants to the Agents and the Lenders that:

Section 5.01.         Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to any Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02.         Authorization; No Contravention.

(a)           The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action.

(b)           The (i) execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party and (ii) as of the Closing Date only, the consummation of the Transactions (other than the transactions described in clause (i)) do not and will not (A) contravene the terms of any of such Person’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment (except for Indebtedness to be repaid on or prior to the Closing Date in connection with the Transactions) to be made under (x) (A) any Junior Financing Documentation or (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law; except with respect to any conflict, breach, contravention, payment (but not creation of Liens) or violation referred to in clause (B) or clause (C), to the extent that such conflict, breach, contravention, payment or violation could not reasonably be expected to have a Material Adverse Effect.

Section 5.03.         Governmental Authorization; Other Consents.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and other actions necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04.         Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, examinership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05.         Financial Statements; No Material Adverse Effect.

(a)           The Parent Guarantor has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent (or its predecessor) and its consolidated Subsidiaries as of the end of and for each fiscal year in the three-fiscal year period ended December 31, 2010, audited by and accompanied by the opinion of PricewaterhouseCoopers llp.  Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject, in the case of quarterly financial statements, to the absence of footnotes and to normal year-end adjustments.  For the purpose of this clause (a), Parent Guarantor shall be deemed to have furnished such financial statements to the Lenders if such financial statements have been filed with the SEC on form 10-K.

(b)           [Reserved].

(c)           Since December 31, 2010, there has been no material adverse change in, or event or condition, either individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or operating results of operations of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole.

(d)           The forecasts of consolidated balance sheet, income statement and cash flow statement of the Parent Guarantor and its Subsidiaries for each fiscal year ending after the Closing Date until the fifth anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date, have been prepared in good faith based upon reasonable assumptions at the time made in light of the conditions existing at the time of delivery of such forecasts, it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

Section 5.06.         Litigation.  Except as disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07.         Ownership of Property; Liens.

(a)           Each Loan Party and each of its Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business and to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Set forth on Schedule 5.07(b) hereto is a complete and accurate list of all real property owned and all leased real property that is used for manufacturing operations by any Loan Party or any of its Restricted Subsidiaries, as of the Closing Date, showing as of the date hereof the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

Section 5.08.         Environmental Compliance.

(a)           There are no actions, suits, proceedings, demands or claims alleging potential liability or responsibility for violation of, or liability under, any Environmental Law and relating to businesses, operations or properties of any Loan Party or its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Except as disclosed in Schedule 5.08 or except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of any Borrower, formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no and, to the knowledge of any Borrower, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been discharged, treated, stored or disposed on, at or under any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on, at or under any property formerly owned, leased or operated by any Loan Party or any of its Subsidiaries during or prior to the period of such ownership or operation; (iii) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) there has been no Release of Hazardous Materials on, at, under or from any property currently or to the knowledge of any Borrower formerly owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of any Borrower, any offsite locations to which any Loan Party or its Subsidiaries sent any wastes for treatment or disposal.

(c)           The Material Real Properties and any material personal property currently owned or operated by any Loan Party or any of their respective Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require response or remedial action under, or (iii) could result in a Borrower incurring liability under Environmental Laws, which violations, response or remedial actions or liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d)           Except as disclosed in Schedule 5.08, none of the Loan Parties or any of their respective Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for any such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)           All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 5.09.         Taxes.  The Parent Guarantor and its Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10.         ERISA Compliance.

(a)           Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA and  the Code.  Each Pension Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS or an application for such a letter has been or will be submitted to the IRS within the applicable required time period with respect thereto and, to the knowledge of any Borrower, nothing has occurred which could reasonably be expected to prevent, or cause the loss of, such qualification.  In the five years preceding the Closing Date, each Loan Party and each ERISA Affiliate have made, in all material respects, all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b)           There are no pending or, to the knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect.  To the knowledge of any Borrower, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           No ERISA Event has occurred or is reasonably expected to occur and none of the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)           Each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except for any noncompliance which could not reasonably be expected to result in a Material Adverse Effect.  No company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, except as could not reasonably be expected to result in a Material Adverse Effect.

Section 5.11.         Subsidiaries; Equity Interests.  As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in each Restricted Subsidiary are owned directly by the Person set forth on Schedule 5.11 and are free and clear of all Liens except (a) those created under the Collateral Documents and (b) any nonconsensual Lien that is permitted under Section 7.01.  As of the Closing Date, Schedule 5.11 (i) sets forth the name and jurisdiction of each Subsidiary, (ii) sets forth the ownership interest of the Parent Guarantor and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (iii) identifies each Material Foreign Subsidiary.

Section 5.12.          Margin Regulations; Investment Company Act.

(a)           No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U issued by the FRB.

(b)           None of the Borrowers or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13.         Disclosure.  To the knowledge of the Borrowers, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (a) with respect to financial estimates, projected financial information and other forward-looking information, each Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ significantly from the projected results and that such differences may be material and that such projections are not a guarantee of financial performance and (b) no representation is made with respect to information of a general economic or general industry nature.

Section 5.14.         Intellectual Property; Licenses, Etc.  Each Loan Party and its Restricted Subsidiaries own, or possess the right to use, all of the (i) patents (including all reissues, reexaminations divisions, continuations, continuations-in-part and extensions thereof), patent applications or patent rights; (ii) trademarks, trademark registrations, trademark applications, service marks, trade names, logos, domain names, business names or brand names (in each case, whether or not registered) and all goodwill associated with any of the foregoing; (iii) copyrights, copyright registrations, copyright applications, designs or design registrations (in each case, whether or not registered); and (iv) data, trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such failure to own or possess the right to use or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary infringes upon any rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15.         Solvency.  On the Closing Date after giving effect to the Transactions, the Loan Parties, on a consolidated basis, are Solvent.

Section 5.16.         Perfection, Etc.  Except as otherwise contemplated hereby or under any other Loan Documents, all filings and other actions necessary to perfect and protect the Liens on the Collateral created under, and in the manner contemplated by, the Collateral Documents have been duly made or taken or otherwise provided for (to the extent required hereby or by the applicable Security Agreements) in a manner reasonably acceptable to Administrative Agent and are in full force and effect and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions (to the extent required hereby or by the applicable Security Agreements), perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01.  The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

Section 5.17.         Compliance with Laws Generally.  None of the Borrowers or any of their Subsidiaries or any of their respective material properties, or the use of such material properties, is in violation of any applicable Law, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, except for such violations or defaults that (a) are being contested in good faith by appropriate proceedings or (b) individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.18.         Labor Matters.  Except as in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or slowdowns against any Borrower or any of its Subsidiaries pending or, to the knowledge of any Borrower, threatened.

Section 5.19.         Senior Debt.  The Obligations constitute “Senior Debt” and “Designated Senior Debt” (or any other terms of similar meaning and import) under any Permitted Subordinated Indebtedness (to the extent the concept of Designated Senior Debt (or similar concept) exists therein), or any subordinated Permitted Refinancing thereof (to the extent the concept of Designated Senior Debt (or similar concept) exists therein).

ARTICLE 6

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent Guarantor and each of the Borrowers shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, Section 6.03, Section 6.15, Section 6.16, and Section 6.19) cause each Restricted Subsidiary to:

Section 6.01.         Financial Statements.  Deliver to the Administrative Agent for further distribution to each Lender:

(a)           as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers llp or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)           as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)           as soon as available, but in any event no later than ninety (90) days after the end of each fiscal year, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the Parent and its Subsidiaries for the fiscal year following such fiscal year then ended; and

(d)           simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Section 6.02.        Certificates; Other Information.  Deliver to the Administrative Agent for further distribution to each Lender:

(a)           no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.10 or, if any such Event of Default shall exist, stating the nature and status of such event;

(b)           no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Guarantor (which shall set forth reasonably detailed calculations (A) demonstrating compliance with Section 7.10 and (B) in the case of any delivery of financial statements under Section 6.01(a) in respect of any fiscal year ending on or after December 31, 2010, of Excess Cash Flow for such fiscal year);

(c)           promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent or any Restricted Subsidiary may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)           promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business) from, or statement or report furnished to, any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Junior Financing Documentation with respect to a Junior Financing in a principal amount greater than the ~~$50,000,000~~Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e)           promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other written correspondence received from the SEC (or comparable agency in any applicable non-US jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(f)           together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report supplementing Schedule 5.07(b) hereto, including, in the case of supplements to Schedule 5.07(b), an identification of all owned real property Disposed of by any Loan Party or any of its Restricted Subsidiaries since the delivery of the last supplements and a list and description of all Material Real Property acquired since the delivery of the last supplements (including the street address (if available), county or other relevant jurisdiction, state or other relevant jurisdiction, and the record owner) and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b);

(g)           promptly after any Borrower has notified the Administrative Agent of any intention by such Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

(h)           promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b), Section 6.02(b), Section 6.02(c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent Guarantor’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) upon the request of the Administrative Agent, the Parent Guarantor shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender and (B) the Parent Guarantor shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Guarantor with any such request for delivery, and each Lender shall be solely responsible for requesting delivery of or maintaining its copies of such documents.  The Parent Guarantor hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Parent Guarantor hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Warner Chilcott or its securities) (each, a “Public Lender”).  The Parent Guarantor hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Guarantor shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Warner Chilcott for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform designated “Private Investor.”

Section 6.03.         Notices.  Promptly notify the Administrative Agent:

(a)           of the occurrence of any Default;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Restricted Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material adverse development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or the assertion or occurrence of any alleged noncompliance by any Loan Party or as any of its Subsidiaries with any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event (or similar event with respect to a Foreign Plan); and

(c)           of the application of any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow pursuant to clause (c) of the definition of “Not Otherwise Applied.”

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Parent Guarantor (x) that such notice is being delivered pursuant to Section 6.03(a), Section 6.03(b) or Section 6.03(c) (as applicable) and (y) setting forth details of the occurrence referred to therein and (other than in the case of a notice pursuant to Section 6.03(c)) stating what action the Parent Guarantor or the applicable Loan Party has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document in respect of which such Default exists.

Section 6.04.         Payment of Obligations.  Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 6.05.         Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05, and, in the case of any Restricted Subsidiary (other than a Borrower) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered IP Rights, except in a transaction permitted by Section 7.05 or except to the extent that the failure to preserve or renew such registered IP Rights could not reasonably be expected to have a Material Adverse Effect.

Section 6.06.         Maintenance of Properties.  Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear, casualty and condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.07.         Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Guarantor and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

Section 6.08.         Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09.         Books ~~And~~and Records.  Maintain proper books of record and account (in which full, true and correct entries shall be made of all material financial transactions and matters involving the assets and business of the Parent Guarantor and its Subsidiaries) in a manner that permits the preparation of financial statements in accordance with GAAP.

Section 6.10.         Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers as provided below and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Guarantor and the applicable Loan Party; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense; provided, further, that when an Event of Default has occurred and is continuing the Administrative Agent or any such Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ accountants.

Section 6.11.        Use ~~Of~~of Proceeds.

(a)           Use the proceeds of the Term Loans to finance the Transactions (including fees and expenses incurred in connection with the Transactions).

(b)           Use the proceeds of the Revolving Credit Facility (i) to finance in part the Transactions (including to pay fees and expenses incurred in connection with the Transactions), (ii) to provide ongoing working capital and (iii) for other general corporate purposes of the Parent Guarantor and its Subsidiaries (including Permitted Acquisitions).

(c)           Use the proceeds of the New Term Loans to finance in part the payment of a one-time dividend in an aggregate amount not to exceed $4.00 per share and pay fees and expenses incurred in connection with such dividend and the related financing therefor.

Section 6.12.        Covenant To Guarantee Obligations ~~And~~and Give Security.

(a)           Except as otherwise provided in Schedule 6.20, upon (x) the formation or acquisition of any new direct or indirect Restricted Subsidiary by any Loan Party or the designation in accordance with Section 6.15 of any existing direct or indirect Unrestricted Subsidiary as a Restricted Subsidiary, (y) any Subsidiary commencing to constitute a Material Foreign Subsidiary or (z) any Restricted Subsidiary guaranteeing any Specified Junior Financing Obligations, the Parent Guarantor shall, in each case at the Parent Guarantor’s expense:

(i)       as soon as reasonably practicable and in any case on or prior to thirty (30) days after such formation, acquisition, designation or Guarantee (or such longer period as the Administrative Agent may agree in its reasonable discretion):

(A)           cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, Guaranteeing the Obligations of all Borrowers, subject to any limitations required by local Law;

(B)           cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to this Section 6.12 to furnish to the Administrative Agent a description of any Material Real Property owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(C)           cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to this Section 6.12 to duly execute and deliver to the Administrative Agent Security Agreement Supplements, Intellectual Property Security Agreements and other Collateral Documents, as specified by, and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date) and the Mortgages with respect to Material Real Property in a form and substance substantially consistent with the Mortgages required pursuant to Section 4.01 and Section 6.20 or otherwise in form and substance reasonably satisfactory to the Administrative Agent, in each case granting a Lien in substantially all personal property of such Restricted Subsidiary and all Material Real Property, securing the Obligations of such Restricted Subsidiary under its Guaranty;

(D)           cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to this Section 6.12 to deliver any and all certificates representing Equity Interests owned by such Restricted Subsidiary or, if applicable in the case of Equity Interests of Foreign Subsidiaries and, to the extent required by the applicable Security Agreements, cause the legal representative(s) of such Restricted Subsidiary to register the transfer of the Equity Interests in the relevant share registers of such Restricted Subsidiary, in each applicable case accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, to the extent required by the applicable Security Agreements, instruments, if any, evidencing the intercompany debt held by such Restricted Subsidiary, if any, indorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer;

(E)           take and cause such Restricted Subsidiary to take whatever reasonable action (including the recording of Mortgages with respect to Material Real Property, the filing of Uniform Commercial Code financing statements (or comparable documents or instruments under other applicable Law), and delivery of certificates evidencing stock and membership interests) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages and the other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(ii)       as soon as reasonably practicable and in any case on or prior to thirty (30) days after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of customary legal opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (or, where customary in the applicable jurisdiction, the Administrative Agent) reasonably acceptable to the Administrative Agent as to such matters set forth in Section 6.12(a) as the Administrative Agent may reasonably request, and

(iii)       as promptly as practicable after the request therefor by the Administrative Agent but in any event on or prior to the date of delivery of the applicable Mortgage, deliver to the Administrative Agent with respect to Material Real Property owned or leased by such Restricted Subsidiary that is the subject of such request, (x) to the extent available, Mortgage Policies, in scope, form and substance substantially consistent with the Mortgage Policies required pursuant to Section 4.01 or Section 6.20, as applicable or otherwise in form and substance reasonably satisfactory to the Administrative Agent and such other items, as required to be delivered in accordance with Section 4.01 or Section 6.20, as applicable and (y) to the extent available, environmental assessment reports.

(b)           Upon the acquisition of (x) any material personal property by any Loan Party or (y) Material Real Property by any Loan Party, if such personal property shall not already be subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, the relevant Borrower or Loan Party, as the case may be, shall give notice thereof to the Administrative Agent and shall, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing such Loan Party’s Obligations and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as the case may be, the applicable actions referred to in Section 6.12(a) and Section 6.12(c).

(c)           Concurrently with the delivery of each Compliance Certificate pursuant to Section 6.02(b), execute and deliver to the Administrative Agent an appropriate Intellectual Property Security Agreement with respect to all Patents (as defined in the Domestic Security Agreement) and Trademarks (as defined in the Domestic Security Agreement) registered or pending with the United States Patent and Trademark Office and registered or pending Copyrights (as defined in the Domestic Security Agreement) with the United States Copyright Office constituting After-Acquired Intellectual Property (as defined in the Domestic Security Agreement) that is Material Intellectual Property owned by it or any Guarantor as of the last day of the period for which such Compliance Certificate is delivered, to the extent that such After-Acquired Intellectual Property that is Material Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it or such Guarantor.  In each case, each Borrower will, and will cause each Guarantor to, promptly cooperate as necessary to enable the Administrative Agent to make any necessary or reasonably desirable recordations with the United States Copyright Office or the United States Patent and Trademark Office, as appropriate, with respect to such Material Intellectual Property.

(d)           [Reserved].

(e)           The Parent Guarantor will cause each Guarantor to institute and complete a “whitewash” or comparable procedure to the extent necessary under the applicable Laws of any relevant jurisdiction so as to enable such Guarantor to legally and validly provide a Guaranty and grant a first-priority and, to the extent required by the applicable Security Agreement, perfected security interest in the Equity Interests it owns in its Subsidiaries and all of its other assets constituting Collateral hereunder in the manner, and within the time periods required by, this Section 6.12.

(f)           Notwithstanding the foregoing, (i) the Administrative Agent shall not take a security interest in or require any title insurance or similar items with respect to those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other similar Tax, title insurance or similar items) is excessive in relation to the benefit to the Secured Parties of the security afforded thereby, (ii) Liens required to be granted pursuant to this Section 6.12, and actions required to be taken, including to perfect such Liens, shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date, or in accordance with Schedule 6.20, as applicable (to the extent appropriate in the applicable jurisdiction)(and, for the avoidance of doubt, the Loan Parties shall not be required to enter into any control or similar agreement with respect to deposit, securities, commodities or similar accounts  to the extent any such control or agreement would not have been required pursuant to the terms of the Prior Credit Agreement and any security document entered into thereunder), (iii) Holdings, Parent ~~Borrower~~Guarantor and its Restricted Subsidiaries will not be required to give a Guaranty, or grant a security interest in their property to the extent that it is not within the legal capacity of such Person to do so, or would conflict with the fiduciary duties of such Person’s directors or contravene any legal prohibition of material contractual restriction or regulatory condition or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer or director of such person or requires the consent of any third party, including, in the case of any leasehold mortgage, any landlord (provided that such Person shall use commercially reasonable efforts to overcome any such obstacle or obtain any such consent) and (iv) the Restricted Subsidiaries will not be required to provide any Guaranty or grant a security interest in their property, to the extent any material and adverse tax consequence would reasonably be expected to result from the provision of such Guaranty or the grant of such security interest (it being understood that no such consequence will be deemed to result from the provision of a Guaranty by any guarantor under the Prior Credit Agreement on terms consistent with such guarantor’s guarantee of the Prior Credit Agreement or the grant of any security interest in assets that secured the loans and other obligations under the Prior Credit Agreement on terms consistent with the security interests securing the loans and other obligations under the Prior Credit Agreement).

Section 6.13.         Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

Section 6.14.         Further Assurances.  Promptly upon reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

Section 6.15.         Designation of Subsidiaries.  The board of directors of the Parent Guarantor may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Parent Guarantor and its Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.10 (and, as a condition precedent to the effectiveness of any such designation, the Parent Guarantor shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (c) no Borrower may be designated as an Unrestricted Subsidiary and (d) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Junior Financing.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Parent Guarantor or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the net book value of such Person’s (as applicable) investment therein and the Investment resulting from such designation must otherwise be in compliance with Section 7.02.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.  As of the date hereof, the Unrestricted Subsidiaries of the Parent Guarantor are set forth on Schedule 6.15.

Section 6.16.         Maintenance of Ratings.  Use commercially reasonable efforts to maintain a rating of the Facilities by each of S&P and Moody’s.

Section 6.17.         Evidence of Insurance.  As soon as practicable and in any event within ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent evidence that all insurance (including without limitation title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named.

Section 6.18.         Junior Financing Documentation.  (a) Cause each Loan Party to take any and all actions deemed reasonably necessary so that the Obligations of such Loan Parties under the Loan Documents shall be and at all times remain “Senior Indebtedness” (or any comparable term), “Designated Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation and (b) cause each Loan Party to take any and all actions deemed reasonably necessary so that the subordination provisions set forth in any Junior Financing Documentation, shall be and at all times remain (until the termination of all obligations of such Loan Party thereunder) effective, legally valid, binding and enforceable against the holders of any Junior Financing, if applicable, in accordance with the terms thereof.

Section 6.19.        Certain Tax Matters.  Neither the PR Borrower nor the Luxco Borrower will book the Loans made to such Borrower through a US branch within the meaning of Treas. Reg. Section 1.884-4(b)(1)(i)(A) or will specifically identify the Loans as a liability of a

US trade or business within the meaning of Treas. Reg. Section 1.884-4(b)(1)(ii). The French Guarantor is and will remain a resident of France for tax purposes and will not have any branch or other fixed place of business outside France.  The French Guarantor does not and will not belong to a French tax group (intégration fiscale) within the meaning of article 223 A of the French Code général des impôts unless it is and remains at all time the head (société mère tête de groupe) of such French tax group.

Section 6.20.         Post-Closing Matters.  Execute and deliver the documents and complete the tasks set forth on Schedule 6.20, in each case within the time limits specified on such schedule (unless the Administrative Agent, in its discretion, shall have agreed to any particular longer period).

ARTICLE 7

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Parent Guarantor and the Borrowers shall not, nor shall Parent Guarantor permit any of the Restricted Subsidiaries to, directly or indirectly:

Section 7.01.         Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           (i) Liens pursuant to any Loan Document and (ii) Liens on cash or deposits granted in favor of the Swing Line Lender or the L/C Issuer to cash collateralize any Defaulting Lender’s participation in Swing Line Loans or Letters of Credit, respectively, as contemplated by Section 2.03(a)(i)(E) and 2.04(b), respectively;

(b)           Liens existing on the date hereof and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;

(c)           Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue (i) which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d)           statutory Liens and any Liens arising by operation of law in each case of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction con-

tractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e)           (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to Parent Guarantor or any of its Restricted Subsidiaries or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by Parent Guarantor or any of the Restricted Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) of this Section 7.01(e)~~.~~;

(f)           (i) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 7.01(f);

(g)           survey exceptions, encroachments, protrusions, easements, restrictions, reservations, licenses, rights-of-way, sewers, electric lines, telegraphs and telephone lines and other similar minor title defects affecting the real property, or zoning or other restrictions as to the use of the real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case which were not incurred in the connection with Indebtedness and which do not individually or in the aggregate materially and adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(h)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)           Liens securing Indebtedness in an aggregate principal amount not exceeding $100,000,000 and permitted under Section 7.03(b)(v); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)           (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of any Borrower or any other Loan Party or (B) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Parent Guarantor, any Borrower or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(k)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)           Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m)           Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or Section 7.02(n) to be applied against the purchase price for such Investment and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case under this clause (i), solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) earnest money deposits of cash or Cash Equivalents made by Parent Guarantor, any Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(n)           Liens on property of any Foreign Subsidiary that is not a Loan Party securing Indebtedness of such Foreign Subsidiary permitted under Section 7.03(b)(vi);

(o)           Liens in favor of Parent Guarantor, a Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(b)(iv);

(p)           Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extension thereof) is permitted under Section 7.03(b);

(q)           Liens arising from precautionary UCC financing statement filings (or similar filings under other applicable Law) regarding leases entered into by Parent Guarantor, any Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent Guarantor, any Borrower or any of the Restricted Subsidiaries in the ordinary course of business and not prohibited by this Agreement;

(s)           [Reserved];

(t)           other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed $200,000,000;

(u)           Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Guarantor, any Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Guarantor and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor, any Borrower or any Restricted Subsidiary in the ordinary course of business; ~~and~~

(v)           Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes~~.~~;

(w)           Liens on the Collateral securing Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt; and

(x)           Liens on the Collateral securing Additional Debt.

Section 7.02.         Investments.  Make or hold any Investments, except:

(a)           Investments by Parent Guarantor, any Borrower or any Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b)           loans or advances to officers, directors, members of management, and employees of the Parent, any Intermediate Holding Company, Parent Guarantor, any Borrower or any Restricted Subsidiary (i) in an aggregate amount not to exceed $15,000,000 at any time outstanding, for business-related travel, entertainment, relocation and analogous ordinary business purposes, or (ii) in connection with such Person’s purchase of Equity Interests of the Parent in an aggregate amount not to exceed $15,000,000 at any time outstanding (in each of clauses (i) and (ii), determined without regard to any write-downs or write-offs of such loans or advances);

(c)           Investments (i) by any Loan Party in any other Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any Loan Party or in any other Restricted Subsidiary that is also not a Loan Party or (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate amount not to exceed $150,000,000 at any time outstanding (in the case of clause (iii), determined without regard to any write-downs or write-offs of such Investments);

(d)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e)           Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted by Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively;

(f)           Investments existing or contemplated on the date hereof and set forth on Schedule 7.02(f) and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g)           Investments in Swap Contracts permitted by Section 7.03;

(h)           promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(i)           the purchase or other acquisition of all or substantially all of the assets or business of, any Person, or of assets constituting a business unit, a line of business or division of, or Product Acquisitions from, such Person, or of all of the Equity Interests (other than directors’ qualifying shares) in a Person that, upon the consummation thereof, will be owned directly by Parent Guarantor, a Borrower or one or more of their respective wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each such purchase or other acquisition made pursuant to this Section 7.02(i) (each of the foregoing, a “Permitted Acquisition”):

(A)           each applicable Loan Party and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the applicable requirements of Section 6.12;

(B)           (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing, (2) immediately after giving effect to any such purchase or other acquisition, there must be at least $50,000,000 of unused and available Revolving Credit Commitments and (3) immediately after giving effect to any such purchase or other acquisition, the Borrower Parties shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.10 (assuming for purposes of making such determination that Revolving Credit Loans had been made and were outstanding at such time in respect of the full amount of the $50,000,000 of unused and available Revolving Credit Commitments referred to in the preceding clause (2)), such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or Section 6.01(b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer or Treasurer (or other equivalent officer) of the Parent Guarantor demonstrating such compliance calculation in reasonable detail; and

(C)           the Parent Guarantor shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than the ~~last day of~~date upon which the Compliance Certificate is required to be delivered pursuant to Section 6.02(b) for the fiscal quarter ended not less than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition~~.~~;

(j)           [Reserved];

(k)           Investments in the ordinary course of business consisting of (i) indorsements for collection or deposit or (ii) customary trade arrangements with customers;

(l)           Investments (including debt obligations and Equity Interests) received in connection with (x) the bankruptcy or reorganization of any Person and in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (y) the non-cash proceeds of any Disposition permitted by Section 7.05;

(m)           loans and advances to Parent or any Intermediate Holding Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments permitted to be made to Holdings in accordance with Section 7.06;

(n)           so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing, other Investments that do not exceed $150,000,000 in any fiscal year (such applicable amount, the “Permitted Other Investment Amount”); provided that the Permitted Other Investment Amount may be increased by (x) the amount of any Eligible Equity Proceeds which are Not Otherwise Applied and (y) an amount equal to the CNI Growth Amount as in effect immediately prior to the time of making such Investment; provided further that (A) to the extent the aggregate amount of Investments made pursuant to this clause (n) in any fiscal year is less than the Permitted Other Investment Amount, the amount of such difference may be carried forward and used to make Investments pursuant to this clause (n) in the two immediately succeeding fiscal years and (B) for any fiscal year, the amount of Investments that would otherwise be permitted in such fiscal year pursuant to this clause (n) may be increased by an amount not to exceed the Permitted Other Investment Amount (any amount so utilized, the “Investment Pull-Forward Amount”) (provided that the Investment Pull-Forward Amount in respect of any fiscal year shall reduce, on a dollar-for-dollar basis, the Permitted Other Investment Amount in respect of the immediately succeeding fiscal year); provided further that, to the extent that any such Investment (or series of related Investments) made pursuant to this clause (n) consists of the contribution(s) or other transfer(s) of property (other than cash) having an aggregate net book value in excess of $20,000,000 to a Joint Venture for consideration less than the fair market value of such property, then the Parent Guarantor shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating that, upon after giving Pro Forma Effect to such Investment(s), the Borrower Parties would be in compliance with the financial covenants set forth in Section 7.10;

(o)           advances of payroll payments to employees in the ordinary course of business;

(p)           Guarantees by Parent Guarantor, any Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q)           Investments in Unrestricted Subsidiaries; provided that immediately after giving effect to any such Investment, the net book value of the assets of the applicable Unrestricted Subsidiary, when aggregated with the net book value of the assets of all other Unrestricted Subsidiaries, shall not exceed $85,000,000;

(r)           Investments to the extent the consideration paid therefor consists solely of Equity Interests of the Parent; and

(s)           Investments consisting of promissory notes issued by any Loan Party to future, present or former officers, directors and employees, members of management, or consultants of the Parent Guarantor or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent, to the extent the applicable Restricted Payment is permitted by Section 7.06.

Section 7.03.         Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness constituting the Senior Notes and any Permitted Refinancing thereof;

(b)           in the case of the Parent Guarantor, any Borrower or any Restricted Subsidiary:

(18)                  (i)           Indebtedness of the Loan Parties under the Loan Documents;

(19)                  (ii)          Indebtedness outstanding on the date hereof and listed on Schedule 7.03(b) and any Permitted Refinancing thereof;

(20)                  (iii)         Guarantees by the Parent Guarantor, any Borrower or any Restricted Subsidiary in respect of Indebtedness of any Borrower or such Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Specified Junior Financing Obligation shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the applicable Guaranty to the extent required by Section 6.12 and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination provisions of such Indebtedness;

(21)                  (iv)         Indebtedness of the Parent Guarantor, any Borrower or any Restricted Subsidiary owing to the Parent Guarantor, any Borrower or any Restricted Subsidiary in respect of an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party, it being understood that such Loan Party may make payments thereon prior to the occurrence (but not during the continuance) of an Event of Default;

(22)                  (v)          Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond, and similar financings) to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i) and any Permitted Refinancing thereof; provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $100,000,000;

(23)                  (vi)         Indebtedness of Foreign Subsidiaries that are not Loan Parties in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding $150,000,000;

(24)                  (vii)        Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;

(25)                  (viii)       Indebtedness (other than for borrowed money) subject to Liens permitted under Section 7.01;

(26)                  (ix)         Indebtedness (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis, which subordination shall be on terms reasonably satisfactory to the Administrative Agent, in each case, so long as both immediately prior and after giving effect thereto (x) no Event of Default shall exist or result therefrom, and (y) the Borrower Parties shall be in Pro Forma Compliance with the covenants set forth in Section 7.10, after giving effect to such Permitted Acquisition and the assumption, incurrence or issuance of such Indebtedness, and any Permitted Refinancing thereof;

(27)                  (x)          Indebtedness representing deferred compensation to employees of any Borrower or any Restricted Subsidiary;

(28)                  (xi)         Indebtedness incurred in a Permitted Acquisition or Disposition under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;

(29)                  (xii)        Indebtedness consisting of obligations of the Parent Guarantor, any Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions;

(30)                  (xiii)       Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(31)                  (xiv)       Indebtedness of Loan Parties in an aggregate principal amount not to exceed $500,000,000 at any time outstanding;

(32)                  (xv)        Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(33)                  (xvi)       Indebtedness incurred by the Parent Guarantor, any Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(34)                  (xvii)      obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees provided by the Parent Guarantor, any Borrower or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(35)                  (xviii)     unsecured Indebtedness in an aggregate amount not to exceed $1,000,000,000 to the extent the Net Cash Proceeds of such Indebtedness are utilized within 120 days of the incurrence thereof to finance a Permitted

Acquisition (or if not so utilized within such time period, solely to the extent the Net Cash Proceeds of such Indebtedness are applied to prepay Term Loans pursuant to Section 2.05(b)(iv)(B)), and any Permitted Refinancing of any Indebtedness incurred pursuant to this clause (xviii);

(36)                  (xix)       Indebtedness in respect of (x) any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business or (y) any letters of credit issued in favor of the L/C Issuer or the Swing Line Lender to support any Defaulting Lender’s participation in Letters of Credit or Swing Line Loans, respectively, as contemplated by Section 2.03(a)(i)(E) or 2.04(b) respectively; ~~and~~

(37)                  (xx)         Permitted Unsecured Refinancing Debt, and any Permitted Refinancing of any Indebtedness incurred pursuant to this clause (xx);

(38)                  (xxi)        Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing of any Indebtedness incurred pursuant to this clause (xxi);

(xxii)                  Indebtedness of any Borrower or any Loan Party in respect of one or more series of senior unsecured notes, senior secured notes that will be secured by the Collateral on a pari passu or junior basis with the Obligations under the Loan Documents, unsecured loans, or secured loans that will be secured by the Collateral on a junior basis with the Obligations under the Loan Documents (“Additional Debt”), and any Permitted Refinancing thereof; provided that (i) such Additional Debt is not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date and have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of the Term B Loans (other than the Term B-4 Loans and Term B-5 Loans), (ii) the aggregate principal amount of all Additional Debt incurred pursuant to this paragraph (xxii), taken together with the aggregate principal amount of any previously established Incremental Commitments, shall not exceed the greater of (x) $500,000,000 and (y) an additional aggregate amount of Indebtedness such that, after giving pro forma effect to the establishment or incurrence, as the case may be, of all such Additional Debt (which shall be deemed to include the full amount of any revolving credit facility constituting Additional Debt assuming the full amount of such revolving credit facility has been drawn), the Consolidated Secured Leverage Ratio shall not be greater than 2.00:1.00 (or, in the case of any Additional Debt the proceeds of which shall be used to finance all or any portion of a Permitted Acquisition, 2.50:1.00), determined on a Pro Forma Basis as of the last day of the fiscal quarter for which financial information was most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or Section 6.01(b); provided that the aggregate Additional Debt and all previously established Incremental Term Loans (other than Other Term Loans) and Revolving Facility Increases (other than in respect of Other Revolving Credit Commitments) shall not exceed $1,000,000,000 and (iii) such Additional Debt shall not be subject to any Guarantee by any Person other than a Loan Party; and

(39)                  (~~xx~~xxiii)  all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (~~xix~~xxii).

Section 7.04.         Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, except that:

(a)           any Restricted Subsidiary may merge with or liquidate into (i) Parent Guarantor or any Borrower (including a merger, the purpose of which is to reorganize Parent Guarantor or any Borrower into a new jurisdiction so long as (x) the US Borrower remains organized under the laws of the United States, any state thereof or the District of Columbia and (y) any other Borrower remains organized under the Laws of its current jurisdiction or the Laws of another jurisdiction that permits all payments required to be made by such Borrower hereunder and under the other Loan Documents to be made free and clear of and without deduction for any Taxes or such Borrower agrees to indemnify each Agent and each Lender for the full amount of such Taxes and any liability arising therefrom or with respect thereto in the manner provided in Article 3 (the requirements set forth in this clause (y) and the foregoing clause (x), collectively, the “Jurisdictional Requirements”)); provided that Parent Guarantor or such Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of Parent Guarantor or such Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, (A) a Loan Party shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02 and any Indebtedness corresponding to such Investment must be permitted by Section 7.03;

(b)           (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than any Borrower) may liquidate or dissolve or change its legal form if the Parent Guarantor determines in good faith that such action is in the best interests of the Parent Guarantor;

(c)           so long as no Event of Default exists or would result therefrom, the Parent Guarantor or any Restricted Subsidiary may merge with any other Person in order to (i) effect an Investment permitted pursuant to Section 7.02 (provided that (A) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.12 and (B) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02) or (ii) to effect the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 6.15; provided that if the Parent Guarantor or any Borrower is a party to any transaction effected pursuant to this Section 7.04(c), (A) the Parent Guarantor or such Borrower shall be the continuing and surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Parent Guarantor or such Borrower in a manner reasonably acceptable to the Administrative Agent and (B) the Jurisdictional Requirements shall be satisfied;

(d)           [Reserved]; and

(e)           so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected; provided that if the Parent Guarantor or any Borrower is a party to any transaction effected pursuant to this Section 7.04(e), (i) the Parent Guarantor or such Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Parent Guarantor or such Borrower in a manner reasonably acceptable to the Administrative Agent and (ii) the Jurisdictional Requirements shall be satisfied.

Section 7.05.         Dispositions.  Make any Disposition except:

(a)           Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Parent Guarantor, the Borrowers and the Restricted Subsidiaries;

(b)          Dispositions of inventory in the ordinary course of business;

(c)           Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)           Dispositions of property by the Parent Guarantor, any Borrower or any Restricted Subsidiary to the Parent Guarantor, any Borrower or any other Restricted Subsidiary (including any such Disposition effected pursuant to a merger, liquidation or dissolution); provided that if the transferor of such property is a Guarantor or a Borrower then (i) the transferee thereof must either be a Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under  Section 7.02 and any Indebtedness corresponding to such Investment must be permitted by Section 7.03;

(e)           Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f)           Dispositions by the Parent Guarantor, any Borrower or any Restricted Subsidiary of property pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of shall not exceed $200,000,000 from and after the Closing Date, (ii) the purchase price for such property shall be paid to the relevant Borrower or such Restricted Subsidiary for not less than 75% cash consideration and (iii) all Net Cash Proceeds resulting from the Disposition pursuant to this Section 7.05(f) of property with a fair market value in excess of $100,000,000 shall be applied to prepay Term Loans pursuant to Section 2.05(b)(ii);

(g)           Dispositions of Cash Equivalents;

(h)           Dispositions of accounts receivable in connection with the collection or compromise thereof;

(i)            leases, subleases, licenses or sublicenses of property which do not materially interfere with the business of the Parent Guarantor, the Borrowers and the Restricted Subsidiaries;

(j)            transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(k)           Dispositions of property by the Parent Guarantor, any Borrower or any Restricted Subsidiary not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition and (ii) the sale price for such property (if in excess of $20,000,000) shall be paid to the Parent Guarantor, such Borrower or such Restricted Subsidiary for not less than 75% cash consideration;

(l)           Dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties forth in, joint venture arrangements and similar binding arrangements in effect on the Closing Date; and

(m)          Dispositions in the ordinary course of business consisting of the abandonment of IP Rights which, in the reasonable good faith determination of the Parent Guarantor or any Restricted Subsidiary, are uneconomical, negligible, obsolete or otherwise not material in the conduct of its business (it being understood and agreed that no Material Intellectual Property may be Disposed of in reliance on this clause (m));

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(d) and Section 7.05(e)), shall be for no less than the fair market value of such property at the time of such Disposition.  To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent is hereby authorized by the Lenders to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06.         Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)           each Restricted Subsidiary may make Restricted Payments to the Parent Guarantor, any Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to (i) a Borrower or such Restricted Subsidiary and (ii) to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b)           the Parent Guarantor, the Borrowers and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)           [Reserved];

(d)           to the extent constituting Restricted Payments, the Parent Guarantor, the Borrowers and the Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.04, Section 7.05 or Section 7.08;

(e)           the Parent Guarantor, the Borrowers and the Restricted Subsidiaries may make Restricted Payments to Holdings:

(40)                  (i)           the proceeds of which will be used by Holdings to pay (or to make a Restricted Payment to Parent to enable it to pay) the tax liability for each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns filed by or on behalf of the Parent or any Intermediate Holding Company; provided that such proceeds are limited to the tax liability attributable to the Parent Guarantor, the Borrowers and the Subsidiaries determined as if the Parent Guarantor, the Borrowers and the Subsidiaries filed separately;

(41)                  (ii)          the proceeds of which shall be used by Holdings to pay (or to make a payment to Parent or any other Intermediate Holding Company to enable it to pay) Parent’s and any Intermediate Holding Company’s operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), incurred in the ordinary course of business, in an aggregate amount not to exceed $15,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of the Parent or any Intermediate Holding Company attributable to the ownership or operations of the Parent Guarantor, the Borrowers and the Restricted Subsidiaries;

(42)                  (iii)         the proceeds of which shall be used by Holdings to pay (or to make a payment to Parent or any other Intermediate Holding Company to enable it to pay) franchise taxes and other fees, taxes and expenses required to maintain Parent’s or any Intermediate Holding Company’s corporate existence;

(43)                  (iv)         the proceeds of which will be used by Holdings to pay (or to make a payment to Parent or any other Intermediate Holding Company to enable it to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Parent held by any future, present or former employee, director, officer, member of management or consultant of the Parent or any of its Subsidiaries (or the estate, family members, spouse or former spouse of any of the foregoing); provided that the aggregate amount of Restricted Payments made under this clause (e)(iv) does not exceed in any calendar year $25,000,000 (with unused amounts in any calendar year being carried over to the two (2) immediately succeeding calendar years); and provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests to employees, directors, officers, members of management or consultants of the Parent or of its Subsidiaries that occurs after the Closing Date to the extent such proceeds constitute Eligible Equity Proceeds plus (B) the cash proceeds of key man life insurance policies received by Parent or any Intermediate Holding Company (to the extent such proceeds are contributed to the Parent Guarantor) or the Parent Guarantor, any Borrower or any Restricted Subsidiary after the Closing Date (provided that the Parent Guarantor may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (e)(iv);

(44)                  (v)          to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing or consummation of such Investment and (B) Parent shall, immediately following the closing or consummation thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to a Borrower or a Loan Party (or a Person that will become a Loan Party upon receipt of such contribution) or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into a Borrower or a Loan Party in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.12;

(45)                  (vi)         the proceeds of which shall be used by Holdings to make (or to make a payment to Parent or any other Intermediate Holding Company to enable it to make) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Parent; provided that any such cash payment shall not be for the purpose of evading the limitations set forth in this Section 7.06 (as determined in good faith by the board of directors or the managing board, as the case may be, of the Parent Guarantor (or any authorized committee thereof));

(46)                  (vii)        the proceeds of which shall be used by Parent or any Intermediate Holding Company to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(47)                  (viii)       [Reserved];

(48)                  (ix)          the proceeds of which shall be used by Holdings to pay (or to make a payment to Parent or any other Intermediate Holding Company to enable it to pay) customary salary, bonus and other benefits payable to officers and employees of the Parent or any Intermediate Holding Company to the extent such salaries, bonuses and other benefits are directly attributable to the ownership or operations of the Parent Guarantor, the Borrowers and the Restricted Subsidiaries; and

(49)                  (x)           the proceeds of which shall be used by Holdings to pay (or to make a payment to Parent or any other Intermediate Holding Company to enable it to pay) amounts of the type described in Section 7.08(g), in each case to the extent the applicable payment would be permitted under the applicable clause in Section 7.08 if such payment were to be made by a Borrower Party~~.~~;

(f)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in addition to the foregoing Restricted Payments, the Parent Guarantor, the Borrowers and the Restricted Subsidiaries may make additional Restricted Payments to Holdings in an aggregate amount that does not exceed $300,000,000, plus the CNI Growth Amount as in effect immediately prior to the time of making of such Restricted Payment; ~~and~~

(g)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in addition to the foregoing Restricted Payments, the Parent Guarantor, the Borrowers and the Restricted Subsidiaries may make additional Restricted Payments to Holdings in an amount not to exceed the amount of any Eligible Equity Proceeds which are Not Otherwise Applied~~.~~; and

(h)           the payment of any dividend by any Borrower Party to its direct parent, Holdings, any Intermediate Holding Company and Parent within 60 days after the date of Parent’s declaration of a dividend, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that the payment of such dividend will be deemed to be utilization, in an amount equal to the amount of such dividend, of any basket relied upon to establish that such dividend was permitted on the date of declaration thereof).

Section 7.07.         Change ~~In~~in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Parent Guarantor, the Borrowers and the Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

Section 7.08.         Transactions ~~With~~with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties, (b) on fair and reasonable terms substantially as favorable to the Parent Guarantor, the relevant Borrower or such Restricted Subsidiary as would be obtainable by the Parent Guarantor, such Borrower or such Restricted Subsidiary in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Transactions, (d) loans and other transactions by the Parent Guarantor, the Borrowers and the Subsidiaries to the extent not prohibited by this Agreement, (e) entering into employment and severance arrangements between Parent, any Intermediate Holding Company, the Parent Guarantor, the Borrowers and the Restricted Subsidiaries and their respective officers and employees, as determined in good faith by the board of directors or senior management of the relevant Person, (f) the payment of customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of, directors, officers and employees of the Parent, any Intermediate Holding Company, the Parent Guarantor, the Borrowers and the Restricted Subsidiaries in the ordinary course of business or the Sponsors or to their Affiliates, to the extent attributable to the ownership or operations of the Parent Guarantor, the Borrowers and the Restricted Subsidiaries, as determined in good faith by the board of directors or senior management of the relevant Person, (g) the payment of fees, expenses, indemnities or other payments pursuant to, and transactions pursuant to, the permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect and (h) Restricted Payments permitted under Section 7.06.

Section 7.09.         Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document, the Senior Notes Indenture, customary terms in any documentation providing for any Additional Debt or Credit Agreement Refinancing Indebtedness or customary terms in any documentation providing for any Permitted Refinancing ~~thereof~~of any of the foregoing) that limits the ability of (a) any Restricted Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, or (b) any Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations which (i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions described in clause (a) or (b) that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) or that expressly permits Liens for the benefit of the Agents and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Indebtedness be secured by such Liens on an equal and ratable, or junior, basis, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(b)(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest or (x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business.

Section 7.10.         Financial Covenants.

(a)           Leverage Ratio.  Permit the Leverage Ratio as of the end of any fiscal quarter of the Parent Guarantor (beginning with the fiscal quarter ending ~~June~~September 30, ~~2011~~2012 set forth below to be greater than the ratio set forth below opposite such fiscal quarter):

Fiscal Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
~~2011~~2012	N/A	~~4.50 to 1.00~~N/A	~~4.50~~4.25 to 1.00	~~4.50~~4.25 to 1.00
~~2012~~2013	~~4.25~~4.00 to 1.00	~~4.25~~4.00 to 1.00	~~4.25~~4.00 to 1.00	~~4.25~~4.00 to 1.00
~~2013~~	~~3.50 to 1.00~~	~~3.50 to 1.00~~	~~3.50 to 1.00~~	~~3.50 to 1.00~~
2014	~~3.25~~3.75 to 1.00	~~3.25~~3.75 to 1.00	~~3.25~~3.75 to 1.00	~~3.25~~3.75 to 1.00
~~2015~~Thereafter	~~3.00~~3.50 to 1.00	~~3.00~~3.50 to 1.00	~~3.00~~3.50 to 1.00	~~3.00~~3.50 to 1.00
~~Thereafter~~	~~3.00 to 1.00~~	~~3.00 to 1.00~~	~~3.00 to 1.00~~	~~3.00 to 1.00~~

(b)           Interest Coverage Ratio.  Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Parent Guarantor (beginning with the fiscal quarter ending ~~June~~September  30, ~~2011~~2012) to be less than 2.50 to 1.00.

Section 7.11.         Amendments of Certain Documents.  Amend or otherwise modify (a) any of its Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders and (b) any term or condition of any Junior Financing Documentation in any manner materially adverse to the interests of the Administrative Agent or the Lenders.

Section 7.12.         Accounting Changes.  Make any change in fiscal year.

Section 7.13.         Prepayments, Etc. ~~Of~~of Indebtedness.  Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted) any Junior Financing or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) so long as no Event of Default shall have occurred and be continuing or would result therefrom, (x) for an aggregate purchase price, or in an aggregate prepayment amount, not to exceed $200,000,000, plus an amount equal to (A) 100% of Cumulative Excess Cash Flow that is Not Otherwise Applied and (B) the CNI Growth Amount as in effect immediately prior to the time of making such purchase or prepayment or (y) the refinancing thereof with the Net Cash Proceeds of any Permitted Subordinated Indebtedness or Eligible Equity Proceeds that are Not Otherwise Applied, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) and (iii) with respect to intercompany subordinated indebtedness, to the extent consistent with the subordination terms thereof.

Section 7.14.         Equity Interests of the Borrowers.  Create, incur, assume or suffer to exist any Lien on any Equity Interests of any Borrower (other than Liens permitted by ~~Section~~Sections 7.01(a)(i), (w) and (x) and nonconsensual Liens to the extent permitted under Section 7.01).

Section 7.15.         Designated Senior Debt.  Designate any Indebtedness (other than under this Agreement and the other Loan Documents) of the Borrowers or the Restricted Subsid-

iaries as “Designated Senior Indebtedness” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

ARTICLE 8

Events of Default and Remedies

Section 8.01.         Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  Any Borrower or any other Loan Party fails to pay (i) when due, any amount of principal of any Loan or any L/C Borrowing, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)           Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05(a) (solely with respect to the Borrowers) or Section 6.11 or Article 7; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrowers; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default.  Any Loan Party or any Restricted Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f)           Insolvency Proceedings, Etc.  Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding or any similar steps or proceedings under Debtor Relief Laws applicable to any Loan Party or any of their Restricted Subsidiaries; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party or any Restricted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) that are not paid, bonded or otherwise discharged and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)           ERISA.  An ERISA Event shall have occurred (or a similar event shall have occurred with respect to a Foreign Plan) that, when taken together with all other ERISA Events that have occurred (and similar events that have occurred with respect to Foreign Plans), could reasonably be expected to result in a Material Adverse Effect; or

(j)           Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments or as a result of a transaction permitted hereunder or thereunder (including under Section 7.04 or Section 7.05)), or purports in writing to revoke or rescind any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)           Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or Sections 6.12 and 6.20 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or Section 7.05) cease to create a valid and perfected first priority Lien on and security interest in (or, in the case of Collateral of any Loan Party organized under the laws of Bermuda (or the Equity Interests of any company organized under the laws of Bermuda), the failure to maintain a first priority registered charge over) the Collateral covered thereby, subject to Liens permitted under Section 7.01, or any Loan Party shall assert in writing such invalidity or lack of perfection or priority (other than in an informational notice to the Administrative Agent), except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code financings statements or continuation statements or other equivalent filings and except, as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and the related insurer shall not have denied or disclaimed in writing that such losses are covered by such title insurance policy.

Section 8.02.         Remedies Upon Event ~~Of~~of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)           require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States or any similar Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03.         Application ~~Of~~of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3, but not including principal of or interest on any Loan) payable to the Administrative Agent in its capacity as such;

Second, to the payment in full of the Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swing Line Lender and any L/C Issuer pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any distribution);

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of (i) that portion of the Obligations constituting unpaid principal of the Loans, (ii) the Secured Hedge Obligations and the Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Seventh, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be ap-

plied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, delivered to the Borrowers.

ARTICLE 9

Administrative Agent and Other Agents

Section 9.01.         Appointment ~~And~~and Authorization ~~Of~~of Agents.

(a)           Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

(c)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including, without limitation, Section 9.07 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(d)           Each of the Lenders acknowledge and consent to the parallel debt structure which is included in the Dutch Security Documents.

(e)           Each of the Lenders appoints the Administrative Agent to act as its agent under and in connection with the French law Security Agreements in accordance with article 2328-1 of the French Civil Code.

(f)           Each of the Secured Parties appoints the Administrative Agent to act as its collateral agent under and in connection with any German Security Documents as set out in the German Security Trust Agreement.  In furtherance of the grant of security interests set forth in the German Security Documents and the enforcement thereof, the parties agree as follows:

(i)       Unless expressly provided to the contrary, the Administrative Agent holds or administers (as applicable) any security created by a Security Agreement governed by German law for the Secured Parties in accordance with the German Security Trust Agreement.

(ii)       Unless expressly provided to the contrary in any Loan Document, the Administrative Agent holds:

(A)          the benefit of any Administrative Agent Claims; and

(B)           any proceeds of security,

for the benefit, and as the property, of the Secured Parties and so that they are not available to the personal creditors of the Administrative Agent.

(iii)       The Administrative Agent will separately identify in its records the property rights referred to in paragraph (f)(ii) above.

(iv)       Each Loan Party shall pay the Administrative Agent, as an independent and separate creditor, an amount equal to each Secured Party Claim on its due date.

(v)       The Administrative Agent may enforce performance of any Administrative Agent Claim in its own name as an independent and separate right.  This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

(vi)       Each Secured Party must, at the request of the Administrative  Agent, perform any act required in connection with the enforcement of any Administrative Agent Claim.  This includes joining in any proceedings as co-claimant with the Administrative Agent.

(vii)     Unless the Administrative Agent fails to enforce an Administrative  Agent Claim within a reasonable time after its due date, a Secured Party may not take any action to enforce the corresponding Secured Party Claim unless it is requested to do so by the Administrative Agent.

(viii)    To the extent permitted by applicable law, each Loan Party irrevocably and unconditionally waives any right it may have to require a Secured Party to join in any proceedings under German law as co-claimant with the Administrative Agent in respect of any Administrative Agent Claim.

(ix)       (A) Discharge by an Loan Party of a Secured Party Claim will discharge the corresponding Administrative Agent Claim on a dollar for dollar basis and (B) discharge by an Loan Party of an Administrative Agent Claim will discharge the corresponding Secured Party Claim on a dollar for dollar basis.

(x)       The aggregate amount of the Administrative Agent Claims will never exceed the aggregate amount of Secured Party Claims.

(xi)       If the Administrative Agent returns to any Loan Party, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Secured Party, that Secured Party must repay an amount equal to that recovery to the Administrative Agent.

Section 9.02.         Delegation ~~Of~~of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03.         Liability ~~Of~~of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04.         Reliance ~~By~~by Agents.

(a)           Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)           For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05.          Notice ~~Of~~of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the relevant Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06.        Credit Decision; Disclosure ~~Of~~of Information ~~By~~by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07.         Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08.         Agents in Their Individual Capacities.  Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

Section 9.09.         Successor Agents.  The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrowers shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 9.10.         Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement,

adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.03(i), Section 2.03(j), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11.         Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent:

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (including as a result of a Letter of Credit being deemed to be no longer outstanding hereunder in accordance with the Cash Collateralization or back-to-back letter of credit provisions set forth in Section 2.03(g)), (ii) that is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required

Lenders or (iv) owned by a Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(b), Section 7.01(e), Section 7.01(f), Section 7.01(g), Section 7.01(i), Section 7.01(j), Section 7.01(m), Section 7.01(p), Section 7.01(r), Section 7.01(u) and Section 7.01(v);

(c)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Junior Financing Obligation unless and until each guarantor is (or is being simultaneously) released from its guarantee with respect to such Specified Junior Financing Obligation; and

(d)           to enter into customary agreements with advisors of the Borrowers and their Affiliates in order to gain access to materials prepared by such advisors in connection with “whitewash” or comparable procedures effected in connection with the Acquisition.

In connection with the incurrence by the Parent Guarantor, the Borrowers or any Restricted Subsidiary of any Indebtedness that is secured by Liens permitted by Section 7.01, at the request of Borrowers, the Administrative Agent (including in its capacity as “collateral agent” under the Loan Documents) agrees to execute and deliver an intercreditor agreement in accordance with the applicable provisions of Section 7.01 and Section 7.03, including any First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable, and any amendments, amendments and restatements, restatements or waivers of or supplements thereto.  In connection with any such amendment, restatement, waiver, supplement or other modification, the Loan Parties shall deliver such officers’ certificates and supporting documentation as the Administrative Agent may reasonably request.  The Lenders hereby authorize the Administrative Agent to take any action contemplated by this Section 9.11.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.  In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12.         Other Agents; Arrangers and Managers.  None of the Lenders or other Persons identified on the front page or signature pages of this Agreement as a “Syndication Agent,” “Co-Documentation Agent,” “Amendment No. 1 Syndication Agent,” “joint lead arranger” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such and shall be entitled to all of the benefits of this Article 9.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13.         Appointment of Supplemental Administrative Agents.

(a)           It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)           In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Section 9.07 (obligating the Borrowers to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)           Should any instrument in writing from any Borrower or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the relevant Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14.         Withholding Tax.  To the extent required by any applicable Law, an Agent may withhold from any payment to any Lender (including, for purposes of this Section 9.14, any L/C Issuer), an amount equivalent to any applicable withholding tax.  Without limiting or expanding the obligations of any Loan Party under Section 3.01, each Lender shall, and does hereby, indemnify the relevant Agent, within 30 calendar days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the IRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14.  The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any Loans and all other amounts payable hereunder.

ARTICLE 10

Miscellaneous

Section 10.01.       Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the relevant Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)           extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01, Section 4.02 or Section 4.03, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)           postpone any date scheduled for any payment of principal or interest under Section 2.07 or Section 2.08 or fees under Section 2.03(i) or Section 2.09(a), without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)           reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in any rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d)           change any provision of this Section 10.01 or the definition of “Required Lenders” without the written consent of each Lender;

(e)           release all or substantially all of the Collateral in any transaction or series of related transactions (it being understood that a transaction permitted under Section 7.05 shall not constitute the release of all or substantially all of the Collateral), without the written consent of each Lender;

(f)           other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release any material Guarantor from its obligations under the Guaranty, without the written consent of each Lender; or

(g)           change any provision of Section 10.07(j) without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(f) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) no amendment, waiver or consent shall amend, modify supplement or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 4.02 without the written consent of the Required Revolving Lenders under the Revolving Facility (it being understood that amendments, modifications, supplements or waivers of any other provision  of any Loan Document, including any representation or warranty, any covenant or any Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in Section 4.02 have been satisfied regardless of whether the Required Revolving Lenders shall have consented to such amendment, modification, supplement or waiv-

er).  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders) and (y) the principal of such Lender’s Loans shall not be reduced or forgiven without the consent of such Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the relevant Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in this Section 10.01, in the event that the Borrowers request that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Required Lenders, then with the consent of the Borrowers and the Required Lenders, the Borrowers and the Required Lenders shall be permitted to amend the Agreement without the consent of the Non-Consenting Lenders to provide for (a) the termination of the Commitment of each Non-Consenting Lender that are (x) Revolving Credit Lenders, (y) Term Lenders or (z) both, at the election of the Borrowers and the Required Lenders, (b) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Required Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment, (c) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Required Lender or Lenders, as the case may be, as may be necessary to repay in full, at par, the outstanding Loans of the Non-Consenting Lenders (including, without limitation, any amounts payable pursuant to Section 3.05) immediately before giving effect to such amendment and (d) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (a), (b) and (c).

Section 10.02.       Notices and Other Communications; Facsimile Copies.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)       if to any Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)       if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the relevant Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person.  In no event shall a voice-mail message be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Reliance by Agents and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct.

Section 10.03.       No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04.       Attorney Costs, Expenses and Taxes.  The Borrowers agree (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel llp and, if necessary, of one local counsel and one regulatory counsel in each foreign jurisdiction as agreed between the Administrative Agent and the Borrowers, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of counsel (which counsel shall be limited as provided in Section 10.05).  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by any Agent.  All amounts due under this Section 10.04 shall be paid promptly.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

Section 10.05.       Indemnification by the Borrowers.  Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Agent, each Arranger, each Lender and their respective Affiliates, directors, officers, employees, members, partners, counsel, agents, attorneys-in-fact, trustees and advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs (which shall be limited to one (1) counsel to the Indemnitees taken as a whole (and, if necessary, one local counsel and one regulatory counsel to the Indemnitees taken as a whole in each appropriate jurisdiction), unless (x) the interests of the In-

demnitees are sufficiently divergent, in which case one (1) additional counsel may be appointed and (y) if the interests of any Indemnitee or group of Indemnitees (other than all of the Indemnitees) are distinctly or disproportionately affected, one (1) additional counsel for such Indemnitee or group of Indemnitees in the case of clause (a) below)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property or facility currently or formerly owned or operated by any Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is instituted by a third party or by any Borrower or any other Loan Party) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) have been determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee or a material breach of the Loan Documents by such Indemnitee or (y) arise from claims of any of the Lenders solely against one or more Lenders (and not by one or more Lenders against the Administrative Agent or one or more of the other Agents) that have not resulted from the action, inaction, participation or contribution of any Borrower or their respective Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit the obligations of any Loan Party under the first sentence of this Section 10.05.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 10.05 shall be paid promptly.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Agent, Arranger or

Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.06.       Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 10.07.       Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b) or, in the case of any Eligible Assignee that, upon giving effect to such assignment, would be an Affiliated Lender, Section 10.07(j), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or Section 10.07(h), as the case may be, or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent shall not be less than $2,500,000, in the case of any assignment in respect of the Revolving Credit Facility, or

$1,000,000, in the case of any assignment in respect of any Term Loans (provided, however, that concurrent assignments to or by Approved Funds will be treated as a single assignment for the purpose of meeting the minimum transfer requirements); (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (but subject to clause (iv) below), each of the Administrative Agent and, so long as no Event of Default in respect of Section 8.01(a), Section 8.01(f) or Section 8.01(g)(i) or has occurred and is continuing and except for assignments in connection with the exchange of Lenders’ interests pursuant to arrangements relating thereto among the Lenders following the date on which either any Event of Default referred to in Section 8.01(f) or Section 8.01(g)(i) shall have occurred and be continuing in respect of any Borrower or the Loans shall have been declared immediately due and payable pursuant to Section 8.02, each Borrower consents to such assignment (each such consent not to be unreasonably withheld or delayed); (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (iii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iv) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed); (v) the parties (other than the relevant Borrower unless its consent to such assignment is required hereunder) to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (B) manually execute and deliver to the Administrative Agent an Assignment and Assumption together with a processing and recordation fee of $3,500 (which fee (x) no Borrower shall have an obligation to pay except as required in Section 3.07 and (y) may be waived by the Administrative Agent in its discretion); provided that only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to Approved Funds with respect to any Lender; (vi) the assigning Lender shall deliver any Notes evidencing such Loans to the relevant Borrower or the Administrative Agent and (vii) each assignment by an Affiliated Lender shall be acknowledged by the Parent Guarantor.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the relevant Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to Section 10.07(e), the Borrowers agree that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 (subject to the requirements and limitations therein and in Section 10.15) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) and such Participant agrees to be bound by such Sections and Section 3.06.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)           A Participant shall not be entitled to receive any greater payment under Section 3.01, Section 3.04 or Section 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the relevant Borrower’s prior written consent (which con-

sent shall not be unreasonably withheld or delayed) and such Participant complies with Section 3.06 and Section 10.15 as if such Participant were a Lender.

(f)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the relevant Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the relevant Borrower under this Agreement (including its obligations under Section 3.01, Section 3.04 or Section 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the relevant Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)           Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may, without the consent of or notice to the Administrative Agent or any Borrower, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 10.07(b)).

(i)           Notwithstanding anything to the contrary contained herein, Bank of America may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or the Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to Bank of America’s resignation as L/C Issuer, Bank of America shall have identified a successor L/C Issuer reasonably acceptable to the Borrowers willing to accept its appointment as successor L/C Issuer.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be, except as expressly provided above.  If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(j)           (i)  Notwithstanding the definition of “Eligible Assignee” or anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Person who, after giving effect to such assignment, would be an Affiliated Lender (without the consent of any Person but subject to acknowledgment by the Administrative Agent and the Parent Guarantor); provided that:

(A)          except as previously disclosed in writing to the Administrative Agent and the Term Lenders, each Affiliated Lender represents and warrants as of the date of any assignment to such Affiliated Lender pursuant to this Section 10.07(j), that neither the Affiliated Lender nor any Equity Sponsor to which such Affiliated Lender is an Affiliate, has any material non-public information (“MNPI”) with respect to any Borrower Party, the Parent Guarantor or its Restricted Subsidiaries or securities that both (a) has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive MNPI with respect to any Borrower Party, the Parent Guarantor or its Restricted Subsidiaries or securities) prior to such date and (b) could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to assign Term Loans to such Affiliated Lender;

(B)           the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit R hereto (an “Affiliated Lender Assignment and Assumption”);

(C)           for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Credit Commitments or Revolving Credit Loans to an Affiliated Lender and any purported assignment of Revolving Credit Commitments or Revolving Credit Loans to an Affiliated Lender shall be null and void; and

(D)          at the time of such assignment after giving ~~affect~~effect to such assignment, the aggregate principal amount of all Loans held by Affiliated Lenders shall not exceed 20% of the aggregate principal amount of all Loans and Commitments outstanding under this Agreement.

                          (ii)Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, or (B) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives.

                          (iii)Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, an Affiliated Lender shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders; provided that no amendment, modification, waiver, consent or other action with respect to any Loan Document shall deprive such Affiliated Lender of its Pro Rata Share of any payments to which such Affiliated Lender is entitled under the Loan Documents without such Affiliated Lender providing its consent; provided, further, that such Affiliated Lender shall have the right to approve any amendment, modification, waiver or consent of the type described in Section 10.01 (a), (b), (c), (d), (e), (f) or (g) of this Agreement to the extent that such Affiliated Lender is directly and adversely affected thereby; and in furtherance of the foregoing, (x) the Affiliated Lender agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 10.07(j); provided that if the Affiliated Lender fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s rights under this paragraph and (y) the Administrative Agent is hereby appointed (such appointment being coupled with an interest) by the Affiliated Lender as the Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of the Affiliated Lender and in the name of the Affiliated Lender, from time to time in Administrative Agent’s discretion to take any action and to execute any instrument that Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph (j)(iii).

                          (iv)Each Affiliated Lender, solely in its capacity as a Term Lender, hereby agrees, and each Affiliated Lender Assignment Agreement shall provide a confirmation that, if any Borrower Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Laws (“Bankruptcy Proceedings”), (i) such Affiliated Lender shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Affiliated

Lender’s claim with respect to its Loans (a “Claim”) (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Affiliated Lender is treated in connection with such exercise or action on the same or better terms as the other Term Lenders and (ii) with respect to any matter requiring the vote of Term Lenders during the pendency of a Bankruptcy Proceeding (including, without limitation, voting on any plan of reorganization), the Loans held by such Affiliated Lender (and any Claim with respect thereto) shall be deemed to be voted in accordance with clause (iii) of this Section 10.07(j), so long as such Affiliate Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Term Lenders.  For the avoidance of doubt, the Lenders and each Affiliated Lender agree and acknowledge that the provisions set forth in this clause (iv) of Section 10.07(j), and the related provisions set forth in each Affiliated Lender Assignment and Assumption, constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Borrower Party has filed for protection under any Debtor Relief Law applicable to such Borrower Party.

The Parent Guarantor, each other Loan Party and the Lenders hereby acknowledge that the Administrative Agent shall have no obligation to, and shall not be liable for any failure to, monitor the compliance by the Parent Guarantor, the Lenders or any Affiliated Lender.

The foregoing provisions of this Section 10.07(j) shall not apply to an Investment Fund, and a Lender shall be permitted to assign all or a portion of such Lender’s Loans to any Investment Fund without regard to the foregoing provisions of this Section 10.07(j).

(k)           Notwithstanding anything to the contrary contained in this Section 10.07 or any other provision of this Agreement (including Section 2.05), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any of the Borrower Parties may prepay outstanding Term Loans on the following basis:

(i)       a Borrower Party shall have the right to make a voluntary prepayment of the Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to, at each Borrower Parties’ sole option, a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers, Borrower Solicitation of Discounted Prepayment Offers or a Specified Lender Prepayment, in each case made in accordance with this Section 10.07(k); provided, (A) immediately before and immediately after giving effect to any such Discounted Term Loan Prepayment by any Borrower or Loan Party, there shall be not less than $50,000,000 of unused Revolving Credit Commitments, (B) any such Discounted Term Loan Prepayment shall be financed by the Borrower Party with internally generated funds or with Eligible Equity Proceeds or the proceeds of Permitted Subordinated Indebtedness, in the each case that are Not Otherwise Applied and (C) the Borrower Party shall not initiate any actions under this Section in order to make a Discounted Term Loan Prepayment unless (1) at least five (5) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower Party on the applicable Discounted Prepayment Effective Date and (2) at least three (3) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment due to no Term Lender being willing to accept any prepayment of any Term Loans at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.

(ii)       (A)  Subject to Section 10.07(k)(i), a Borrower Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Administrative Agent with three Business Days’ irrevocable notice in the form of a Specified Discount Prepayment Notice; provided that (1) any such offer shall be made available to each Term Lender, (2) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) and the specific percentage discount to par value (the “Specified Discount”) of the principal amount of such Loans to be prepaid, (3) the Specified Discount Prepayment Amount shall be in a minimum amount of $2,000,000 and whole increments of $500,000, and (4) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Administrative Agent will promptly provide each Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each Lender to the Administrative Agent (or its delegate) by no later than 5:00 p.m., Eastern time, on the third Business Day after the date of delivery of such notice to the Term Lenders (the “Specified Discount Prepayment Response Date”).

(B)           Each Term Lender shall notify the Administrative Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount of such Lender’s outstanding principal amount of such offered discounted prepayment to be prepaid.  Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Term Lender whose Specified Discount Prepayment Notice is not received by the Administrative Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept such Borrower Offer of Specified Discount Prepayment.

(C)           If there is at least one Discount Prepayment Accepting Lender, the Borrower Party will prepay outstanding Term Loans pursuant to this Section 10.07(k)(ii) to each Discount Prepayment Accepting Lender in accordance with the principal amount specified in such Lender’s Specified Discount Prepayment Response given pursuant to the foregoing clause (B); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the principal amount accepted by each such Discount Prepayment Accepting Lender and the Administrative Agent (in consultation with the Borrower Party and subject to rounding requirements of the Administrative Agent made in its sole reasonable discretion) will calculate such pro rata factor (the “Specified Discount Pro-Rata Factor”).  The Administrative Agent shall promptly, and in any case within five Business Days following the Specified Discount Prepayment Response Date, notify (1) such Borrower Party of the Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date, and the aggregate principal amount and Type of Loans of the Discounted Term Loan Prepayment, (2) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount of all Term Loans to be prepaid at the Specified Discount on such date, and (3) each Discount Prepayment Accepting Lender of the Specified Discount Pro-Rata Factor, if any, and confirmation of the principal amount and Type of Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower Party and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower Party shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with Section 10.07(k)(vi) below.

(iii)       (A)  Subject to Section 10.07(k)(i), a Borrower Party may from time to time solicit Discount Range Prepayment Offers by providing the Administrative Agent with three Business Days’ irrevocable notice in the form of a Discount Range Prepayment Notice; provided that (1) any such solicitation shall be extended to each Term Lender, (2) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Discount Range Prepayment Amount”) and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans willing to be prepaid by the Borrower Party, (3) the Discount Range Prepayment Amount shall be in a minimum amount of $2,000,000 and whole increments of $500,000, and (4) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date.  The Administrative Agent will promptly provide each Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Term Lender to the Administrative Agent (or its delegate) by no later than 5:00 p.m., Eastern time, on the third Business Day after the date of delivery of such notice to the Term Lenders (the “Discount Range Prepayment Response Date”).  Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount as a percentage of par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate principal amount of such Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount.  Any Term Lender whose Discount Range Prepayment Offer is not received by the Administrative Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(B)           The Administrative Agent shall review all Discount Range Prepayment Offers received by it by the Discount Range Prepayment Response Date and will determine (in consultation with the Borrower Party and subject to rounding requirements of the Administrative Agent made in its sole reasonable discretion) the Applicable Discount and the Term Loans to be prepaid at such Applicable Discount in accordance with this Section.  The Borrower Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Administrative Agent by the Discount Range Prepayment Re-

sponse Date, in the order from lowest Submitted Discount to highest Submitted Discount, up to and including the lowest Submitted Discount within the Discount Range (such lowest Submitted Discount being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (1) the Discount Range Prepayment Amount and (2) the sum of all Submitted Amounts.  Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a percentage of par value that is less than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required pro-rationing pursuant to the following sentence) at the Applicable Discount (each such Lender, a “Participating Lender”).

(C)           If there is at least one Participating Lender, the Borrower Party will prepay outstanding Term Loans pursuant to this Section 10.07(k)(iii) to each Participating Lender in the aggregate principal amount specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at or below the Applicable Discount exceeds the Discounted Prepayment Range Amount, prepayment of the principal amount of the Term Loans for those Participating Lenders whose Submitted Discount is less than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Administrative Agent (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its sole reasonable discretion) will calculate such pro rata factor (the “Discount Range Pro-Rata Factor”).  The Administrative Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (v) the Borrower Party of the Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Type of Loans of the Discounted Term Loan Prepayment, (x) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of all Term Loans to be prepaid at the Applicable Discount on such date, (y) each Participating Lender of the aggregate principal amount and Type of Loans of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Pro-Rata Factor.  Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower Party and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower Party on the Discounted Prepayment Effective Date in accordance with Section 10.07(k)(vi) below.

(iv)       (A)  Subject to Section 10.07(k)(i), a Borrower Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Administrative Agent with three Business Days’ irrevocable notice in the form of a Solicited Discounted Prepayment Notice; provided that (1) any such solicitation shall be extended to each Term Lender, (2) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) the Borrower

Party is willing to prepay at a discount, (3) the Solicited Discounted Prepayment Amount shall be in a minimum amount of $2,000,000 and whole increments of $500,000, and (4) each such solicitation by the Borrower Party shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Administrative Agent will promptly provide each Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Administrative Agent (or its delegate) by no later than 5:00 p.m., Eastern time on the third Business Day after the date of delivery of such notice to the Term Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount as a percentage of par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate principal amount of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount.  Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Administrative Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount to their par value.

(B)           The Administrative Agent shall promptly provide the Borrower Party with a copy of all Solicited Discounted Prepayment Offers received by it by the Solicited Discounted Prepayment Response Date.  The Borrower Party shall review all such Solicited Discounted Prepayment Offers and select, at its sole discretion, the lowest of the Offered Discounts specified by the responding Term Lenders in the Solicited Discounted Prepayment Offers that the Borrower Party is willing to accept (the “Acceptable Discount”), if any; provided, however, that the Acceptable Discount shall not be an Offered Discount that is higher than the lowest Offered Discount for which the sum of each Offered Amount affiliated with an Offered Discount that is less than or equal to such percentage of par yields an amount at least equal to the Solicited Discounted Prepayment Amount.  If the Borrower Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrowers from the Administrative Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (B) (the “Acceptance Date”), the Borrower Party shall submit an irrevocable Acceptance and Prepayment Notice to the Administrative Agent setting forth the Acceptable Discount.  If the Administrative Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower Party by the Acceptance Date, the Borrower Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(C)           Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Administrative Agent by the Solicited Discounted Prepayment Response Date, within five Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Administrative Agent will determine (in consultation with the Borrower Party and subject to rounding requirements of the Administrative Agent made in its sole reasonable discretion) the aggregate principal amount of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower Party at the Acceptable Discount in accordance with this Section.  If the Borrower Party elects to accept any Acceptable Discount, then the Borrower Party agrees to accept all Solicited Discounted Prepayment Offers received by Administrative Agent by the Solicited Discounted Prepayment Response Date, in the order from lowest Offered Discount to highest Offered Discount, up to and including the Acceptable Discount.  Each Lender that has submitted a Solicited Discounted Prepayment Offer to accept prepayment at a percentage of par value that is less than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rationing pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Borrower Party will prepay outstanding Term Loans pursuant to this Section 10.07(k)(iv) to each Qualifying Lender in the aggregate principal amount specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders at or below the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is less than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Administrative Agent (in consultation with the Borrower Party and subject to rounding requirements of the Administrative Agent made in its sole reasonable discretion) will calculate such pro rata factor (the “Solicited Discount Pro-Rata Factor”).  On or prior to the Discounted Prepayment Determination Date, the Administrative Agent shall promptly notify (v) the Borrower Party of the Discounted Prepayment Effective Date, Acceptable Prepayment Amount and Type of Loans comprising the Discounted Term Loan Prepayment, (x) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans to be prepaid at the Applicable Discount on such date, (y) each Qualifying Lender of the aggregate principal amount and Type of Loans of such Lender to be prepaid at the Acceptable Discount on such date, and (z) if applicable, each Identified Qualifying Lender of the Solicited Discount Pro-Rata Factor.  Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower Party and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower Party shall be due and payable by the Borrower Party on the Discounted Prepayment Effective Date in accordance with Section 10.07(k)(vi) below.

(v)       The Borrower Parties shall be permitted to prepay Term Loans from any Lender (each such prepayment, a “Specified Lender Prepayment”) and such repurchase shall not be required to be consummated pursuant to paragraphs (ii) through (iv) of this Section 10.07(k); provided that any such prepayments are financed solely with Eligible Equity Proceeds or the proceeds of Permitted Subordinated Indebtedness, in each case that are Not Otherwise Applied.

(vi)       If any Term  Loans are prepaid in accordance with paragraphs (ii) through (iv) of this Section 10.07(k), the Borrower Party shall prepay such Term Loans on the Discounted Prepayment Effective Date.  The Borrower Party shall make such prepayment to Administrative Agent, for the account of the Discount Prepayment Accepting Lenders,

Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the Discounted Prepayment Effective Date.  All Term Loans so prepaid by the Borrower Party shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 10.07(k) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and applied at par to the remaining principal repayment installments of the Term Loans in inverse order of maturity.  The aggregate principal amount of the Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans prepaid on (x) the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment and (y) by any Specified Lender Prepayment on the date of consummation thereof.

(vii)      To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures (including as to Type and Interest Periods of Term Loans to be so prepaid) established by the Administrative Agent acting in its reasonable discretion in consultation with the Borrower Parties.

(viii)     Notwithstanding anything herein to the contrary, for purposes of this Section 10.07(k), each notice or other communication required to be delivered or otherwise provided to the Administrative Agent (or its delegate) shall be deemed to have been given upon Administrative Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next business day for the Administrative Agent.

(ix)       Each of the Borrower Parties and the Lenders acknowledges and agrees that Administrative Agent may perform any and all of its duties under this Section 10.07(k) by itself or through Merrill Lynch, Pierce, Fenner & Smith Incorporated or any Agent Related Person of the Administrative Agent and expressly consents to any such delegation of duties by the Administrative Agent to Merrill Lynch, Pierce, Fenner & Smith Incorporated or such Agent Related Person and the performance of such delegated duties by Merrill Lynch, Pierce, Fenner & Smith Incorporated or Agent Related Person.  The exculpatory provisions pursuant to this Agreement shall apply to Merrill Lynch, Pierce, Fenner & Smith Incorporated and each Agent Related Person of the Administrative Agent and their respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 10.07(k) as well as activities of the Administrative Agent.

(x)       Except as previously disclosed in writing to Administrative Agent and the Term Lenders, each of the Borrower Parties represents and warrants as of the date of each prepayment of Term Loans pursuant to this Section 10.07(k), that each Borrower Party does not have any MNPI with respect to any Borrower Party, the Parent Guarantor or its Restricted Subsidiaries or securities that both (a) has not been disclosed to the Lenders (other than because such Lenders do not wish to receive MNPI with respect to any Borrower Party, the Parent Guarantor or its Restricted Subsidiaries or securities) prior to such time and (b) could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to offer Term Loans to the Borrower Parties to be prepaid.

(l)           In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, the L/C Issuer or the Swing Line Lender shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then the L/C Issuer shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.07(b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.07(b) above, including, for the avoidance of doubt, the prior written consent of each Borrower to the extent otherwise required by Section 10.07(b)) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the L/C Issuer or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

(m)           Each of the Luxco Borrower and any Luxembourg Guarantor (if any) hereby expressly accepts and confirms, for the purposes of articles 1278 and 1281 of the Luxembourg Civil Code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of the Agreement, any security created or guarantee given under the Agreement or in relation to the Agreement shall be preserved for the benefit of the relevant Eligible Assignee or any other assignee pursuant to this Agreement.

(n)           An assignment of rights and obligations will only be enforceable or effective vis-à-vis third parties if, at the cost of the assignee Lender, such assignment is notified (signifié) to each French Guarantor by a bailiff (huissier) in accordance with article 1690 of the French Civil Code and (ii) to each Luxembourg Guarantor in accordance with the conditions set forth in article 1690 of the Luxembourg Civil Code.

(o)           For the purposes of articles 1278 et seq. of the French Civil Code, the obligations of each French Guarantor under this Agreement will continue in full force and effect for the benefit of the then Lenders following any novation under this Section.  A novation under this

Section is a novation (novation) within the meaning of article 1271 et seq. of the French Civil Code.

(p)           Notwithstanding anything to the contrary in this Section 10.07, (i) a Term Lender may not assign, transfer or otherwise dispose of an interest in such Lenders’ Term B-1 Loans ~~or~~, Term B-2 Loans, Term B-3 Loans or Additional Term B-1 Loans (together, the “Series 1 Specified Term Loans”), in each case, without also assigning, transferring or otherwise disposing of a ratable interest in such Term Lender’s other Series 1 Specified Term Loans and (ii) any assignment, transfer or other disposition by a Term Lender of an interest in any Series 1 Specified Term Loan that does not conform to clause (i) above shall be deemed to be an assignment, transfer or disposition, as the case may be, of “Term B Loans” comprised of a ratable amount of Term B-1 Loans ~~or~~, Term B-2 Loans, Term B-3 Loans or Additional Term B-1 Loans, as applicable, to the extent necessary to ensure such assignment, transfer or other disposition complies with clause (i) above.

(q)           Notwithstanding anything to the contrary in this Section 10.07, (i) a Term Lender may not assign, transfer or otherwise dispose of an interest in such Lenders’ Term B-4 Loans or Term B-5 Loans (together, the “Series 2 Specified Term Loans”), in each case, without also assigning, transferring or otherwise disposing of a ratable interest in such Term Lender’s other Series 2 Specified Term Loans and (ii) any assignment, transfer or other disposition by a Term Lender of an interest in any Series 2 Specified Term Loan that does not conform to clause (i) above shall be deemed to be an assignment, transfer or disposition, as the case may be, of “Term B Loans” comprised of a ratable amount of Term B-4 Loans or Term B-5 Loans, as applicable, to the extent necessary to ensure such assignment, transfer or other disposition complies with clause (i) above.

Section 10.08.       Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to it and its Affiliates’ directors, officers, employees, members, partners and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent  required by applicable Laws or regulations or by any subpoena or similar legal process; (provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall provide the Parent Guarantor prompt notice of such disclosure to the extent permitted by applicable Law); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Parent Guarantor), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Parent Guarantor; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Parent Guarantor, in advance, to the extent lawfully permitted to do so); (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder to the extent reasonably necessary in connection with such enforcement or (k) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by provisions at least as restrictive as those of this Section 10.08).  In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.  For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.

Section 10.09.       Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by each of the Borrowers (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Lender agrees promptly to notify the Parent Guarantor and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.

Section 10.10.       Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11.       Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 10.12.       Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13.       Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding except as set forth in Section 2.03(g).

Section 10.14.       Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15.       Tax Forms.

(a)           To the extent it is qualified for any exemption from or reduction in United States federal withholding tax with respect to any Loan made to a US Borrower, each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code that lends to the US Borrower (each, a “Non-US Lender”) shall deliver to the US Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly com-

pleted copies of either IRS Form W-8BEN, W-8EXP or any successor thereto (relating to such Non-US Lender and entitling it to an exemption from, or reduction of, United States federal withholding tax on specified payments to be made to such Non-US Lender by the US Borrower pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Non-US Lender by the US Borrower pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the US Borrower and the Administrative Agent that such Non-US Lender is entitled to an exemption from, or reduction of, United States federal withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Non-US Lender claiming such an exemption under Section 881(c) of the Code, a certificate substantially in the form of Exhibits S-1, S-2, S-3 and S-4 (the “US Tax Certificate”) that establishes in writing to the US Borrower and the Administrative Agent that such Non-US Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, (iii) a controlled foreign corporation related to the US Borrower within the meaning of Section 864(d) of the Code and (iv) receiving any payment under any Loan Document that is effectively connected with a U.S. trade or business.  Thereafter and from time to time, to the extent it is then qualified for any exemption from or reduction in United States federal withholding tax, each such Non-US Lender shall (~~A~~a) promptly submit to the US Borrower and the Administrative Agent such additional duly and properly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the US Borrower and the Administrative Agent of any available exemption from, or reduction of, United States federal withholding taxes in respect of payments to be made to such Non-US Lender by the US Borrower pursuant to this Agreement, or any other Loan Document, in each case, (~~1~~i) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (~~2~~ii) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the US Borrower and the Administrative Agent and (~~3~~iii) from time to time thereafter if reasonably requested by the US Borrower or the Administrative Agent, and (~~B~~b) promptly notify the US Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any previously claimed exemption or reduction.

(i)       Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Non-US Lender under any of the Loan Documents (for example, in the case of a typical participation by such Non-US Lender, or where Non-U.S. Lender is a partnership for U.S. federal income tax purposes), shall deliver to the US Borrower and the Administrative Agent on the date when such Non-US Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the US Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed, properly completed copies of the forms or statements required to be provided by such Non-US Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Non-US Lender acts for its own account that is not subject to United States federal withholding tax, and (B) two duly signed, properly completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Non-US Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Non-US Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-US Lender, including any applicable U.S. Tax Certificate, provided that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate on behalf of such partners; or

(ii)       The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b)           Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code that lends to any Borrower (each, a “US Lender”) shall deliver to the Administrative Agent and the relevant Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such US Lender is entitled to an exemption from United States backup withholding tax, or any successor form.  Notwithstanding anything to the contrary in this Agreement, if such US Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such US Lender an amount equivalent to the applicable backup withholding tax imposed by the Code and the relevant Borrower shall not be liable for any additional amounts with respect to such withholding.

(c)           If any Governmental Authority asserts that any Borrower or the Administrative Agent did not properly withhold or backup withhold, as the case may be, any Taxes from payments made to or for the account of any Lender (including any L/C Issuer), then to the extent such improper withholding or backup withholding was directly caused by such Lender’s actions or inactions, such Lender shall indemnify the relevant Borrower and the Administrative Agent therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to such Borrower and the Administrative Agent under this Section 10.15, and costs and expenses (including Attorney Costs) of such Borrower and the Administrative Agent.  The obligation of the Lenders, severally, under this Section 10.15 shall survive any assignment of rights by, or the replacement of, a Lender or the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

Section 10.16.       GOVERNING LAW.

(a)           THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREE-

MENT, EACH BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 10.17.       WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18.       Binding Effect.  This Agreement shall become effective when it shall have been executed by each Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.19.       USA PATRIOT Act Notice.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers and Guarantors that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower and each Guarantor in accordance with the Act.

Section 10.20.       Agent for Service of Process.  Each of the Parent Guarantor, the Luxco Borrower and the PR Borrower hereby irrevocably appoints the US Borrower as its agent for service of process with respect to all of the Loan Documents and all other related agreements to which it is a party (the “Process Agent”) and the US Borrower hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to the Parent Guarantor, the Luxco Borrower and the PR Borrower, as applicable, all legal process addressed to the Parent

Guarantor, the Luxco Borrower and the PR Borrower, as applicable, received by the Process Agent.

Section 10.21.       Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent or Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.22.       No Fiduciary Duty.  Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.  Each Loan Party agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith, (x) no Lender in its capacity as such has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) and (y) each Lender in its capacity as such is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors.  Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED, as Parent Guarantor

By:
Name:
Title:

WC LUXCO S.A R.L., as Luxco Borrower

By:
Name:
Title:

WARNER CHILCOTT CORPORATION, as US Borrower

By:
Name:
Title:

WARNER CHILCOTT COMPANY, LLC, as PR Borrower

By:
Name:
Title:

S-1

BANK OF AMERICA, N.A., individually as an Initial Lender and as Administrative Agent, L/C Issuer and Swing Line Lender

By:
Name:
Title:

S-2

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually as a Lender and L/C Issuer

By:
Name:
Title:

[INSERT LENDER NAME], as Lender

By:
Name:
Title:

Annex B

GUARANTOR CONSENT AND REAFFIRMATION

[                ], 2012

Reference is made to Amendment No. 1 attached as Exhibit A hereto (“Amendment No. 1”), dated as of [                ], 2012 to the Credit Agreement dated as of March 17, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED, a company organized under the laws of Bermuda (the “Parent Guarantor”), WC LUXCO S.A R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg (the “Luxco Borrower”), WARNER CHILCOTT CORPORATION, a Delaware corporation (the “US Borrower”), WARNER CHILCOTT COMPANY, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (the “PR Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, each a “Lender”), and BANK OF AMERICA, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in Amendment No. 1 and the Credit Agreement, as applicable.

Each Guarantor hereby consents to the execution, delivery and performance of Amendment No. 1 and agrees that each reference to the Credit Agreement in the Loan Documents to which it is a party shall, on and after the Amendment No. 1 Effective Date, be deemed to be a reference to the Credit Agreement as amended by Amendment No. 1.

Each Guarantor hereby acknowledges and agrees that, after giving effect to Amendment No. 1, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities may have been amended by Amendment No. 1, are reaffirmed, and remain in full force and effect.

After giving effect to Amendment No. 1, each Guarantor reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement as amended by Amendment No. 1, and shall continue to secure the Secured Obligations (after giving effect to Amendment No. 1), in each case, on and subject to the terms and conditions set forth in the Credit Agreement, as amended by Amendment No. 1, and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent is a Loan Document and shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

WARNER CHILCOTT PHARMACEUTICALS B.V.B.A.
WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED
WARNER CHILCOTT CANADA CO.
WARNER CHILCOTT ACQUISITION LIMITED
WARNER CHILCOTT DEUTSCHLAND GMBH
WC PHARMACEUTICALS I LIMITED
WC PHARMACEUTICALS II LIMITED
WARNER CHILCOTT ITALY S.R.L.
WARNER CHILCOTT (IRELAND) LIMITED
WARNER CHILCOTT INTERMEDIATE (IRELAND) LIMITED
WARNER CHILCOTT NEDERLAND B.V.
CHILCOTT UK LIMITED
MILLBROOK (NI) LIMITED
WARNER CHILCOTT RESEARCH LABORATORIES LIMITED
WARNER CHILCOTT UK LIMITED
WARNER CHILCOTT COMPANY, LLC
WARNER CHILCOTT PHARMACEUTICALS S.À R.L.
WARNER CHILCOTT CORPORATION
WARNER CHILCOTT (US), LLC
WARNER CHILCOTT SALES (US), LLC
WARNER CHILCOTT FRANCE SAS
WARNER CHILCOTT LEASING EQUIPMENT INC.
WARNER CHILCOTT FINANCE LLC

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WC Luxco Holdings S.à r.l. Société à responsabilité limitée. Share capital: USD 1,500,000 Registered office: 5, rue Guillaume Kroll, L-1882 Luxembourg R.C.S. Luxembourg: B 148.285

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WC Luxco S.à r.l. Société à responsabilité limitée. Share capital: USD 20.000,00 Registered office: 67, rue Ermesinde, L-1469 Luxembourg R.C.S. Luxembourg: B 145.883

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WC Luxembourg S.à r.l. Société à responsabilité limitée. Share capital: USD 20,000 Registered office: 67, rue Ermesinde, L-1469 Luxembourg R.C.S. Luxembourg: B 162.340